As filed with the Securities and Exchange Commission on March 8, 2012

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EV ENERGY PARTNERS, L.P.

EV ENERGY FINANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	20-4745690
Delaware	26-1143405
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 800

Houston, Texas 77002

Telephone: (713) 651-1144

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael E. Mercer

1001 Fannin Street, Suite 800

Houston, Texas 77002

Telephone: (713) 651-1144

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

George G. Young III

Kendall Hollrah

Haynes and Boone, LLP

1221 McKinney, Suite 2100

Houston, Texas 77010

Telephone: (713) 547-2000

Fax: (713) 236-5699

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective, as determined by the applicable Registrant.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Aggregate Offering Price/Amount of Registration Fee
8.0% Senior Notes due 2019	(1)
Common Units representing limited partner interests	(1)
Debt Securities	(1)
Guarantees of Debt Securities and 8.0% Senior Notes due 2019	(1)(2)

(1)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrants are deferring payment of all of the registration fee, except for $8,381.52 that has been paid previously with respect to $378,526,000 aggregate offering price of securities that already were registered pursuant to Registration Statement No. 333-146428 that have not yet been issued or sold. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this Registration Statement. An indeterminate amount of securities is being registered as may from time to time be issued at indeterminate prices. Any additional filing fees will be paid on a pay-as-you-go basis.
(2)	If a series of debt securities is guaranteed, such series will be guaranteed by all subsidiaries other than “minor” subsidiaries as such term is interpreted in securities regulations governing financial reporting for guarantors. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

EXPLANATORY NOTE

This Registration Statement contains two separate forms of prospectuses to be used in connection with offerings of our 8.0% Senior Notes due 2019 and Common Units and other Debt Securities.

SCHEDULE A

SUBSIDIARY GUARANTORS

The following are co-registrants that may guarantee the debt securities, including the 8.0% senior notes due 2019.

Exact Name of Registrant as specified in its charter	State or other jurisdiction of incorporation	I.R.S. Employer Identification Number
EV PROPERTIES GP, LLC	Delaware	20-4743943
EV PROPERTIES, L.P.	Delaware	20-4745543
EVCG GP, LLC	Delaware	14-1977274
CGAS PROPERTIES, L.P.	Delaware	14-1977277
EVPP GP, LLC	Delaware	20-4748340
ENERVEST PRODUCTION PARTNERS, LTD.	Texas	76-0628619
ENERVEST MONROE MARKETING, LTD.	Texas	55-0817606
ENERVEST MONROE GATHERING, LTD.	Texas	55-0817608
ENERVEST CARGAS, LTD.	Texas	20-2402387

PROSPECTUS

EV Energy Partners, L.P.

EV Energy Finance Corp.

8.0% Senior Notes due 2019

We may offer, from time to time, additional amounts of our existing 8.0% Senior Notes due 2019, which we sometimes call the “original notes” or the “existing notes.” Any additional notes will be issued under the indenture pursuant to which we issued the original notes on March 22, 2011. Further, any additional notes that we may issue will be treated as a single class with the original notes for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase. We sometimes refer to the original notes and the additional notes collectively as the “notes.”

The notes will mature April 15, 2019, and will pay interest semi-annually in cash in arrears on April 15 and October 15. Generally, our wholly-owned subsidiaries (other than the co-issuer, EV Energy Finance Corp.) will guarantee the notes on a senior unsecured basis. The notes will be the issuers’ and the guarantors’ senior unsecured obligations and will rank equally in right of payment with all of the issuers’ and the guarantors’ other senior indebtedness. The notes, however, will be effectively junior in right of payment to the issuers’ and the guarantors’ secured indebtedness to the extent of the value of the assets securing such indebtedness.

We may redeem the notes, in whole or in part, at any time on or after April 15, 2015 at the redemption prices specified under “Description of Notes—Optional Redemption,” plus accrued and unpaid interest. We may also redeem the notes, in whole or in part, at a “make-whole” redemption price specified under “Description of Notes—Optional Redemption,” plus accrued and unpaid interest, at any time prior to April 15, 2015. In addition, we may redeem up to 35% of the notes before April 15, 2014 with the net cash proceeds from certain equity offerings.

We may offer and sell additional notes to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus generally describes the terms of the notes; however, the principal amount of any additional notes that we may offer, together with their offering price and initial interest payment date and the specific manner in which we will offer them, will be included in a supplement to this prospectus relating to that offering.

You should carefully read this prospectus and any prospectus supplement before you invest. You also should read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and our financial statements. This prospectus may not be used to consummate sales of notes unless accompanied by a prospectus supplement.

Investing in our notes involves risks. Limited partnerships are inherently different from corporations. You should carefully consider the risk factors beginning on page 8 of this prospectus and in the applicable prospectus supplement before you make an investment in our notes.

Neither the Securities and Exchange Commission nor any other states securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 8, 2012.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the “SEC”, using a “shelf” registration process. Under this shelf process, we may sell the notes described in this prospectus in one or more offerings. This prospectus provides you with a detailed description of the notes. Each time we sell notes, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the principal amount of the notes, their offering price and the initial interest payment date on the notes. That prospectus supplement may include additional risk factors or other special considerations applicable to the particular offering. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.

Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information.” You are urged to read this prospectus carefully, including the “Risk Factors,” and our SEC reports in their entirety before investing in our notes.

Unless the context requires otherwise, references to “EV Energy,” “the Partnership,” “we,” “us,” “our” and similar terms refer to EV Energy Partners, L.P. and its operating limited partnership and other subsidiaries, including EV Energy Finance Corp. With respect to the cover page and in the sections entitled “The Offering” and “Description of Notes,” “EV Energy,” “the partnership,” “we,” “our” and “us” refer only to EV Energy Partners, L.P. and EV Energy Finance Corp. and not to our operating limited partnership or other subsidiaries. References to “EnerVest” refer to EnerVest, Ltd. and its partnerships and other entities under common ownership.

In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these notes in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or in the documents incorporated by reference into this prospectus or any prospectus supplement are accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated documents, as the case may be.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference that are not historical facts contain “forward-looking statements.” These forward-looking statements relate to, among other things, the following:

•	our future financial and operating performance and results;

•	our business strategy;

•	our estimated net proved reserves and standardized measure

•	market prices;

•	our future derivative activities; and

•	our plans and forecasts.

We have based these forward-looking statements on our current assumptions, expectations and projections about future events.

We use the words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “may,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. You should read statements that contain these words carefully because they discuss future expectations, contain projections of results of operations or of our financial condition and/or state other “forward-looking” information. We do not undertake any obligation to update or revise publicly any forward-looking statements, expect as required by law. These statements also involve risks and uncertainties that could cause our actual results or financial condition to materially differ from our expectations in this prospectus and the documents incorporated herein by reference, including, but not limited to:

•	fluctuations in prices of oil and natural gas;

•	significant disruptions in the financial markets;

•	future capital requirements and availability of financing;

•	uncertainty inherent in estimating our reserves;

•	risks associated with drilling and operating wells;

•	discovery, acquisition, development and replacement of oil and natural gas reserves;

•	cash flows and liquidity;

•	timing and amount of future production of oil and natural gas;

•	availability of drilling and production equipment;

•	marketing of oil and natural gas;

•	developments in oil and natural gas producing countries;

•	competition;

•	general economic conditions;

•	governmental regulations;

•	receipt of amounts owed to us by purchasers of our production and counterparties to our derivative financial instrument contracts;

•	hedging decisions, including whether or not to enter into derivative financial instruments;

•	events similar to those of September 11, 2001;

•	actions of third party co-owners of interest in properties in which we also own an interest;

•	fluctuations in interest rates and the value of the U.S. dollar in international currency markets; and

•	our ability to effectively integrate companies and properties that we acquire.

You should consider these risks and those we set out or incorporate into the “Risk Factors” section of this prospectus before you purchase our securities.

Events may occur in the future that we are unable to accurately predict, or over which we have no control that cause our forward-looking statements to become inaccurate. When considering our forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and in the documents incorporated by reference. The risk factors and other factors noted in this prospectus and in the documents incorporated by reference provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those contained in any forward-looking statement.

These events or factors could cause our results or performance to differ materially from those expressed in, or implied by, our forward-looking statements. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and, therefore, also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements that are included in this prospectus, our inclusion of this information is not a representation by us or any other person that our objectives and plans will be achieved.

Our forward-looking statements speak only at the date made, and we are under no obligation to update these forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated herein by reference. It does not contain all of the information that you should consider before making an investment decision. You should read the entire prospectus, together with the related prospectus supplement and the information incorporated therein and herein, for a more complete understanding of this offering. Please read “Risk Factors” beginning on page 8 of this prospectus for more information about important risks that you should consider before buying the notes.

EV Energy Partners, L.P.

We are an independent oil and natural gas partnership focused on the acquisition, production and development of oil and natural gas properties in the United States. Our primary business objective is to provide stability and growth in our cash distributions per unit over time. Our assets consist primarily of interests in producing and non-producing oil and natural gas properties located primarily in the following areas of operation:

•	the Barnett Shale;

•	the Appalachian Basin;

•	the Mid-Continent area;

•	the San Juan Basin;

•	the Monroe Field;

•	the Permian Basin;

•	Central and East Texas; and

•	Michigan.

Our properties are characterized by long-lived reserves with predictable decline rates, and, as of December 31, 2011, have an average proved reserve life of 19 years. Our fields generally have long production histories, with some fields having produced hydrocarbons for over 90 years.

At December 31, 2011, our estimated net proved oil and gas reserves were 1,144.4 billion cubic feet of natural gas equivalents (Bcfe), consisting of 808.6 billion cubic feet (Bcf) of natural gas, 40.9 million barrels (MMBbls) of natural gas liquids and 15.1 MMBbls of oil. Approximately 68% of our proved reserves were classified as proved developed as of December 31, 2011, and the total standardized measure of discounted future net cash flows was $1,406.1 million.

Principal Executive Offices

Our principal executive offices are located at 1001 Fannin, Suite 800, Houston, Texas 77002. Our telephone number is 713-651-1144. Our web site address is www.evenergypartners.com. The information on our web site is not part of this prospectus.

Our Organizational Structure

As a limited partnership, we are managed by our general partner, EV Energy GP, L.P., which in turn is managed by its general partner, EV Management, LLC. EV Management is ultimately responsible for the business and operations of our general partner and conducts our business and operations, and the board of directors and officers of EV Management make decisions on our behalf. EV Management is owned by EnerVest. The limited partners of EV Energy GP, L.P. are EnerVest, EV Investors, L.P., a limited partnership formed by EnerVest and members of our senior management, and institutional partnerships managed by EnCap Investments, L.P.

The diagram below depicts our organizational structure and ownership as of March 7, 2012:

(1)	Investment funds formed by EnCap Investments, L.P. (“EnCap”).
(2)	The diagram above does not include 3,873,357 Class B Units issued in connection with the reset of our IDRs, 2,052,581 of which are beneficially owned by our officers and directors.

The Offering

The summary below describes the principal terms of the notes. Some of the terms and conditions described below are subject to important limitations and exceptions. Please read “Description of Notes.”

The Issuers	EV Energy Partners, L.P. and EV Energy Finance Corp.

EV Energy Finance Corp., a Delaware corporation, is a 100%-owned subsidiary of EV Energy Partners, L.P. that has no material assets and was formed for the purpose of being a co-issuer of the notes. EV Energy Finance Corp. has no operations and no revenue other than as may be incidental to its activities as a co-issuer of the notes.

Notes Offered	The notes being offered by this prospectus are additional debt securities under an indenture pursuant to which we have previously issued $300 million in aggregate principal amount of our 8.0% senior notes due 2019. The principal amount of any additional notes we issue will be specified in the prospectus supplement relating to that offering. The additional notes and the original notes issued on March 22, 2011 will be treated as a single class of debt securities under the indenture.

Maturity Date	April 15, 2019.

Interest	Annual rate: 8.0%.

Payment frequency: every six months on April 15 and October 15.

First payment: As specified in the related prospectus supplement.

Ranking	The additional notes will be our senior unsecured obligations. Accordingly, they will rank:

•	equal in right of payment to all of our existing and future senior indebtedness;

•

effectively junior in right of payment to all of our existing and future secured indebtedness, including indebtedness under our senior secured credit facility, to the extent of the value of the collateral securing such indebtedness;

•

effectively junior in right of payment to all existing and future indebtedness and other liabilities of any subsidiaries that do not guarantee the notes (other than indebtedness and liabilities owed to us); and

•	senior in right of payment to any future subordinated indebtedness.

Guarantees	The payment of the additional notes will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by all of our existing subsidiaries other than EV Energy Finance Corp., which is a co-issuer of the notes, and by certain of our future subsidiaries. All of our subsidiary guarantors (except our operating partnership) also guarantee our senior secured credit facility on a senior secured basis.

In the future, the guarantees may be released and terminated under certain circumstances. Each guarantee will rank:

•	equal in right of payment to all existing and future senior indebtedness of the guarantor subsidiary;

•

effectively junior in right of payment to all existing and future secured indebtedness of the guarantor subsidiary, including its guarantee of indebtedness under our senior secured credit facility, to the extent of the value of the collateral securing such indebtedness; and

•	senior in right of payment to any future subordinated indebtedness of the guarantor subsidiary.

Our subsidiary guarantors own substantially all of our assets and substantially all of our liabilities other than the notes. The co-issuer of the notes, EV Energy Finance Corp., has no assets or any liabilities, other than as a co-issuer of the notes.

Optional Redemption	We will have the option to redeem the additional notes, in whole or in part, at any time on or after April 15, 2015, at the redemption prices described in this prospectus under the heading “Description of Notes—Optional Redemption,” together with any accrued and unpaid interest to the date of redemption. In addition, before April 15, 2015, we may redeem all or any part of the notes at the make-whole price set forth under “Description of Notes—Optional Redemption.”

Before April 15, 2014, we may, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the notes with the net proceeds of a public or private equity offering at a redemption price of 108.000% of the principal amount of the notes, plus any accrued and unpaid interest to the date of redemption, if at least 65% of the aggregate principal amount of the notes issued under the indenture remains outstanding immediately after such redemption and the redemption occurs within 180 days after the closing date of such equity offering.

Change of Control	If a change of control event occurs, each holder of additional notes may require us to repurchase all or a portion of its notes for cash at a price equal to 101% of the aggregate principal amount of such notes, plus any accrued and unpaid interest to the date of repurchase.

Certain Covenants	The indenture governing the additional notes will contain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	pay distributions on, purchase or redeem our units or purchase or redeem subordinated debt;

•	make investments;

•	incur or guarantee additional indebtedness or issue certain types of equity securities;

•	create certain liens;

•	sell assets;

•	consolidate, merge or transfer all or substantially all of our assets;

•	enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us;

•	engage in transactions with affiliates; and

•	create unrestricted subsidiaries.

These covenants are subject to important exceptions and qualifications that are described under “Description of Notes.”

If the notes achieve an investment grade rating from each of Moody’s Investor Service, Inc. and Standard & Poor’s Ratings Services, many of these covenants will terminate.

Risk Factors	See “Risk Factors” for a discussion of certain factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS

Investing in our notes involves risk. Please see the risk factors described in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks and the risks listed below, as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

An investment in a limited partnership is inherently different than an investment in a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in similar businesses. If any of the following risks were actually to occur, our business, financial condition or results of operations or cash flows could be materially adversely affected and we may be unable to service the indebtedness on our outstanding notes.

Risks Related to the Notes and other Indebtedness

Our leverage and debt service obligations may adversely affect our financial condition, results of operations, business prospects and our ability to make distributions to our unitholders and to service the notes.

We have a substantial amount of indebtedness. We are party to a $1.0 billion revolving credit facility with a borrowing base of $800 million. As of February 29, 2012, we had approximately $420 million in borrowings outstanding under the credit facility with additional borrowing capacity of $380 million. Total debt outstanding was $720 million, including the original notes. The terms and conditions governing our indebtedness, including the notes and our senior secured credit facility:

•

require us to dedicate a substantial portion of our cash flow from operations to service our existing debt, thereby reducing the cash available to finance our operations and other business activities and could limit our flexibility in planning for or reacting to changes in our business and the industry in which we operate;

•	increase our vulnerability to economic downturns and adverse developments in our business;

•

limit our ability to access the capital markets to raise capital on favorable terms or to obtain additional financing for working capital, capital expenditures or acquisitions or to refinance existing indebtedness;

•	place restrictions on our ability to obtain additional financing, make investments, lease equipment, sell assets and engage in business combinations;

•	place us at a competitive disadvantage relative to competitors with lower levels of indebtedness in relation to their overall size or less restrictive terms governing their indebtedness;

•	make it more difficult for us to satisfy our obligations under the notes or other debt and increase the risk that we may default on our debt obligations; and

•	limit management’s discretion in operating our business.

Our ability to meet our expenses and debt obligations will depend on our future performance, which will be affected by financial, business, economic, regulatory and other factors. We will not be able to control many of these factors, such as economic conditions and governmental regulation. We depend on our senior secured credit facility for future capital needs, because we use operating cash flows for investing activities and borrow as needed. We cannot be certain that our cash flow will be sufficient to allow us to pay the principal and interest on our debt, including the notes, and meet our other obligations. If we do not have enough money, we may be required to refinance all or part of our existing debt, including the notes, sell assets, borrow more money or raise equity. We may not be able to refinance our debt, sell assets, borrow more money or raise equity on terms acceptable to us, if at all. Our ability to comply with the financial and other restrictive covenants in our indebtedness will be affected by the levels of cash flow from our operations and future events and circumstances beyond our control. Failure to comply with these covenants would result in an event of default under our indebtedness, and such an event of default could adversely affect our business, financial condition and results of operations.

Availability under our senior secured credit facility is determined semi-annually, as well as upon the occurrence of certain events, by the lenders in their sole discretion, based primarily on reserve reports that reflect our banks’ projections of future commodity prices at such time. Significant declines in natural gas, NGL or oil prices may result in a decrease in our borrowing base. The lenders can unilaterally adjust the borrowing base and the borrowings permitted to be outstanding under our senior secured credit facility. Any increase in the borrowing base requires the consent of all the lenders. Outstanding borrowings in excess of the borrowing base must be repaid immediately, or we must pledge other properties as additional collateral. We do not currently have any substantial unpledged properties, and we may not have the financial resources in the future to make any mandatory principal prepayments required under our senior secured credit facility.

We may not be able to generate enough cash flow to meet our debt obligations.

We expect our earnings and cash flow to vary significantly from year to year due to the cyclical nature of our industry. As a result, the amount of debt that we can service in some periods may not be appropriate for us in other periods. Additionally, our future cash flow may be insufficient to meet our debt obligations and commitments, including the notes. Any insufficiency could negatively impact our business. A range of economic, competitive, business and industry factors will affect our future financial performance, and, as a result, our ability to generate cash flow from operations and to pay our debt, including the notes. Many of these factors, such as oil and natural gas prices, economic and financial conditions in our industry and the global economy or competitive initiatives of our competitors, are beyond our control.

If we do not generate enough cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as:

•	refinancing or restructuring our debt;

•	selling assets;

•	reducing or delaying capital investments; or

•	seeking to raise additional capital.

However, we cannot assure you that undertaking alternative financing plans, if necessary, would allow us to meet our debt obligations. Our inability to generate sufficient cash flow to satisfy our debt obligations, including our obligations under the notes, or to obtain alternative financing, could materially and adversely affect our ability to make payments on the notes and our business, financial condition, results of operations and prospects.

We distribute all of our available cash to our unitholders after reserves established by our general partner, which may limit the cash available to service the notes or repay them at maturity.

Subject to the limitations on restricted payments contained in the indenture governing the notes offered hereby and in our senior secured credit facility, we will distribute all of our “available cash” each quarter to our unitholders. “Available cash” is defined in our partnership agreement, and it generally means, for each fiscal quarter, all cash on hand at the end of the quarter:

•	less the amount of cash reserves established by our general partner to:

•	provide for the proper conduct of our business;

•	comply with applicable law, any of our debt instruments or other agreements; or

•	provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters;

•	plus, if our general partner so determines, all or a portion of cash on hand on the date of determination of available cash for the quarter including cash from working capital borrowings.

As a result, we may not accumulate significant amounts of cash. These distributions could significantly reduce the cash available to us in subsequent periods to make payments on the notes.

The notes and the guarantees will be unsecured and effectively subordinated to our and our subsidiary guarantors’ existing and future secured indebtedness.

The notes and the guarantees will be general unsecured senior obligations ranking effectively junior in right of payment to all existing and future secured debt of ours and that of each subsidiary guarantor, respectively, including obligations under our senior secured credit facility, to the extent of the value of the collateral securing the debt. At February 29, 2012, consolidated indebtedness was $720 million, $420 million of which is secured by liens on our assets.

If we or a subsidiary guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any secured debt of ours or of that subsidiary guarantor will be entitled to be paid in full from our assets or the assets of the guarantor, as applicable, securing that debt before any payment may be made with respect to the notes or the affected guarantees. Holders of the notes will participate ratably with all holders of our other unsecured indebtedness that does not rank junior to the notes, including all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes would likely receive less, ratably, than holders of secured indebtedness.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our senior secured credit facility bear interest at variable rates and expose us to interest rate risk. If interest rates increase and we are unable to effectively hedge our interest rate risk, our debt service obligations on the variable rate indebtedness would increase even if the amount borrowed remained the same, and our net income and cash available for servicing our indebtedness would decrease. If interest rates on our facility increased by 1%, interest expense for the year ended December 31, 2011 would have increased by approximately $3.2 million.

Despite our and our subsidiaries’ current level of indebtedness, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, subject to certain limitations, including under our senior secured credit facility and under the indenture for the notes offered hereby. For example, our borrowing base under our senior secured credit facility is currently set at $800 million leaving additional borrowing capacity of $380 million. If new debt is added to our current debt levels, the related risks that we and our subsidiaries now face could increase. Our level of indebtedness could, for instance, prevent us from engaging in transactions that might otherwise be beneficial to us or from making desirable capital expenditures. This could put us at a competitive disadvantage relative to other less leveraged competitors that have more cash flow to devote to their operations. In addition, the incurrence of additional indebtedness could make it more difficult to satisfy our existing financial obligations, including those relating to the notes.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of certain change of control events, we would be required to offer to repurchase all or any part of the notes then outstanding for cash at 101% of the principal amount plus accrued and unpaid interest. The source of funds for any repurchase required as a result of any change of control will be our available cash or cash generated from our operations or other sources, including:

•	borrowings under our senior secured credit facility or other sources;

•	sales of assets; or

•	sales of equity.

We cannot assure you that sufficient funds would be available at the time of any change of control to repurchase your notes after first repaying any of our senior debt that may exist at the time. In addition, restrictions under our senior secured credit facility will not allow such repurchases and additional credit facilities we enter into in the future also may prohibit such repurchases. We cannot assure you that we can obtain waivers from the lenders. Additionally, using available cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future, which could negatively impact our ability to conduct our business operations.

A Delaware court has held that a provision similar to the change of control put right that will be in the indenture for the notes may not be enforceable if it is used to improperly limit the ability of equity owners to effect a change of control.

The Chancery Court of Delaware recently held that a provision in an indenture requiring a majority of board of directors of the company issuing the notes be “continuing directors” could breach the fiduciary duties of the board of directors and be unenforceable if improperly used to prevent shareholders from effecting a change of control of the company. Under the continuing director provision, a majority of the board of directors must be “continuing directors” defined as either (i) a director on the date of the indenture or (ii) a director whose election to the board of directors was approved by a majority of the continuing directors. Under the court’s decision, a decision by a board of directors not to approve dissident shareholder nominees as continuing directors and to allow a change of control to occur would be subject to enhanced fiduciary duties typically applied in corporate change of control disputes. If the directors did not properly discharge those fiduciary duties, the change of control put right could be unenforceable by the holders of the notes. As a result, the ability of the holders of notes to enforce the continuing director provision in situations in which the provision acted to impede a change of control would be subject to the enhanced judicial scrutiny of the actions by our directors not to approve the director nominees whose election caused the provision to be invoked.

A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, our subsidiary guarantees can be voided, or claims under the subsidiary guarantees may be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the subsidiary guarantor did not substantially benefit directly or indirectly from the issuance of the guarantees. If a court were to void a subsidiary guarantee, you would no longer have a claim against the subsidiary guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining subsidiary guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Our subsidiary guarantees may also be voided, without regard to the above factors, if a court finds that the subsidiary guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors.

Each subsidiary guarantee contains a provision intended to limit the subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. Such provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.

A financial failure by us or our subsidiaries may result in the assets of any or all of those entities becoming subject to the claims of all creditors of those entities.

A financial failure by us or our subsidiaries could affect payment of the notes if a bankruptcy court were to substantively consolidate us and our subsidiaries. If a bankruptcy court substantively consolidated us and our subsidiaries, the assets of each entity would become subject to the claims of creditors of all entities. This would expose holders of notes not only to the usual impairments arising from bankruptcy, but also to potential dilution of the amount ultimately recoverable because of the larger creditor base. Furthermore, forced restructuring of the notes could occur through the “cram-down” provisions of the bankruptcy code. Under these provisions, the notes could be restructured over your objections as to their general terms, primarily interest rate and maturity.

Because we are a holding company, we are financially dependent on receiving distributions from our subsidiaries.

We are a holding company and our assets consist primarily of investments in our subsidiaries. Our rights and the rights of our creditors, including holders of the notes, to participate in the distribution of assets of any entity in which we own an equity interest will be subject to prior claims of the entity’s creditors upon the entity’s liquidation or reorganization. However, we may ourselves be a creditor with recognized claims against this entity, but our claims would still be subject to the prior claims of any secured creditor of this entity and of any holder of indebtedness of this entity that is senior to that held by us. Accordingly, a holder of our debt securities, including holders of the notes, may be deemed to be effectively subordinated to those claims.

Many of the covenants contained in the indenture will terminate if the notes are rated investment grade by both Standard & Poor’s and Moody’s and no default (other than a reporting default) has occurred and is continuing.

Many of the covenants in the indenture governing the notes will terminate if the notes are rated investment grade by both Standard & Poor’s and Moody’s provided at such time no default (other than a reporting default) has occurred and is continuing. The covenants will restrict, among other things, our ability to pay distributions on our common units, incur debt and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade. However, termination of these covenants would allow us to engage in certain transactions that would not have been permitted while these covenants were in force, and the effects of any such transactions will be permitted to remain in place even if the notes are subsequently downgraded below investment grade. See “Description of Notes—Covenant Termination.”

If we were to become subject to entity-level taxation for U.S. federal income tax purposes or in states where we are not currently subject to entity-level taxation, our cash available for payment on the notes could be materially reduced.

In order for us to avoid paying U.S. federal income tax at the entity level, we must qualify for treatment as a partnership for U.S. federal income tax purposes. In order to qualify for partnership treatment, at least 90% of our annual gross income must be “qualifying income” derived from marketing crude oil and natural gas and other specified activities. While we believe 90% or more of our gross income for each taxable year consists of qualifying income, and we intend to meet this gross income requirement for future taxable years, we may not find it possible, regardless of our efforts, to meet this gross income requirement or we may inadvertently fail to meet this gross income requirement. Moreover, at the federal level, legislation has recently been considered by members of Congress that would have eliminated partnership tax treatment for certain publicly traded partnerships. Although it does not appear that the legislation considered would have affected our tax treatment, we are unable to predict whether any of these changes or other proposals will ultimately be enacted. Moreover, any modification to the federal income tax laws and interpretations thereof may or may not be applied retroactively.

If we were treated as a corporation for U.S. federal income tax purposes, we would pay U.S. federal income tax on our income at the corporate tax rate, which is currently a maximum of 35%, and would likely pay state income taxes at varying rates in some states where we are not currently subject to state income tax. If we were required to pay tax on our taxable income, our anticipated cash flow could be materially reduced, which could materially and adversely affect our ability to make payments on the notes and on our other debt obligations.

In addition, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise and other forms of taxation. The imposition of such taxes could reduce the cash available for payment on the notes and on our other debt obligations.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of notes covered by this prospectus for general corporate purposes, which may include, among other things:

•	paying or refinancing all or a portion of our indebtedness outstanding at the time; and

•	funding working capital, capital expenditures or acquisitions.

The actual application of proceeds from the sale of any particular offering of notes using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents our ratios of earnings to fixed charges for the years ended December 31, 2011, 2010, 2009, 2008 and 2007. For purposes of computing the ratios of earnings to fixed charges, earnings consist of pre-tax income from continuing operations before adjustment for equity income from equity method investees plus fixed charges, amortization of capitalized interest and distributed income from investees, and our share of pre-tax losses of investees for which charges arising from guarantees are included in fixed charges, each as accounted for under the equity method, less capitalized interest, preference security dividend requirements of consolidated subsidiaries, and the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of the sum of interest expensed and capitalized, plus amortized premiums, discounts and capitalized expenses related to indebtedness, an estimated interest component of rental expense, and preference security dividend requirements of consolidated subsidiaries.

	Year Ended December 31,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	4.37	11.18	1.13	15.00	2.40

DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, the term “Company,” “us,” “our” or “we” refers only to EV Energy Partners, L.P. and not to any of its subsidiaries, the term “Finance Corp.” refers to EV Energy Finance Corp. and the term “Issuers” refers to the Company and Finance Corp.

The 8.0% senior notes due 2019 offered hereby, which we refer to as the “new notes,” are an additional issuance of our 8.0% senior notes due 2019 and will be treated as a single class with the $300 million in aggregate principal amount of such notes, which we refer to as the “old notes,” originally issued on March 22, 2011. The new notes will be issued under the indenture, dated as of March 22, 2011, among the Issuers, the Guarantors and U.S. Bank National Association, as trustee. The new notes and the old notes are collectively referred to as the “notes” in this “Description of Notes.” The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as Holders of the notes. Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.

The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

Brief Description of the Notes and the Subsidiary Guarantees

The Notes. The notes:

•	will be general unsecured obligations of the Issuers;

•	will rank equal in right of payment with all existing and future Senior Debt of either of the Issuers;

•

will rank effectively junior in right of payment to any secured Indebtedness of either of the Issuers, including Indebtedness under the Credit Agreement, to the extent of the value of the collateral securing such Indebtedness;

•	will rank senior in right of payment to any future subordinated Indebtedness of either of the Issuers; and

•	will be unconditionally guaranteed by the Guarantors on a senior unsecured basis.

The Subsidiary Guarantees. The notes are currently guaranteed by all of the Company’s existing Subsidiaries (other than Finance Corp.).

Each guarantee of the notes:

•	will be a general unsecured obligation of the Guarantor;

•	will rank equal in right of payment with all existing and future Senior Debt of that Guarantor;

•

will rank effectively junior in right of payment to any secured Indebtedness of that Guarantor, including Indebtedness under the Credit Agreement, to the extent of the value of the collateral securing such Indebtedness; and

•	will rank senior in right of payment to any future subordinated Indebtedness of that Guarantor.

As of February 29, 2012, the Company and the Guarantors had total Senior Debt of approximately $720 million, consisting of the old notes and approximately $420 million outstanding under the Credit Agreement.

The indenture will permit us and the Guarantors to incur additional Indebtedness, including additional Senior Debt.

Restricted Subsidiaries of the Company (including any newly created or acquired Restricted Subsidiaries of the Company) guarantee the notes only under the circumstances described below under the subheading “—Certain Covenants—Additional Subsidiary Guarantees.” In the event of a bankruptcy, liquidation or reorganization of any non-guarantor Subsidiary, the non-guarantor Subsidiary will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to us.

At the date of the indenture, all of our Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture.

Our Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

The Issuers issued the old notes in an aggregate principal amount of $300.0 million and will issue the new notes from time to time in an unlimited aggregate principal amount. The prospectus supplement relating to any offering of new notes will state the aggregate principal amount of the new notes. Any offering of new notes is subject to the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The old notes and any new notes subsequently issued under the indenture, together with any Exchange Notes, will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuers may issue notes only in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on April 15, 2019.

Interest on the notes accrues at the rate of 8.000% per annum and is payable semi-annually in arrears on April 15 and October 15, commencing on April 15, 2012. Interest on overdue principal and interest will accrue at a rate that is 1.0% higher than the then applicable interest rate on the notes. The Issuers will make each interest payment to the Holders of record on the immediately preceding April 1 and October 1.

Interest on the notes will accrue from March 22, 2011 or, if interest has already been paid, from the date it was most recently paid, in the case of the old notes, and on the date indicated in the related prospectus supplement, in the case of the new notes.

If an interest payment date falls on a day that is not a Business Day, the interest payment to be made on such interest payment date will be made on the next succeeding Business Day with the same force and effect as if made on such interest payment date, and no additional interest will accrue solely as a result of such delayed payment.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Issuers, the Issuers will pay all principal, interest and premium, if any, on that Holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The trustee is acting as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. No service charge will be imposed by the Issuers, the trustee or the registrar for any registration of transfer or exchange of notes, but Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any note selected for redemption. Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

Currently, all of our existing Subsidiaries, excluding Finance Corp., will fully and unconditionally guarantee the notes on a senior unsecured basis. Neither we nor Finance Corp. have any independent assets or operations apart from the assets and operations of our Subsidiaries. In the future, the Restricted Subsidiaries of the Company will be required to guarantee the notes under the circumstances described under “—Certain Covenants— Additional Subsidiary Guarantees.” These Subsidiary Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law, although this limitation may not be effective to prevent the Subsidiary Guarantees from being voided in bankruptcy. See “Risk Factors—Risks Related to the Notes and other Indebtedness—A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims.”

A Guarantor may not sell or otherwise dispose of, in one or more related transactions, all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes, pursuant to a supplemental indenture substantially in the form specified in the indenture, all the obligations of that Guarantor under the notes, the indenture and its Subsidiary Guarantee on terms set forth therein; or

(b) such transaction complies with the “Asset Sales” provisions of the indenture.

The Subsidiary Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition complies with the “Asset Sales” provisions of the indenture;

(2) in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition complies with the “Asset Sales” provisions of the indenture and that Guarantor no longer qualifies as a Subsidiary of the Company as a result of such disposition;

(3) if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4) upon Legal Defeasance or Covenant Defeasance as described below under the caption “—Legal Defeasance and Covenant Defeasance” or upon satisfaction and discharge of the indenture as described below under the caption “—Satisfaction and Discharge”;

(5) upon the liquidation or dissolution of such Guarantor provided no Default or Event of Default has occurred that is continuing;

(6) at such time as such Guarantor ceases both (x) to guarantee any other Indebtedness of either of the Issuers and any Indebtedness of any other Guarantor (except as a result of payment under any such other guarantee) and (y) to be an obligor with respect to any Indebtedness under any Credit Facility; or

(7) upon such Guarantor consolidating with, merging into or transferring all of its properties or assets to the Company or another Guarantor, and as a result of, or in connection with, such transaction such Guarantor dissolving or otherwise ceasing to exist.

See “—Repurchase at the Option of Holders—Asset Sales.”

Optional Redemption

Except as otherwise described in this section and in the last paragraph of “—Repurchase at the Option of Holders—Change of Control,” the notes will not be redeemable at the Issuers’ option prior to April 15, 2015. The Issuers are not, however, prohibited from acquiring the notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise, so long as the acquisition does not violate the terms of the indenture.

At any time prior to April 15, 2014, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 108.000% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), with the net cash proceeds of one or more Equity Offerings by the Company, provided that:

(1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Company and its Subsidiaries); and

(2) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

On and after April 15, 2015, the Issuers may redeem all or a part of the notes, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes to be redeemed to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year	Percentage
2015	104.000%
2016	102.000%
2017 and thereafter	100.000%

Prior to April 15, 2015, the Issuers may redeem all or part of the notes at a redemption price equal to the sum of:

(1) the principal amount thereof, plus

(2) the Make Whole Premium at the redemption date, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

(1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2) if the notes are not listed on any national securities exchange, on a pro rata basis (or, in the case of notes in global form, the trustee will select notes for redemption based on DTC’s method that most nearly approximates a pro rata selection).

No notes of $2,000 or less can be redeemed in part. Notices of optional redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that optional redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notice of any redemption, including, without limitation, upon an Equity Offering, may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the applicable Holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption, unless the redemption is subject to a condition precedent that is not satisfied or waived. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

The notice of redemption with respect to a redemption described in the fourth paragraph under “—Optional Redemption” need not set forth the Make Whole Premium but only the manner of calculation thereof.

Mandatory Redemption

Except as set forth below under “—Repurchase at the Option of Holders,” neither of the Issuers is required to make mandatory redemption or sinking fund payments with respect to the notes or to repurchase the notes at the option of the Holders.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s notes pursuant to an offer (“Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer a payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Settlement Date. Within 30 days following any Change of Control, the Company will mail a notice to each Holder and the trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Settlement Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On or before the Change of Control Settlement Date, the Company will, to the extent lawful, accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer. Promptly thereafter on the Change of Control Settlement Date, the Company will:

(1) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(2) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

On the Change of Control Settlement Date, the paying agent will mail to each Holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the trustee will authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, however, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Settlement Date.

The Company’s ability to repurchase notes pursuant to a Change of Control Offer may be restricted by the terms of any Credit Facility, and may be prohibited or otherwise limited by the terms of any then existing borrowing arrangements and the Company’s financial resources. The exercise by the holders of notes of their right to require the Company to repurchase the notes upon a Change of Control Offer could cause a default under these other agreements, even if the Change of Control itself does not, due to the financial effect of such repurchases on the Company or otherwise. The Credit Agreement provides that certain change of control events with respect to the Company would constitute an event of default thereunder, entitling the lenders, among other things, to accelerate the maturity of all Indebtedness outstanding thereunder. Any future credit agreements or other agreements relating to Indebtedness to which the Company or any Guarantor becomes a party may contain similar restrictions and provisions. The indenture will provide that, prior to complying with any of the provisions of this “Change of Control” covenant, but in any event no later than the Change of Control Settlement Date, the Company or any Guarantor must either repay all of its other outstanding Indebtedness or obtain the requisite consents, if any, under all agreements governing such Indebtedness to permit the repurchase of notes required by this covenant. If the Company does not obtain the requisite consents or repay all of its other outstanding Indebtedness, the Company will remain prohibited from purchasing notes under those other agreements. The Company’s failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under other Indebtedness.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture will not contain provisions that permit the Holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption of all notes has been given pursuant to the indenture as described above under the caption “—Optional Redemption” unless there is a default in payment of the applicable redemption price.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for such Change of Control at the time of making the Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

In the event that Holders of not less than 90% in aggregate principal amount of the outstanding notes accept a Change of Control Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as described above) purchases all of the notes held by such Holders, the Issuers will have the right, upon not less than 30 nor more than 60 days prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the notes that remain outstanding, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration (including by way of relief from, or any Person assuming responsibilities for, any liabilities, contingent or otherwise) at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the aggregate consideration received by the Company and its Restricted Subsidiaries in the Asset Sale is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on the Company’s or any Restricted Subsidiary’s most recent balance sheet, of the Company or such Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated in right of payment to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability;

(b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are, within 180 days after the Asset Sale, converted by the Company or such Subsidiary into cash, to the extent of the cash received in that conversion; and

(c) accounts receivable of a business retained by the Company or any of its Restricted Subsidiaries, as the case may be, following the sale of such business, provided that such accounts receivable (i) are not past due more than 90 days and (ii) do not have a payment date greater than 120 days from the date of the invoices creating such accounts receivable.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or any Restricted Subsidiary) may apply those Net Proceeds at its option to any combination of the following:

(I) to prepay, repay, redeem or repurchase Senior Debt;

(II) to invest in or acquire Additional Assets; or

(III) to make capital expenditures in respect of the Company’s or its Restricted Subsidiaries’ Oil and Gas Business.

The requirement of clause (II) or (III) of the preceding paragraph shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to therein is entered into by the Company or any of its Restricted Subsidiaries with a Person other than an Affiliate of the Company within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within six months following the date such agreement is entered into.

Pending the final application of any Net Proceeds, the Company or any Restricted Subsidiary may invest the Net Proceeds in any manner that is not prohibited by the indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.”

On the 366th day after an Asset Sale (or, at the Company’s option, any earlier date), if the aggregate amount of Excess Proceeds then exceeds $20.0 million, the Company will make an offer (the “Asset Sale Offer”) to all Holders of notes, and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of settlement, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

The Company’s ability to repurchase notes in an Asset Sale Offer may be restricted by the terms of any Credit Facility, and may be prohibited or otherwise limited by the terms of any then existing borrowing arrangements and the Company’s financial resources. The exercise by the Holders of notes of their right to require the Company to repurchase the notes upon an Asset Sale Offer could cause a default under these other agreements, even if the Asset Sale itself does not, due to the financial effect of such repurchases on the Company or otherwise. In the event an Asset Sale occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of the applicable lenders to the purchase of notes or could attempt to refinance the Indebtedness that contain such prohibitions. If the Company does not obtain a consent or repay the Indebtedness, the Company will remain prohibited from purchasing notes. In that case, the Company’s failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under other Indebtedness.

Certain Covenants

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or payable to the Company or a Restricted Subsidiary of the Company);

(2) repurchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3) make any payment on or with respect to, or repurchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the notes or any Subsidiary Guarantee (excluding (a) any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries, (b) the purchase, repurchase or other acquisition of Indebtedness that is subordinated in right of payment to the notes or the Subsidiary Guarantees acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of repurchase or other acquisition, and (c) any payment of principal or interest at the Stated Maturity thereof); or

(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment, no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:

(I) if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment (the “Trailing Four Quarters”) is not less than 2.25 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (8), (9) and (11) of the next succeeding paragraph) with respect to the quarter for which such Restricted Payment is made, is less than the sum, without duplication, of:

(a) Available Cash with respect to the Company’s preceding fiscal quarter, plus

(b) 100% of the aggregate net cash proceeds, and the fair market value of any Capital Stock of Persons engaged primarily in the Oil and Gas Business or any other assets that are used or useful in the Oil and Gas Business, in each case received by the Company after the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified

Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company), plus

(c) to the extent that any Restricted Investment made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital to the Company or any of its Restricted Subsidiaries with respect to such Restricted Investment (less the cost of disposition, if any), plus

(d) the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances or other transfers of assets in each case to the Company or any of its Restricted Subsidiaries from any Person (including without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries,

in each case to the extent such amounts have not been included in Available Cash for any period commencing on or after the date of the indenture (items (b), (c) and (d) being referred to as “Incremental Funds”), minus

(e) the aggregate amount of Incremental Funds previously expended pursuant to this clause (I) and clause (II) below; or

(II) if the Fixed Charge Coverage Ratio for the Trailing Four Quarters is less than 2.25 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (8), (9) and (11) of the next succeeding paragraph) with respect to the quarter for which such Restricted Payment is made (such Restricted Payments for purposes of this clause (II) meaning only distributions on units of the Company plus the related distributions to the General Partner), is less than the sum, without duplication, of:

(a) $120.0 million less the aggregate amount of all prior Restricted Payments made by the Company and its Restricted Subsidiaries pursuant to this clause (II)(a) since the date of the indenture, plus

(b) Incremental Funds to the extent not previously expended pursuant to this clause (II) or clause (I) above.

The preceding provisions will not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration the payment would have complied with the provisions of the indenture;

(2) the repurchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary of the Company) to the equity capital of the Company or (b) sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock), with a sale being deemed substantially concurrent if such repurchase, redemption, defeasance or other acquisition or retirement for value occurs not more than 120 days after such sale; provided, however, that the amount of any such net cash proceeds that are utilized for any such repurchase, redemption, defeasance or other acquisition or retirement for value will be excluded or deducted from the calculation of Available Cash and Incremental Funds;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(4) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of such Restricted Subsidiary’s Equity Interests on a pro rata basis;

(5) so long as no Default (other than a Reporting Default) or Event of Default shall have occurred and be continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company pursuant to any director or employee equity subscription agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement; provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any calendar year (with any portion of such $5.0 million amount that is unused in any calendar year to be carried forward to successive calendar years and added to such amount) plus, to the extent not previously applied or included, (a) the cash proceeds received by the Company or any of its Restricted Subsidiaries from sales of Equity Interests of the Company to employees or directors of the Company or its Affiliates that occur after the date of the indenture (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clauses (I)(b) or (II)(b) of the first paragraph of this covenant) and (b) the cash proceeds of key man life insurance policies received by the Company or any of its Restricted Subsidiaries after the date of the indenture;

(6) repurchases of Indebtedness that is subordinated in right of payment to the notes or a Subsidiary Guarantee at a purchase price not greater than (i) 101% of the principal amount of such subordinated Indebtedness in the event of a Change of Control or (ii) 100% of the principal amount of such subordinated Indebtedness in the event of an Asset Sale, in each case plus accrued and unpaid interest thereon, in connection with any change of control offer or asset sale offer required by the terms of such Indebtedness, but only if:

(a) in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations under the provisions described under “—Repurchase at the Option of Holders—Change of Control”; or

(b) in the case of an Asset Sale, the Company has complied with and fully satisfied its obligations in accordance with the covenant under the heading, “—Repurchase at the Option of Holders—Asset Sales”;

(7) the repurchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Restricted Subsidiary of the Company representing fractional shares of such Equity Interests in connection with a merger or consolidation involving the Company or such Restricted Subsidiary or any other transaction permitted by the indenture;

(8) repurchases of Equity Interests deemed to occur upon the exercise or conversion of unit options, restricted units, phantom units, warrants, incentives, rights to acquire Equity Interests or other derivative securities if such Equity Interests represent a portion of the exercise, exchange or conversion price thereof;

(9) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officers, directors or employees of the Company or any of its Restricted Subsidiaries in connection with the exercise or vesting of any equity compensation (including, without limitation, unit options, restricted units, phantom units, warrants, incentives, rights to acquire Equity Interests or other derivative securities) in order to satisfy any tax withholding obligation with respect to such exercise or vesting;

(10) any payments in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by the indenture not to exceed $5.0 million in the aggregate after the date of the indenture; or

(11) so long as no Default (other than a Reporting Default) or Event of Default shall have occurred and be continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $5.0 million since the date of the indenture.

The amount of all Restricted Payments (other than cash) will be the fair market value, on the date of the Restricted Payment, of the Restricted Investment proposed to be made or the asset(s) or securities proposed to be transferred or issued by the Company or any of its Restricted Subsidiaries, as the case may be, pursuant to the Restricted Payment. The fair market value of any Restricted Investment, assets or securities that are required to be valued by this covenant will be determined in accordance with the definition of that term. For purposes of determining compliance with this “Restricted Payments” covenant, (x) in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1)-(11), the Company will be permitted to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this covenant; and (y) in the event a Restricted Payment is made pursuant to clause (I) or (II) of the second preceding paragraph, the Company will be permitted to classify whether all or any portion thereof is being (and in the absence of such classification shall be deemed to have classified the minimum amount possible as having been) made with Incremental Funds.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness, the Company will not issue any Disqualified Stock, and the Company will not permit any of its Restricted Subsidiaries to issue any preferred securities; provided, however, that the Company and any of its Restricted Subsidiaries may incur Indebtedness, the Company may issue Disqualified Stock or a Guarantor may issue preferred securities, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred securities are issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock or preferred securities had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any Disqualified Stock described in clause (5) or (12) or any preferred securities described in clause (11) below (collectively, “Permitted Debt”):

(1) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness (including letters of credit) under one or more Credit Facilities, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) and then outstanding does not exceed the greater of (a) $1.3 billion and (b) $900 million plus an amount equal to 35.0% of the Company’s Adjusted Consolidated Net Tangible Assets;

(2) the incurrence by the Company or its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by the Company and the Guarantors of Indebtedness represented by the notes issued and sold in this offering and the related Subsidiary Guarantees;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary and related financing costs, and Attributable Debt in respect of sale and leaseback transactions, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (4), provided that after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred pursuant to this clause (4) and then outstanding does not exceed $25.0 million;

(5) the incurrence or issuance by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance,

renew, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) or Disqualified Stock of the Company, in each case that was permitted by the indenture to be incurred or issued under the indenture (including Indebtedness previously incurred or Disqualified Stock previously issued pursuant to this clause (5));

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among any of the Company and any of its Restricted Subsidiaries; provided, however, that:

(a) if the Company is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, or if a Guarantor is the obligor on such Indebtedness and neither the Company nor another Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Subsidiary Guarantee of such Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence (as of the date of such issuance, sale or transfer) of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the incurrence by the Company or any of its Restricted Subsidiaries of obligations under Hedging Contracts;

(8) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this covenant;

(9) the incurrence by the Company or any of its Restricted Subsidiaries of obligations relating to net Hydrocarbon balancing positions arising in the ordinary course of business and consistent with past practice;

(10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety and similar bonds issued for the account of the Company and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Company or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

(11) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any preferred securities; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred securities being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b) any sale or other transfer of any such preferred securities to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an issuance (as of the date of such issuance, sale or transfer) of such preferred securities by such Restricted Subsidiary that was not permitted by this clause (11);

(12) the incurrence by the Company or its Restricted Subsidiaries of Permitted Acquisition Indebtedness;

(13) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business;

(14) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and the Restricted Subsidiaries;

(15) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness (other than for money borrowed) in respect of bid, performance, surety, plugging and abandonment or similar bonds issued for the account of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(16) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the Company or any Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Subsidiary in a transaction permitted by the indenture, other than guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(17) the incurrence by the Company or any of its Restricted Subsidiaries of liability in respect of Indebtedness of any Unrestricted Subsidiary of the Company or any Joint Venture but only to the extent that such liability is the result of the Company’s or any such Restricted Subsidiary’s being a general partner or member of, or owner of an Equity Interest in, such Unrestricted Subsidiary or Joint Venture and not as guarantor of such Indebtedness and provided that after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (17) and then outstanding does not exceed $25.0 million; and

(18) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance by the Company of additional Disqualified Stock, provided that, after giving effect to any such incurrence or issuance, the aggregate principal amount of all Indebtedness and Disqualified Stock incurred or issued under this clause (18) and then outstanding does not exceed the greater of (a) $50.0 million and (b) 4.0% of the Company’s Adjusted Consolidated Net Tangible Assets.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness or Disqualified Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) above, or is entitled to be incurred or issued pursuant to the first paragraph of this covenant, the Company will be permitted to divide and classify (or later classify, reclassify or re-divide in whole or in part in its sole discretion) such item of Indebtedness or Disqualified Stock in any manner that complies with this covenant. Any Indebtedness under Credit Facilities on the date of the indenture shall be considered incurred under the first paragraph of this covenant. For purposes of determining any particular amount of Indebtedness under this covenant, (i) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness otherwise included in the determination of such amount shall not also be included and (ii) if obligations in respect of letters of credit are incurred pursuant to a Credit Facility and are being treated as incurred pursuant to clause (1) of the definition of “Permitted Debt” and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or preferred securities in the form of additional shares of the same class of Disqualified Stock or preferred securities will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred securities for purposes of this covenant, provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. Further, the accounting reclassification of any obligation of the Company or any of its Restricted Subsidiaries as Indebtedness will not be deemed an incurrence of Indebtedness for purposes of this covenant.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets (whether now owned or hereafter acquired), securing Indebtedness, unless the notes or the Subsidiary Guarantee of such Restricted Subsidiary, as applicable, is secured on an equal and ratable basis with (or, in the case of obligations subordinated in right of payment to the notes or such Subsidiary Guarantee, as the case may be, on a basis senior (to at least the same extent as the notes are senior in right of payment) to) the obligations so secured until such time as such obligations are no longer secured by a Lien.

Any Lien on any property or assets of the Company or any of its Restricted Subsidiaries created for the benefit of the Holders of the notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged at such time as there are no other Liens of any kind (other than Permitted Liens) on such property or assets securing Indebtedness.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of its Restricted Subsidiaries to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements (including in respect of any Credit Facilities) as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements (or the agreements referred to in this clause (1)), or the Indebtedness to which those agreements (or the agreements referred to in this clause (1)) relate, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the date of the indenture, as determined by the Board of Directors of the Company in its reasonable and good faith judgment;

(2) the indenture, the notes and the Subsidiary Guarantees;

(3) applicable law, rule, regulation, order, approval, license, permit or similar restriction;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was otherwise permitted by the terms of the indenture to be incurred;

(5) instruments governing other Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred pursuant to an agreement entered into subsequent to the date of the indenture in accordance with the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that the provisions relating to such encumbrance or restriction contained in such instruments are not materially more restrictive, taken as a whole, than the provisions contained in the Credit Agreement and in the indenture as in effect on the date of the indenture, as determined by the Board of Directors of the Company in its reasonable and good faith judgment;

(6) customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements or similar operational agreements or in licenses or leases, in each case entered into in the ordinary course of business;

(7) Capital Lease Obligations, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business that impose restrictions on that property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(8) any agreement for the sale or other disposition of a Restricted Subsidiary of the Company that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, as determined by the Board of Directors of the Company in its reasonable and good faith judgment;

(10) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions limiting the disposition or distribution of assets or property in Joint Venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into (a) in the ordinary course of business or (b) with the approval of the Company’s Board of Directors, which limitations are applicable only to the assets or property that are the subject of such agreements;

(12) any agreement or instrument relating to any property or assets acquired after the date of the indenture, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisition;

(13) restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

(14) customary encumbrances and restrictions contained in agreements of the types described in the definition of “Permitted Business Investments”;

(15) Hedging Contracts permitted from time to time under the indenture;

(16) the issuance of preferred securities by a Restricted Subsidiary of the Company or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such preferred securities is permitted pursuant to the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and the terms of such preferred securities do not expressly restrict the ability of a Restricted Subsidiary of the Company to pay dividends or make any other distributions on its Equity Interests (other than requirements to pay dividends or liquidation preferences on such preferred securities prior to paying any dividends or making any other distributions on such other Equity Interests); and

(17) any Permitted Investment.

Merger, Consolidation or Sale of Assets

Neither of the Issuers may, directly or indirectly: (x) consolidate or merge with or into another Person (whether or not such Issuer is the survivor); or (y) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

(1) either: (a) such Issuer is the survivor; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as the Company is not a corporation;

(2) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of such Issuer under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) in the case of a transaction involving the Company and not Finance Corp., either

(a) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will, on the date of such transaction immediately after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” or

(b) immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, will be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction; or

(c) immediately after giving effect to such transaction and any related financing transactions on a pro forma basis, the Consolidated Net Worth of the Company will be greater than the Consolidated Net Worth of the Company immediately prior to such transaction; and

(5) such Issuer has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with the indenture.

Notwithstanding the restrictions described in the foregoing clause (4), any Restricted Subsidiary of the Company (other than Finance Corp.) may consolidate with, merge into or dispose of all or part of its properties and assets to the Company, and the Company will not be required to comply with the preceding clause (5) in connection with any such consolidation, merger or disposition.

Notwithstanding the second preceding paragraph, the Company is permitted to reorganize as any other form of entity in accordance with the following procedures provided that:

(1) the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Company into a form of entity other than a limited partnership formed under Delaware law;

(2) the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(3) the entity so formed by or resulting from such reorganization assumes all the obligations of the Company under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee;

(4) immediately after such reorganization no Default (other than a Reporting Default) or Event of Default exists; and

(5) such reorganization is not materially adverse to the Holders or Beneficial Owners of the notes (for purposes of this clause (5) a reorganization will not be considered materially adverse to the Holders or Beneficial Owners of the notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b) of the Code or any similar state or local law).

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Upon any consolidation or merger or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of an Issuer in accordance with the foregoing in which such Issuer is not the surviving entity, the surviving entity formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under the indenture with the same effect as if such surviving entity had been named as such Issuer in the indenture, and thereafter (except in the case of a lease of all or substantially all of such Issuer’s assets), such Issuer will be relieved of all obligations and covenants under the indenture and the notes.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Company’s Board of Directors, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view; and

(2) the Company delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an officers’ certificate certifying that such Affiliate Transaction complies with this covenant; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, a resolution of the Board of Directors of the Company set forth in an officers’ certificate certifying that such Affiliate Transaction or series of related Affiliated Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliated Transactions has been approved by either the Conflicts Committee of the Board of Directors of the Company (so long as the members of the Conflicts Committee approving the Affiliate Transaction or series of related Affiliate Transactions are disinterested) or a majority of the disinterested members of the Board of Directors of the Company.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement or arrangement, equity award, equity option or equity appreciation agreement or plan, employee benefit plan, officer or director indemnification agreement, severance agreement or other compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, and payments, awards, grants or issuances of securities pursuant thereto;

(2) transactions between or among any of the Company and its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or indirectly, an Equity Interest in, or otherwise controls, such Person;

(4) customary compensation, indemnification and other benefits made available to officers, directors or employees of the General Partner, Company or a Restricted Subsidiary or Affiliate of the Company, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(5) sales of Equity Interests (other than Disqualified Stock) to, or receipt of capital contributions from, Affiliates of the Company;

(6) any Permitted Investments or Restricted Payments that are permitted by the provisions of the indenture described above under the caption “—Restricted Payments;”

(7) transactions between the Company or any of its Restricted Subsidiaries and any Person that would not otherwise constitute an Affiliate Transaction except for the fact that one director of such other Person is also a director of the Company or such Restricted Subsidiary, as applicable; provided that such director abstains from voting as a director of the Company or such Restricted Subsidiary, as applicable, on any matter involving such other Person;

(8) transactions (other than purchases and sales of assets) effected in accordance with the terms of the Omnibus Agreement or the Partnership Agreement, in each case as such agreements are in effect on the date of the indenture, and any amendment or replacement of any such agreements so long as such amendment or replacement agreement is either (1) approved by a majority of disinterested members of the Board of Directors of the Company (or by a majority of the members of a committee of the Board of Directors, so long as all of the members of the committee are disinterested), or (2) not materially more disadvantageous, taken as a whole, to the Company and its Restricted Subsidiaries than the agreement so amended or replaced;

(9) any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an accounting, appraisal, advisory or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the preceding paragraph;

(10) (a) guarantees by the Company or any of its Restricted Subsidiaries of performance of obligations of the Company’s Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (b) pledges by the Company or any Restricted Subsidiary of the Company of Equity Interests in Unrestricted Subsidiaries for the benefit of lenders or other creditors of the Company’s Unrestricted Subsidiaries;

(11) any Affiliate Transaction with a Person in its capacity as a holder of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary of the Company if such Person is treated no more favorably than the other holders of Indebtedness or Capital Stock of the Company or such Restricted Subsidiary;

(12) in the case of contracts providing for the buying, selling or marketing of Hydrocarbons or operating, construction, storage, platform use or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any of its Restricted Subsidiaries with unrelated third parties, or if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, then the terms are no less favorable than those available from third parties on an arm’s length basis;

(13) transactions with Unrestricted Subsidiaries, customers, clients, suppliers or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to the Company and its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated person, in the good faith determination of the Company’s Board of Directors or any Company Officer involved in or otherwise familiar with such transaction, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

(14) any purchase of producing oil and gas properties from, or sale or conveyance of such properties to, any Affiliate, in one transaction or series of related transactions, provided that the standardized measure of discounted future net cash flows from the properties involved in the transaction as set forth in the most recent reserve report available to the Company is less than $5.0 million.

In addition, if the Company or any of its Restricted Subsidiaries purchases or otherwise acquires assets or properties from a Person which is not an Affiliate, the purchase or acquisition by an Affiliate of the Company of an interest in all or a portion of the assets or properties acquired shall not be deemed an Affiliate Transaction (or cause such purchase or acquisition by the Company or a Restricted Subsidiary to be deemed an Affiliate Transaction), and if the Company or any of its Restricted Subsidiaries sells, conveys or otherwise disposes of assets or other properties to a Person who is not an Affiliate, the sale or other disposition by an Affiliate of the Company of an interest in all or a portion of the assets or properties sold shall not be deemed an Affiliate Transaction (or cause such sale or other disposition by the Company or a Restricted Subsidiary to be deemed an Affiliate Transaction).

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated as an Unrestricted Subsidiary will be deemed to be either (i) an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption “—Restricted Payments” or (ii) represent Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary of the Company to be a Restricted Subsidiary, provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.

Additional Subsidiary Guarantees

If, after the date of the indenture, any Restricted Subsidiary of the Company that is not already a Guarantor guarantees any other Indebtedness of either of the Issuers or any Indebtedness of any Guarantor in excess of the De Minimis Guaranteed Amount, or any Domestic Subsidiary, if not then a Guarantor, incurs any Indebtedness under any of the Credit Facilities, then in either case that Subsidiary will become a Guarantor by executing a supplemental indenture and delivering it to the trustee within 30 Business Days of the date on which it guaranteed or incurred such Indebtedness, as the case may be; provided, however, that the preceding shall not apply to Subsidiaries of the Company that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries. Notwithstanding the preceding, any Subsidiary Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph shall provide by its terms that it shall be automatically and unconditionally released at such time as such Guarantor ceases both (x) to guarantee any other Indebtedness of either of the Issuers and any Indebtedness of any other Guarantor (except as a result of payment under any such other guarantee) and (y) to be an obligor with respect to any Indebtedness under any Credit Facility.

Each Subsidiary Guarantee shall also be released in accordance with the provisions of the indenture described under “—Subsidiary Guarantees.”

Limitations on Finance Corp. Activities

Finance Corp. may not incur Indebtedness unless (1) the Company is a co-issuer or guarantor of such Indebtedness or (2) the net proceeds of such Indebtedness are loaned to the Company, used to acquire outstanding debt securities issued by the Company or used to repay Indebtedness of the Company as permitted under the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock.” Finance Corp. may not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Company or its Restricted Subsidiaries.

Reports

Whether or not required by the Commission, so long as any notes are outstanding, the Company will file with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing, in which case the Company will furnish to the trustee, within the time periods specified in the Commission’s rules and regulations, and, upon its prior request, to any Holder of notes):

(1) all quarterly and annual financial information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

The availability of the foregoing information or reports on the SEC’s web site will be deemed to satisfy the foregoing delivery requirements.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, to the extent material, the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, for so long as any notes remain outstanding, if at any time the Company is not filing the reports required by the preceding paragraphs with the Commission, the Company will furnish to the Holders of the notes and to securities analysts and prospective investors in the notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Covenant Termination

If at any time (a) the notes have an Investment Grade Rating, (b) no Default (other than a Reporting Default) has occurred and is continuing, and (c) the Issuers have delivered to the trustee an officer’s certificate certifying to the foregoing provisions of this sentence, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Asset sales” and under the following headings under the caption “—Certain Covenants”:

•	“—Restricted Payments,”

•	“—Incurrence of Indebtedness and Issuance of Preferred Stock,”

•	“—Dividend and Other Payment Restrictions Affecting Subsidiaries,”

•	“—Transactions with Affiliates,”

•	“—Designation of Restricted and Unrestricted Subsidiaries,”

•	“—Additional Subsidiary Guarantees;” and

•	“—Limitations on Finance Corp. Activities.”

However, the Company and its Restricted Subsidiaries will remain subject to the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control,” and the following provisions of the indenture described in:

•	“—Certain Covenants—Liens,”

•	“—Certain Covenants—Merger, Consolidation or Sale of Assets” (other than the financial tests set forth in clause (4) of such covenant),

•	“—Certain Covenants—Reports” and

•	the covenant respecting payments for consent in the penultimate paragraph under the caption “—Amendment, Supplement and Waiver.”

Events of Default and Remedies

Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on the notes;

(2) default in payment when due of the principal of, or premium, if any, on, the notes;

(3) failure by the Company to comply with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” or to consummate a purchase of notes when required pursuant to the provisions described under the captions “—Repurchase at the Option of Holders—Asset Sales” and “—Repurchase at the Option of Holders—Change of Control;”

(4) failure by the Company for 180 days after notice from the trustee or the Holders of at least 25% in principal amount of the notes then outstanding to comply with the provisions described under “—Certain Covenants—Reports;”

(5) failure by the Company for 60 days after notice from the trustee or the Holders of at least 25% in principal amount of the notes then outstanding to comply with any of its other agreements in the indenture (including the provisions described under the captions “—Repurchase at the Option of Holders—Asset Sales” and “—Repurchase at the Option of Holders—Change of Control” to the extent not described in clause (3) above);

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its

Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; provided, however, that if any such Payment Default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 60 days from the continuation of such Payment Default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(7) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $15.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 consecutive days;

(8) any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee, except, in each case, by reason of the release of such Subsidiary Guarantee in accordance with the indenture; and

(9) certain events of bankruptcy, insolvency or reorganization described in the indenture with respect to Finance Corp., the Company or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company.

In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization described in the indenture with respect to Finance Corp., the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold notice of any continuing Default or Event of Default from Holders of the notes if it determines that withholding notice is in their interests, except a Default or Event of Default relating to the payment of principal of, or interest or premium, if any, on, the notes.

The Holders of a majority in principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except with respect to nonpayment of principal, interest or premium, if any, that have become due solely because of the acceleration) have been cured or waived.

The Holders of a majority in principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive (including, without limitation, in connection with a purchase of, or tender offer or exchange offer for, notes) any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes.

The Issuers are required to deliver to the trustee annually an officers’ certificate regarding compliance with the indenture. Upon any Company Officer becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a written notice specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Unitholders

No director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or any Guarantor under the notes, the indenture or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”), except for:

(1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, and interest or premium, if any, on such notes when such payments are due from the trust referred to below;

(2) the Issuers’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”), and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, insolvency or reorganization events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes. If the Issuers exercise either their Legal Defeasance or Covenant Defeasance option, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee and any security for the notes (other than the trust) will be released.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment banking firm, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on the outstanding notes on the date of fixed maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to the date of fixed maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that:

(a) the Issuers have received a ruling from, or a ruling has been published by, the Internal Revenue Service; or

(b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness or other borrowing of funds or the grant of Liens securing such Indebtedness or other borrowing, all or a portion of the proceeds of which will be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Issuers must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

(7) the Issuers must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting Holder):

(1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption or repurchase of the notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the notes (except a rescission of acceleration of the notes by the Holders of a majority in principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in currency other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium, if any, on the notes (other than as permitted in clause (7) below);

(7) waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9) make any change in the preceding amendment, supplement and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of notes, the Issuers, the Guarantors and the trustee may amend or supplement the indenture or the notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of an Issuer’s obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s properties or assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder;

(5) to secure the notes or the Subsidiary Guarantees pursuant to the requirements of the covenant described above under the subheading “—Certain Covenants—Liens” or otherwise;

(6) to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

(7) to add any additional Guarantor or to evidence the release of any Guarantor from its Subsidiary Guarantee, in each case as provided in the indenture;

(8) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(9) to evidence or provide for the acceptance of appointment under the indenture of a successor trustee; or

(10) to conform the text of the indenture, the Subsidiary Guarantees or the notes to any provision of this “Description of New Notes.”

Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Beneficial Owner or Holder of any notes for or as an inducement to any consent to any waiver, supplement or amendment of any terms or provisions of the indenture or the notes, unless such consideration is offered to be paid or agreed to be paid to all Beneficial Owners and Holders of the notes which so consent in the time frame set forth in solicitation documents relating to such consent.

The consent of the Holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. After an amendment, supplement or waiver under the indenture requiring the approval of the Holders becomes effective, the Company will mail to the Holders a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the indenture), when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of fixed maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness or other borrowing of funds or the grant of Liens securing such Indebtedness or other borrowing, all or a portion of the proceeds of which will be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(3) the Issuers and the Guarantors have paid or caused to be paid all other sums payable by them under the indenture; and

(4) the Issuers have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at fixed maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

U.S. Bank National Association, the trustee under the indenture, is also a lender under the Credit Agreement.

If the trustee becomes a creditor of an Issuer or any Guarantor, the indenture will limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. If an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security or indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The indenture, the notes and the Subsidiary Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Delivery and Form

The new notes will be issued initially only in the form of one or more global notes (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).

The Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.”

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, the Issuers, the Guarantors and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the Guarantors, the trustee nor any agent of an Issuer or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuers. Neither the Issuers nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions set forth under “Notice to Investors,” transfers between Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, crossmarket transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or

Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A Global Notes and the Regulation S Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuers, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000, if:

(1) DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either event, the Issuers fail to appoint a successor depositary within 90 days;

(2) the Issuers, at their option, notify the trustee in writing that they elect to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing an Event of Default and DTC notifies the trustee of its decision to exchange the Global Note for Certificated Notes.

Beneficial interests in a Global Note may also be exchanged for Certificated Notes in the other limited circumstances permitted by the indenture, including if an Affiliate of ours acquires such interests. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the restrictive legend referred to in “Notice to Investors,” unless that legend is not required by the indenture.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note, except in the limited circumstances provided in the indenture.

Same Day Settlement and Payment

The Issuers will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Issuers will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address.

The notes represented by the Global Notes are eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Additional Assets” means:

(1) any assets used or useful in the Oil and Gas Business, other than Indebtedness or Capital Stock;

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or any of its Restricted Subsidiaries; or

(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) is primarily engaged in the Oil and Gas Business.

“Adjusted Consolidated Net Tangible Assets” of a specified Person means (without duplication), as of the date of determination:

(1) the sum of:

(a) discounted future net revenue from proved crude oil and natural gas reserves of such Person and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal or other income taxes, as estimated by such Person in a reserve report prepared as of the end of the fiscal year of such Person for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenue from:

(i) estimated proved crude oil and natural gas reserves of such Person and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such reserve report, which reserves were not reflected in such reserve report, and

(ii) estimated crude oil and natural gas reserves of such Person and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions, and in the case of clauses (i) and (ii) calculated in accordance with SEC guidelines, and decreased by, as of the date of determination, the estimated discounted future net revenue attributable to:

(A) estimated proved crude oil and natural gas reserves of such Person and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such reserve report, and

(B) reductions in the estimated crude oil and natural gas reserves of such Person and its Restricted Subsidiaries reflected in such reserve report since the date of such reserve report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, and in the case of clauses (A) and (B) calculated in accordance with SEC guidelines;

(b) the capitalized costs that are attributable to crude oil and natural gas properties of such Person and its Restricted Subsidiaries to which no proved crude oil and natural gas reserves are attributable, based on such Person’s books and records as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements;

(c) the Net Working Capital of such Person as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements; and

(d) the greater of:

(i) the net book value of other tangible assets of such Person and its Restricted Subsidiaries as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements, and

(ii) the appraised value, as estimated by independent appraisers, of other tangible assets of such Person and its Restricted Subsidiaries as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements (provided that such Person shall not be required to obtain such an appraisal of such assets if no such appraisal has been performed);

minus

(2) the sum of:

(a) Minority Interests;

(b) to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets, any net natural gas balancing liabilities of such Person and its Restricted Subsidiaries reflected in such Person’s latest audited financial statements;

(c) to the extent included in clause (1)(a) above, the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the prices utilized in such Person’s year end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

(d) to the extent included in clause (1)(a) above, the discounted future net revenue calculated in accordance with SEC guidelines (utilizing the prices utilized in such Person’s year end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of such Person and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

(e) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenue specified in clause (1)(a) above, would be necessary to satisfy fully the obligations of such Person and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

If the Company changes its method of accounting from the successful efforts method to the full cost method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” of the Company will continue to be calculated as if the Company were still using the successful efforts method of accounting.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any properties or assets (including by way of a Production Payment or a sale and leaseback transaction or mergers, consolidations or otherwise); provided, however, that the disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will not be an “Asset Sale,” but will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sales covenant; and

(2) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary).

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that involves properties or assets having a fair market value of less than $10.0 million;

(2) a transfer of properties between or among any of the Company and its Restricted Subsidiaries;

(3) an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4) the sale, lease or other disposition of equipment, inventory, products, accounts receivable or other properties or assets in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents, Hedging Contracts or other financial instruments in the ordinary course of business;

(6) a disposition of properties or assets that constitutes (or results in by virtue of the consideration received for such disposition) either a Restricted Payment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(7) the farm-out, lease or sublease of developed or undeveloped crude oil or natural gas properties owned or held by the Company or any of its Restricted Subsidiaries in the ordinary course of business or in exchange for crude oil and natural gas properties owned or held by another Person;

(8) an Asset Swap;

(9) the creation or perfection of a Lien (but not, except to the extent contemplated in clause (10) below, the sale or other disposition of the properties or assets subject to such Lien);

(10) the creation or perfection of a Permitted Lien and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Permitted Lien;

(11) a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(12) the grant in the ordinary course of business of any non-exclusive license or sublicense of patents, trademarks, registrations therefor and other similar intellectual property, including without limitation licenses of seismic data;

(13) a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

(14) the sale or transfer (whether or not in the ordinary course of business) of crude oil and natural gas properties or direct or indirect interests in real property; provided that at the time of such sale or transfer such properties do not have associated with then any proved reserves; and

(15) any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologist, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in the Oil and Gas Business between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales” as if the Asset Swap were an Asset Sale.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. As used in the preceding sentence, the “net rental payments” under any lease for any period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Available Cash” for so long as the Company is a limited partnership, has the meaning assigned to such term in the Partnership Agreement, as in effect on the date of the indenture. If the Company is an entity other than a limited partnership, Available Cash shall have the meaning set forth in the formation documents of such entity.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Board of Directors” means:

(1) with respect to Finance Corp., the board of directors of the corporation;

(2) with respect to the Company, the board of managers of the General Partner or any authorized committee thereof; provided that (i) so long as the General Partner is a limited partnership, the Board of Directors shall mean the board of directors or board, managers or other body, or a committee thereof, of the general partner of the General Partner or other business entity with the ultimate authority to manage the business and operations of the Company; and (ii) if the Company is not a limited partnership, Board of

Directors means the board of directors, board of managers or other body, or committee thereof, of the Company or the business entity with the ultimate authority to manage the business and operations of the Company; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in Houston, Texas or in New York, New York or another place of payment are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;

(4) certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million or that is a lender under the Credit Agreement;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition; and

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Restricted Subsidiaries) of the Company and its Restricted Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption by the unitholders of the Company of a plan relating to the liquidation or dissolution of the Company;

(3) for so long as the Company is a limited partnership,

(a) the removal of the General Partner by the limited partners of the Company; or

(b) the consummation of any transaction (including without limitation, and merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), excluding the Qualifying Owners, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner, measured by voting power rather than number of shares, units or the like; provided, however, that the Persons who, from time to time, own Equity Interests in the Qualifying Owners will not be deemed Beneficial Owners of the Voting Stock of the General Partner by reason of the ownership of such Equity Interests;

(4) for so long as the Company is an entity other than a limited partnership, the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), excluding the Qualifying Owners, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, units or the like; or

(5) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or Beneficially Own sufficient Equity Interests in such entity or its general partner, as applicable, to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person” Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Commission” or “SEC” means the Securities and Exchange Commission.

“Company Officer” means any person who is authorized by the Board of Directors of the Company to execute documents binding on the Company, either directly or as an officer of a general partner, manager or other business entity with the ultimate authority to manage the business and operations of the Company.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) depreciation, depletion and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, non-cash equity based compensation expense and other non-cash items (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash items were deducted in computing such Consolidated Net Income; plus

(5) unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus

(6) so long as such Person uses successful efforts or a similar method of accounting, the exploration expense of such Person and its Restricted Subsidiaries; minus

(7) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business; and minus

(8) to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments;

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary of the Company will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(3) the cumulative effect of a change in accounting principles will be excluded;

(4) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated Restricted Subsidiaries (including pursuant to any sale or leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person will be excluded;

(5) any asset impairment writedowns on oil and gas properties under GAAP or SEC guidelines will be excluded;

(6) unrealized losses and gains under Hedging Contracts included in the determination of Consolidated Net Income, including, without limitation those resulting from the application of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815, will be excluded;

(7) to the extent deducted in the calculation of Net Income, any non-cash or other charges relating to any premium or penalty paid, write off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded; and

(8) income resulting from transfers of assets (other than cash) between such Person or any of its Restricted Subsidiaries, on the one hand, and an Unrestricted Subsidiary of such Person, on the other hand, will be excluded.

“Consolidated Net Worth” means, with respect to any specified Person as of any date, the sum of:

(1) the consolidated equity of the common stockholders of, or the consolidated capital of the unitholders of, such Person and its consolidated Subsidiaries as of such date; plus

(2) the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the date of the indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of April 26, 2011, by and among the Operating Partnership, as borrower, the Company, as parent, the other subsidiaries of the Company party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or secured or unsecured capital market financings, in each case with banks or other institutional lenders or institutional investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other borrowings or capital markets financings, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including refinancing with any capital markets transaction) in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“De Minimis Guaranteed Amount” means a principal amount of Indebtedness that does not exceed $5.0 million.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the final stated maturity date of the notes. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if (x) the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments” or (y) the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company’s purchase of the notes as is required to be purchased pursuant to the provisions of the indenture. The amount (or principal amount) of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by the Company after the date of the indenture.

“Exchange Notes” means the notes issued in an Exchange Offer pursuant to the indenture.

“Existing Indebtedness” means the aggregate principal amount of any Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement and intercompany Indebtedness) in existence on the date of the indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated wiling seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company in the case of transactions involving $25.0 million or more and otherwise by a Company Officer.

“Fitch” means Fitch Ratings, a unit of Fimalac, S.A., or any successor to the rating agency business thereof.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the Calculation Date had been the applicable rate for the entire period (taking into account any interest Hedging Contract applicable to such Indebtedness, but if the remaining term of such interest Hedging Contract is less than 12 months, then such interest Hedging Contract shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such option rate chosen by such Person. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as such Person may designate.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used or useful in the Oil and Gas Business), or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including in each case any related financing transactions and increases in ownership of Restricted Subsidiaries, during the applicable four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, and the Consolidated Cash Flow for such reference period will be calculated giving pro forma effect to any expense and cost reductions or synergies that have occurred or are reasonably expected to occur, in the reasonable judgment of a Company Officer who serves as principal financial or accounting officer (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed to have been a Restricted Subsidiary of the specified Person at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed not to have been a Restricted Subsidiary of the specified Person at any time during such four-quarter period; and

(6) interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding any interest attributable to Dollar-Denominated Production Payments but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Contracts; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4) all dividends on any series of preferred securities of such Person or any of its Restricted Subsidiaries, whether paid or accrued and whether or not in cash, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company,

in each case, on a consolidated basis and determined in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture. All ratios and computations based on GAAP contained in the indenture will be computed in conformity with GAAP. At any time after the date of the indenture, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references in the indenture to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the indenture); provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any such election made in accordance with this definition to the trustee and the Holders of notes.

“General Partner” means EV Management, LLC, a Delaware limited liability company, and its permitted assigns, as general partner of the general partner of the Company or as the business entity with the ultimate authority to manage the business and operations of the Company.

The term “guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). When used as a verb, “guarantee” has a correlative meaning.

“Guarantors” means each of:

(1) the Restricted Subsidiaries of the Company, other than Finance Corp., executing the indenture as initial Guarantors; and

(2) any other Restricted Subsidiary of the Company that becomes a Guarantor in accordance with the provisions of the indenture;

and their respective successors and assigns, in each case, until the Subsidiary Guarantee of such Person is released in accordance with the provisions of the indenture.

“Hedging Contracts” means, with respect to any specified Person:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one of more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates, or to otherwise reduce the cost of borrowing of such Person or any of such Restricted Subsidiaries, with respect to Indebtedness incurred;

(2) foreign exchange contracts and currency protection agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchanges rates;

(3) any commodity futures contract, commodity swap, commodity option, commodity forward sale or other similar agreement or arrangement designed to protect against fluctuations in the price of Hydrocarbons used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time; and

(4) other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or currency exchange rates;

and in each case are entered into only in the normal course of business and not for speculative purposes.

“Holder” means a Person in whose name a Note is registered.

“Hydrocarbons” means crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments;

(3) in respect of letters of credit issued for the account of such Person that support obligations that constitute Indebtedness (provided that the amount of such letters of credit included in Indebtedness shall not exceed the amount of the Indebtedness being supported) and, without duplication, the unreimbursed amount of all drafts drawn under letters of credit issued for the account of such Person;

(4) in respect of bankers’ acceptances;

(5) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(6) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(7) representing any obligations under Hedging Contracts,

if and to the extent any of the preceding items (other than letters of credit and obligations under Hedging Contracts) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of other Persons secured by a Lien on any asset of the specified Person, whether or not such Indebtedness is assumed by the specified Person (provided that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person), and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person (including, with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment). Furthermore, notwithstanding the foregoing, the following shall not constitute or be deemed “Indebtedness”:

(i) any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

(ii) any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;

(iii) any obligations arising from agreements of a Person providing for indemnification, guarantees, adjustment of purchase price, holdbacks, contingent payment obligations based on a final financial statement or performance of acquired or disposed of assets or similar obligations (other than guarantees of Indebtedness), in each case, incurred or assumed by such Person in connection with the acquisition or disposition of assets (including through mergers, consolidations or otherwise);

(iv) subject to the parenthetical at the end of the preceding sentence of this definition, any Dollar-Denominated Production Payments or Volumetric Production Payments;

(v) any Disqualified Stock; and

(vi) accounts payable or other obligations of the Company or any of its Restricted Subsidiaries to trade creditors created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) in the case of obligations under any Hedging Contracts, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such date; and

(3) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or if either Moody’s or S&P ceases to rate the notes for reasons outside of the Issuers’ control, the equivalent investment grade rating from Fitch.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans, advances or extensions of credit (including guarantees or similar arrangements, but excluding (1) commission, travel and similar advances to officers and employees made in the ordinary course of business and (2) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), or capital contributions or purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities (excluding any interest in a crude oil or natural gas leasehold to the extent constituting a security under applicable law), together with all items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any

Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment made by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value or write-ups, write-downs or write-offs with respect to such Investment.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries makes any Investment (other than an Investment constituting Cash Equivalents).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Make Whole Premium” means, with respect to a note at any time, the excess, if any, of (a) the present value at such time of (i) the redemption price of such note at, April 15, 2015 (such redemption price being set forth in the table appearing under the caption “—Optional Redemption”), plus (ii) any required interest payments due on such note through, April 15, 2015 (except for currently accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate at such time plus 50 basis points, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such note.

“Minority Interest” means the percentage interest represented by any Capital Stock of a Restricted Subsidiary of the Company that are not owned by the Company or a Restricted Subsidiary of the Company.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person; and

(2) any extraordinary, unusual or non-recurring item of gain (or loss), together with any related provision for taxes on such extraordinary, unusual or non-recurring item of gain (or loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, title and recording tax expenses and sales commissions, severance costs, and any relocation expenses incurred as a result of the Asset Sale,

(2) taxes paid or payable or required to be accrued as a liability under GAAP as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

(3) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the properties or assets that were the subject of such Asset Sale,

(4) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale, and

(5) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by the Company or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Net Working Capital” means, with respect to any specified Person, (a) all current assets of such Person and its Restricted Subsidiaries except current assets from commodity price risk management activities arising in the ordinary course of business, less (b) all current liabilities of such Person and its Restricted Subsidiaries, except (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to oil and gas properties, and (iii) any current liabilities from commodity price risk management activities arising in the ordinary course of business in each case as set forth in the consolidated financial statements of such Person prepared in accordance with GAAP (excluding any adjustments made pursuant to Financial Standards Accounting Board (FASB) Accounting Standards Codification (ASC) 815).

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Company or any if its Restricted Subsidiaries except as contemplated by clause (9) of the definition of Permitted Liens.

For purposes of determining compliance with the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” above, in the event that any Non-Recourse Debt of any of the Company’s Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Oil and Gas Business” means:

(1) the acquisition, exploration, development, production, operation and disposition of interests in oil, gas and other Hydrocarbon properties;

(2) the gathering, marketing, treating, processing, storage, distribution, selling and transporting of any production from such interests or properties;

(3) any business relating to exploration for or development, production, treatment, processing, storage, transportation or marketing of, oil, gas and other minerals and products produced in association therewith;

(4) any other business that generates gross income that constitutes “qualifying income” under Section 7704(d) of the Code; and

(5) any activity that is ancillary, complementary or incidental to or necessary or appropriate for the activities described in clauses (1) through (4) of this definition.

“Omnibus Agreement” means the Omnibus Agreement, dated September 29, 2006, by and among EnerVest, Ltd., EV Management, L.L.C., EV Energy GP, L.P., EV Energy Partners, L.P., as amended through, as in effect on, the date of the indenture.

“Operating Partnership” means EV Energy Operating, L.P., a Delaware limited partnership, and any successor thereto.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of EV Energy Partners, L.P., dated as of September 29, 2006, as in effect on the date of the indenture.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of any other Person existing at the time (a) such Person became a Restricted Subsidiary of the Company or (b) such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, provided that on the date such Person became a Restricted Subsidiary of the Company or the date such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, as applicable, either

(1) immediately after giving effect to such transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Company or such Restricted Subsidiary, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,”

(2) immediately after giving effect to such transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company would be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction, or

(3) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company would be greater than the Consolidated Net Worth of the Company immediately prior to such transaction.

“Permitted Business Investments” means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business, including investments or expenditures for actively exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting Hydrocarbons through agreements, transactions, interests or arrangements that permit one to share risk or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including without limitation:

(1) direct or indirect ownership of crude oil, natural gas, other restricted Hydrocarbon properties or any interest therein, gathering, transportation, processing, storage or related systems, or ancillary real property interests and interests therein; and

(2) the entry into operating agreements, joint ventures, processing agreements, working interests, royalty interests, mineral leases, farm-in agreements, farm-out agreements, development agreements, production sharing agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of crude oil and natural gas and related Hydrocarbons and minerals, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited), or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding, however, Investments in corporations and publicly traded limited partnerships or limited liability companies.

“Permitted Investments” means:

(1) any Investment in the Company (including without limitation through the purchase of notes) or in a Restricted Subsidiary of the Company;

(2) any Investment in cash and Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders—Asset Sales” including pursuant to clause (7) or (8) of the items deemed not to be Asset Sales under the definition of “Asset Sale;”

(5) any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6) any Investments received in compromise or resolution of, or upon satisfaction of judgments with respect to, (a) obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (b) litigation, arbitration or other disputes (including pursuant to any bankruptcy or insolvency proceedings) with Persons who are not Affiliates;

(7) Hedging Contracts;

(8) guarantees of Indebtedness permitted under the covenant contained under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(9) guarantees by the Company or any of its Restricted Subsidiaries of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Restricted Subsidiary of the Company in the ordinary course of business;

(10) Permitted Business Investments;

(11) Investments that are in existence on the date of the indenture;

(12) Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

(13) guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating and related agreements and licenses or concessions related to the Oil and Gas Business;

(14) loans or advances to officers, directors or employees made in the ordinary course of business consistent with past practices of the Company or the applicable Restricted Subsidiary and otherwise in compliance with the covenant “—Certain Covenants—Transactions with Affiliates;”

(15) Investments of a Restricted Subsidiary acquired after the date of the indenture or of any entity merged into or consolidated with the Company or a Restricted Subsidiary in accordance with the covenant described under “—Certain Covenants—Merger, Consolidation or Sale of Assets” to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(16) Investments received as a result of a foreclosure by, or other transfer of title to, the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default; and

(17) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding, not to exceed the greater of $50.0 million and 4.0% of the Company’s Adjusted Consolidated Net Tangible Assets determined at the time of such Investment;

provided, however, that with respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment and later re-allocate all or any portion of any Investment to one or more of the above clauses (1) through (17) so that the entire Investment would be a Permitted Investment.

“Permitted Liens” means:

(1) Liens securing Indebtedness under any of the Credit Facilities;

(2) Liens in favor of the Company or the Guarantors;

(3) Liens on property (including Capital Stock) of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

(5) any interest or title of a lessor to the property subject to a Capital Lease Obligation;

(6) Liens on any asset or property acquired, constructed or improved by the Company or any of its Restricted Subsidiaries; provided that (a) such Liens are in favor of the seller of such asset or property, in favor of the Person or Persons developing, constructing, repairing or improving such asset or property, or in favor of the Person or Persons that provided the funding for the acquisition, development, construction, repair or improvement cost, as the case may be, of such asset or property, (b) such Liens are created within

360 days after the acquisition, development, construction, repair or improvement, (c) the aggregate principal amount of the Indebtedness secured by such Liens is otherwise permitted to be incurred under the indenture and does not exceed the greater of (i) the cost of the asset or property so acquired, constructed or improved plus related financing costs and (ii) the fair market value of the asset or property so acquired, constructed or improved, measured at the date of such acquisition, or the date of completion of such construction or improvement, and (d) such Liens are limited to the asset or property so acquired, constructed or improved (including the proceeds thereof, accessions thereto, upgrades thereof and improvements thereto);

(7) Liens existing on the date of the indenture other than Liens securing the Credit Facilities;

(8) Liens to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(9) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Company or any Restricted Subsidiary of the Company to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

(10) Liens in respect of Production Payments and Reserve Sales;

(11) Liens on pipelines or pipeline facilities that arise by operation of law;

(12) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out agreements, farm-in agreements, division orders, contracts for the sale, transportation or exchange of crude oil and natural gas and related Hydrocarbons and minerals, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements arising in the ordinary course of business of the Company and its Restricted Subsidiaries that are customary in the Oil and Gas Business;

(13) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases;

(14) Liens upon specific items of inventory, receivables or other goods or proceeds of the Company or any of its Restricted Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by the covenant “— Certain Covenants— Incurrence of Indebtedness and Issuance of Preferred Stock;”

(15) Liens securing Obligations of the Issuers or the Guarantors under the notes or the Subsidiary Guarantees, as the case may be, and Liens securing other obligations of the Issuers or the Guarantors under the indenture;

(16) Liens to secure payment and performance of Hedging Contracts of the Company or any of its Restricted Subsidiaries;

(17) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(18) landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or like Liens arising by contract or statute in the ordinary course of business and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings;

(19) pledges or deposits made in the ordinary course of business (A) in connection with leases, tenders, bids, statutory obligations, surety or appeal bonds, government contracts, performance bonds and similar obligations, or (B) in connection with workers’ compensation, unemployment insurance and other social security or similar legislation;

(20) any attachment or judgment Lien that does not constitute an Event of Default;

(21) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or any of its Restricted Subsidiaries;

(22) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained or deposited with a depositary institution; provided that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any of its Restricted Subsidiaries to provide collateral to the depositary institution;

(23) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(24) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

(25) Liens arising under the indenture in favor of the trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the indenture, provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(26) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments;”

(27) Liens (other than Liens securing Indebtedness) on, or related to, assets to secure all or part of the costs incurred in the ordinary course of the Oil and Gas Business for the exploration, drilling, development, production, processing, transportation, marketing, storage or operation thereof;

(28) Liens arising from royalties, overriding royalties, revenue interests, net revenue interests, net profit interests, reversionary interests, production payments, preferential rights of purchase, working interests and other similar interests, all as ordinarily exist with respect to properties and assets of the Company and its Restricted Subsidiaries or otherwise as are customary in the Oil and Gas Business;

(29) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness then outstanding and secured by any Liens incurred pursuant to this clause (29) does not exceed the amount set forth in clause (17) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(30) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture and incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property or assets that is the security for a Permitted Lien hereunder.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries or any Disqualified Stock of the Company incurred or issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, any other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) or any Disqualified Stock of the Company, provided that:

(1) the principal amount, or in the case of Disqualified Stock, the amount thereof as determined in accordance with the definition of Disqualified Stock, of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness or amount of the Disqualified Stock being exchanged, extended, refinanced, renewed, replaced, defeased, discharged, refunded or retired (plus all accrued and unpaid interest on the Indebtedness or accrued and unpaid dividends on the Disqualified Stock, as the case may be, and the amount of all fees, expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date or redemption date, as applicable, later than the final maturity date or redemption date, as applicable, of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being exchanged, extended, refinanced, renewed, replaced, defeased, discharged, refunded or retired;

(3) if the Indebtedness or Disqualified Stock being exchanged, extended, refinanced, renewed, replaced, defeased, discharged, refunded or retired is contractually subordinated or otherwise junior in right of payment to the notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is contractually subordinated or otherwise junior in right of payment to the notes or the Subsidiary Guarantees on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness or Disqualified Stock being exchanged, extended, refinanced, renewed, replaced, defeased, discharged, refunded or retired; and

(4) such Indebtedness is not incurred (other than by way of a guarantee) by a Restricted Subsidiary of the Company (other than Finance Corp.) if the Company is the issuer or other primary obligor on the Indebtedness being exchanged, extended, refinanced, renewed, replaced, defeased, discharged, refunded or retired.

Notwithstanding the foregoing, any Indebtedness incurred under Credit Facilities shall be subject to the refinancing provision of the definition of Credit Facilities and not pursuant to the requirements set forth in this definition of Permitted Refinancing Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary of the Company to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to the Company or a Subsidiary of the Company.

“Qualifying Owners” means EnerVest, Ltd., a Texas limited partnership, its successors, and their respective Subsidiaries.

“Reporting Default” means a Default described in clause (4) under “—Events of Default and Remedies.”

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Notwithstanding anything in the indenture to the contrary, Finance Corp. shall be a Restricted Subsidiary of the Company.

“S&P” refers to Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Senior Debt” means

(1) all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under Credit Facilities and all obligations under Hedging Contracts with respect thereto;

(2) any other Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or any Subsidiary Guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2). Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

(a) any intercompany Indebtedness of the Company or any of its Restricted Subsidiaries to the Company or any of its Affiliates; or

(b) any Indebtedness that is incurred in violation of the indenture.

For the avoidance of doubt, “Senior Debt” will not include any trade payables or taxes owed or owing by the Company or any of its Restricted Subsidiaries.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

“Subsidiary Guarantee” means any guarantee by a Guarantor of the Issuers’ Obligations under the indenture and on the notes.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 15, 2015; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to April 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the trustee an officers’ certificate setting forth the Make Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Unrestricted Subsidiary” means any Subsidiary of the Company (other than Finance Corp.) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt owing to any Person other than the Company or any of its Restricted Subsidiaries;

(2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

All Subsidiaries of an Unrestricted Subsidiary shall also be an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company will be in default of such covenant.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all related undertakings and obligations.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person; provided that with respect to a limited partnership or other entity which does not have a Board of Directors, Voting Stock means the Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operation of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity or redemption, in respect of the Indebtedness or Disqualified Stock, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding aggregate amount of such Indebtedness or Disqualified Stock.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facility

Our operating partnership is the borrower under a $1.0 billion senior secured credit facility that expires in April 2016. Borrowings under the facility are guaranteed by EV Energy Partners, and secured by a first priority lien on substantially all of our assets and the assets of our subsidiaries. We may use borrowings under the facility for acquiring and developing oil and natural gas properties, for working capital purposes, for general corporate purposes and for funding distributions to partners. We also may use up to $100.0 million of available borrowing capacity for letters of credit. The facility requires the maintenance of a current ratio (as defined in the facility) of greater than 1.0 and a ratio of total debt to earnings plus interest expense, taxes, depreciation, depletion and amortization expense and exploration expense of no greater than 4.25 to 1.0. As of the date of this prospectus, we were in compliance with these financial covenants.

Borrowings under the facility may not exceed a “borrowing base” determined by the lenders based on our oil and natural gas reserves. As of December 31, 2011, the borrowing base was $800.0 million. The borrowing base is subject to scheduled redeterminations as of April 1 and October 1 of each year with an additional redetermination once per calendar year at our request or at the request of the lenders and with one calculation that may be made at our request during each calendar year in connection with material acquisitions or divestitures of properties. The borrowing base is determined by each lender based on the value of our proved oil and natural gas reserves using assumptions regarding future prices, costs and other matters that may vary by lender. Upon any issuance of senior debt, the borrowing base then in effect on the date on which such senior debt is issued is reduced by an amount equal to the product of 25% multiplied by the stated principal amount of such senior debt. Upon consummation of this notes offering, the borrowing base under the facility will be reduced to $775.0 million. Borrowings under the facility will bear interest at a floating rate based on, at our election, a base rate or the London Inter-Bank Offered Rate plus applicable premiums based on the percent of the borrowing base that we have outstanding.

At February 29, 2012, borrowings outstanding under the facility were $420.0 million with a weighted average interest rate of 3.24%. We expect to repay a portion of the borrowings under the facility with the net proceeds of this offering and our recent common unit offering. See “Use of Proceeds.”

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations of the purchase, ownership and disposition of the new notes. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, rulings and judicial decisions thereunder as of the date hereof. Such authorities may be repealed, revoked or modified, possibly with retroactive effect, or may be subject to different interpretations, so as to produce U.S. federal income tax consequences different from those discussed below. We have not and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the new notes that are different from those discussed below.

The new notes will be issued as additional notes under the indenture pursuant to which we issued $300 million principal amount of our 8.0% senior notes due April 15, 2019 on March 22, 2011. The new notes offered hereby and those previously issued notes will be treated as a single class of debt securities under the indenture. The new notes offered hereby will be subject to the same information reporting for U.S. federal income tax purposes as, and will be fungible with, the notes presently outstanding. This discussion pertains only to the new notes being issued in this offering and does not apply to the notes presently outstanding under the indenture.

This summary applies only to a purchaser who purchases notes pursuant to this offering at the initial offering price and holds the new notes as capital assets (generally, property held for investment). This summary does not address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of holders that may be subject to special rules, such as, but not limited to, partnerships and other pass through entities and holders of interests therein, dealers in securities, insurance companies, tax-exempt entities, persons that hold new notes in connection with an arrangement that completely or partially hedges the new notes, securities traders that use a mark-to-market method of accounting, persons holding new notes as part of a conversion, constructive sale or a straddle transaction, certain former citizens or residents of the United States, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, financial institutions, regulated investment companies, real estate investment trusts, persons subject to the alternative minimum tax, and persons deemed to sell the new notes under constructive sale provisions of the Code. In addition, this summary does not describe any tax consequences arising under U.S. federal gift and estate tax laws or other U.S. federal tax laws or under the tax laws of any state, local or non U.S. jurisdiction.

If an entity treated as a partnership for U.S. federal income tax purposes holds new notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A partner of such a partnership that acquires or holds new notes should consult its own tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of the new notes.

In certain circumstances, we may elect or be obligated to pay additional amounts on the new notes (see, for example, “Description of Notes—Optional Redemption,” and “—Repurchase at the Option of Holders; Change of Control”). We do not intend to treat the possibility that such additional payments may be made as causing the new notes to be treated as contingent payment debt instruments. However, additional income will be recognized if any such additional payment is made. It is possible that the IRS may take a different position. If the IRS were to successfully challenge our determination with the result that the new notes were treated as contingent payment debt instruments, you would be required to (i) accrue interest income based on a “comparable yield” and a projected payment schedule, which may require inclusion of interest income at a higher rate than the stated interest rate on the new notes and (ii) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a new note. The remainder of this discussion assumes that the new notes will not be treated as contingent payment debt instruments. Prospective purchasers of new notes should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the new notes.

Prospective purchasers of new notes should consult their own tax advisors concerning the U.S. federal income, estate and gift tax consequences, and any state or local income or franchise tax consequences applicable to their particular situations, as well as any consequences under the laws of any other applicable taxing jurisdiction or under any applicable income tax treaty.

United States Holders

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of new notes that is for U.S. federal income tax purposes, (i) an individual citizen or resident alien of the United States, (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that was created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (A) if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Pre-Issuance Accrued Interest

A portion of the purchase price of the new notes includes interest accrued for the period from the recent interest payment date until the date of issuance (the “pre-issuance accrued interest”). Pre-issuance accrued interest should be excluded from your income and, when received, will reduce your tax basis in its new notes.

Stated Interest

Stated interest (other than pre-issuance accrued interest, described above) on a new note generally will be taxable to you as ordinary interest income at the time it is received or accrued, depending on your regular method of accounting for U.S. federal income tax purposes.

Bond Premium

If you purchase a new note for an amount (excluding any amount attributable to the pre-issuance accrued interest described above) in excess of the new note’s stated redemption price at maturity, you will be considered to have purchased the new note with bond premium equal to the excess of the purchase price of the new note over the new note’s stated redemption price at maturity (or on an earlier call date if it results in a smaller amortization premium). You may elect to amortize the premium using a constant yield method over the remaining term of the new note (or until an earlier call date, as applicable). The amortized amount of the premium for a taxable year generally will be treated first as a reduction of interest on the new note includible in gross income in such taxable year to the extent thereof, then as a deduction allowed in that taxable year to the extent of a your prior interest inclusions on the new note, if any, and finally as a carryforward allowable against your future interest inclusions on the new note. If you make such an election, your tax basis in the new note will be reduced by the amount of the allowable amortization. If you do not elect to amortize bond premium, the premium will decrease the gain or increase the loss you otherwise recognize on a disposition of the new note. An election to amortize premium on a constant yield method will apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult with their tax advisor before making this election.

Sale, Exchange, Redemption, Retirement or Other Disposition

You generally will recognize gain or loss upon the sale, exchange, redemption, retirement or other disposition of a new note, equal to the difference between the amount realized (less an amount attributable to accrued and unpaid interest that is not pre-issuance accrued interest, which will be taxable as ordinary interest income as discussed above to the extent you have not previously included that amount in income) and your adjusted tax basis in the new note. The amount realized will include the amount of any cash and the fair market value of any other property received by you for the new note. Your adjusted tax basis in a new note will, in general, be the amount you paid for the new note, adjusted as provided herein for pre-issuance accrued interest previously received and amortized bond premium. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if you have held the new note for more than one year. Net long-term capital gains of non-corporate U.S. Holders currently are eligible for reduced rates of taxation. The deductibility of capital losses may be subject to significant limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments of interest on a new note and the proceeds of the sale or other disposition (including a retirement or redemption) of a new note, and backup withholding may apply to such payments unless you provide a taxpayer identification number certified under penalties of perjury, as well as certain other information. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This discussion applies to you if you are a “non-U.S. Holder.” A “non-U.S. Holder” is a beneficial owner of a new note that is an individual, corporation (or entity treated as a corporation for U.S. tax purposes), estate or trust that is not a U.S. Holder.

Payments of Stated Interest

Payments to you of interest on the new notes generally will be exempt from U.S. federal withholding tax under the “portfolio interest” exemption if you properly certify as to your foreign status as described below, and:

•	you do not actually or constructively own 10% or more of our capital or profits interests;

•	you are not a controlled foreign corporation that is related directly or indirectly to us;

•

you are not a bank whose receipt of interest on the new notes is in connection with the extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business

•	interest on the new notes is not effectively connected with your conduct of a trade or business in the United States.

The portfolio interest exemption and several of the special rules for non-U.S. Holders described below generally apply only if you appropriately certify as to your foreign status. You can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or appropriate substitute form to us, or our paying agent. If you hold the new notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax at a 30% rate, unless you provide us or our paying agent with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of an income tax treaty, or the payments of interest are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by you in the United States) and you meet the certification requirements described below. (See “—Non-U.S. Holders—Income or Gain Effectively Connected With a U.S. Trade or Business.”)

Sale, Exchange, Redemption, Retirement or Other Disposition

You generally will not be subject to U.S. federal income tax on any gain realized upon your sale, exchange redemption, retirement or other taxable disposition of new notes unless:

•

the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment you maintain); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied.

If you are a non-U.S. Holder described in the first bullet point above, you generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder (See “—Non-U.S. Holders—Income or Gain Effectively Connected With a U.S. Trade or Business”). If you are a non-U.S. Holder described in the second bullet point above, you will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale or other disposition, which may be offset by U.S. source capital losses.

Income or Gain Effectively Connected With a U.S. Trade or Business

If any interest on the new notes (excluding pre-issuance accrued interest) or gain from the sale, exchange, redemption, retirement or other taxable disposition of the new notes is effectively connected with a U.S. trade or business conducted by you (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment maintained by you in the United States), then the income or gain will be subject to U.S. federal income tax at regular graduated U.S. income tax rates, unless an applicable income tax treaty provides otherwise. Effectively connected income will not be subject to U.S. withholding tax if you satisfy certain certification requirements by providing to us or our paying agent a properly executed IRS Form W-8ECI (or successor form) or IRS Form W-8BEN (if a treaty exemption applies). If you are a corporation, that portion of your earnings and profits that is effectively connected with your U.S. trade or business may also be subject to a “branch profits tax” at a 30% rate, although an applicable income tax treaty may provide for a lower rate.

Backup Withholding and Information Reporting

Payments to you of interest on a new note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Copies of these information returns may also be made available to the tax authorities of the country in which you reside under the provisions of a specific treaty or agreement. U.S. backup withholding will not apply to payments to you of interest on a new note if the statement described in “—Non-U.S. Holders—Payments of Stated Interest” is duly provided or you otherwise establish an exemption, provided that we do not have actual knowledge or reason to know that you are a United States person.

Generally, information reporting and backup withholding requirements will apply to the gross proceeds paid to you on the disposition (including a retirement or redemption) of the new notes by or through a U.S. office of a U.S. or foreign broker, unless you provide the requisite certification or otherwise establish an exemption. Information reporting requirements (but generally not backup withholding) will also apply to payment of the proceeds of a disposition of a new note by or through a foreign office of a U.S. broker or a foreign broker with certain types of relationships to the United States unless the broker has documentary evidence in its files that you are not a United States person and the broker has no actual knowledge or reason to know to the contrary, or you otherwise establish an exemption.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against your U.S. federal income tax liability (if any) and any excess may be refundable if the proper information is timely provided to the IRS.

Legislation Relating to Net Investment Income

For taxable years beginning after December 31, 2012, recently-enacted legislation is scheduled to impose a 3.8% tax on the “net investment income” of certain U.S. citizens and resident aliens and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes interest and certain net gain from the sale, exchange, redemption, retirement or other taxable disposition of a note, less certain deductions.

Prospective holders should consult their tax advisors with respect to the tax consequences of the legislation described above.

The preceding discussion of certain U.S. federal income tax considerations is for general information only and is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and foreign tax consequences of purchasing, holding and disposing of new notes, including the consequences of any proposed change in applicable laws.

PLAN OF DISTRIBUTION

Under this prospectus, we intend to offer our securities to the public:

•	through one or more broker-dealers;

•	through underwriters; or

•	directly to investors.

We will fix a price or prices of our securities at:

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices; or

•	negotiated prices.

We may change the price of the securities offered from time to time.

We will pay or allow distributors’ or sellers’ commissions that will not exceed those customary in the types of transactions involved. Broker-dealers may act as agent or may purchase securities as principal and thereafter resell the securities from time to time:

•	in or through one or more transactions (which may involve crosses and block transactions) or distributions;

•	on The NASDAQ Global Select Market;

•	in the over-the-counter market; or

•	in private transactions.

Broker-dealers or underwriters may receive compensation in the form of underwriting discounts or commissions and may receive commissions from purchasers of the securities for whom they may act as agents. If any broker-dealer purchases the securities as principal, it may effect resales of the securities from time to time to or through other broker-dealers, and other broker-dealers may receive compensation in the form of concessions or commissions from the purchasers of securities for whom they may act as agents.

To the extent required, the names of the specific managing underwriter or underwriters, if any, as well as other important information, will be set forth in prospectus supplements. In that event, the discounts and commissions we will allow or pay to the underwriters, if any, and the discounts and commissions the underwriters may allow or pay to dealers or agents, if any, will be set forth in, or may be calculated from, the prospectus supplements. Any underwriters, brokers, dealers and agents who participate in any sale of the securities may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses. We may indemnify underwriters, brokers, dealers and agents against specific liabilities, including liabilities under the Securities Act.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

In connection with offerings under this shelf registration and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS

In connection with particular offerings of additional notes in the future, and if stated in the applicable prospectus supplement, the validity of those notes may be passed upon for us by Haynes and Boone, LLP, Houston, Texas and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from EV Energy Partners, L.P.’s Annual Report on Form 10-K, and the effectiveness of EV Energy Partners, L.P. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report (1) expresses an unqualified opinion on the financial statements and includes an explanatory paragraph relating to accounting changes during 2009 for oil and natural gas reserves and disclosures and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited historical statement of revenues and direct operating expenses of the Barnett Shale Properties, as defined in the purchase and sale agreement dated November 2, 2011 between Encana Oil & Gas (USA) Inc. and EV Properties, L.P. along with certain institutional partnerships managed by EnerVest, Ltd., is included in Exhibit 99.1 of EV Energy Partners, L.P.’s Current Report on Form 8-K/A dated February 9, 2012 and has been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Estimates of our proved oil and gas reserves included or incorporated by reference herein were derived from an engineering report prepared by Cawley, Gillespie, & Associates, Inc., independent petroleum engineers.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and other reports, proxy statements and other information with the SEC. You can read these SEC filings, and this prospectus, over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference facilities at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Unless specifically listed under “Incorporation by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

Our home page is located at www.evenergypartners.com. Our annual reports on Form 10-K, our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available free of charge through our web site as soon as reasonably practicable after those reports or filings are electronically filed or furnished to the SEC. Information on our web site or any other web site is not incorporated by reference in this prospectus and does not constitute a part of this prospectus. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the cover page of this prospectus or any supplement. Our business, financial condition, results of operations and prospectus may have changed since that date.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of EV Energy Partners, L.P., the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, as well as through the SEC’s website at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” information into this prospectus. This means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:

•	our annual report on Form 10-K for the year ended December 31, 2011; and

•	our current reports on Forms 8-K and 8-K/A, as filed with the SEC on February 9, 2012 (Form 8-K and 8-K/A) and February 15, 2012.

You may obtain copies of any of these filings by contacting us at the address and phone number indicated below or by contacting the SEC as described above in “Where You Can Find More Information.” Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the internet at:

EV Energy Partners, L.P.

1001 Fannin Street, Suite 800

Houston, Texas 77002

(713) 651-1144

Attn: Investor Relations

Internet Website: www.evenergypartners.com

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until our offering hereunder is completed will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:

EV Energy Partners, L.P.

1001 Fannin Street, Suite 800

Houston, Texas 77002

(713) 651-1144

Attn: Investor Relations

Internet Web site: www.evenergypartners.com

EV Energy Partners, L.P.

EV Energy Finance Corp.

8.0% Senior Notes due 2019

PROSPECTUS

March 8, 2012

PROSPECTUS

EV Energy Partners, L.P.

EV Energy Finance Corp.

Common Units

Debt Securities

We may offer, from time to time the following securities in one or more series under this prospectus:

•	common units representing limited partnership interests in EV Energy Partners, L.P.; and

•	debt securities, which may be secured or unsecured senior debt securities or secured or unsecured subordinated debt securities.

EV Energy Finance Corp. may act as co-issuer of the debt securities.

Our common units are listed on the NASDAQ Global Select Market under the symbol “EVEP.” We will provide information in the prospectus supplement for the trading market, if any, for any debt securities we may offer.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering. We may also use one or more free writing prospectuses to be provided to you in connection with these offerings.

You should carefully read this prospectus and any prospectus supplement before you invest. You also should read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and our financial statements. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Investing in our securities involves risks. Limited partnerships are inherently different from corporations. You should carefully consider the risk factors beginning on page 6 of this prospectus, any prospectus supplement, any prospectus contained in a post-effective amendment and in the documents we incorporate by reference in this prospectus before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 8, 2012.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

As used in this prospectus, “EV Energy Partners,” “we,” “our,” “us” the “Partnership” or like terms mean EV Energy Partners, L.P. and its subsidiaries. References to “our general partner” or the “General Partner” refer to EV Energy GP, L.P., the general partner of the Partnership, except where otherwise indicated, and to “EV Management” refer to EV Management, LLC, the general partner of the General Partner, which effectively manages the business and affairs of the Partnership. Reference to “EnerVest” refers to EnerVest, Ltd. and its partnerships and other entities under common ownership.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using an “automatic shelf” registration process for “well-known seasoned issuers.” Under the automatic shelf registration process, we may offer and sell our securities in one or more offerings. Each time we offer securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering, including, in the case of debt securities, the specific terms of the securities. The prospectus supplement may include additional risk factors or other specific considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please carefully read this prospectus, any prospectus supplement, any prospectus contained in a post-effective amendment and the documents incorporated by reference in the prospectus together with the additional information described under “Where You Can Find More Information” before you make an investment decision.

You should rely only on the information contained in this prospectus, the applicable prospectus supplement and the information incorporated by reference into the prospectus and any related prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. Neither the delivery of this prospectus, any prospectus supplement or any prospectus contained in a post-effective amendment, nor any offer or sale under any such prospectus shall, under any circumstances, create any implication that there has been no change in our business, risks related to our business, financial condition, results of operations and prospects, that the information contained in any such prospectus is accurate as of any date other than the date of such prospectus, or that any information incorporated by reference in any such prospectus is accurate at any time subsequent to its date.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference that are not historical facts contain “forward-looking statements.” These forward-looking statements relate to, among other things, the following:

•	our future financial and operating performance and results;

•	our business strategy;

•	our estimated net proved reserves and standardized measure

•	market prices;

•	our future derivative activities; and

•	our plans and forecasts.

We have based these forward-looking statements on our current assumptions, expectations and projections about future events.

1

We use the words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “may,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. You should read statements that contain these words carefully because they discuss future expectations, contain projections of results of operations or of our financial condition and/or state other “forward-looking” information. We do not undertake any obligation to update or revise publicly any forward-looking statements, expect as required by law. These statements also involve risks and uncertainties that could cause our actual results or financial condition to materially differ from our expectations in this prospectus and the documents incorporated herein by reference, including, but not limited to:

•	fluctuations in prices of oil and natural gas;

•	significant disruptions in the financial markets;

•	future capital requirements and availability of financing;

•	uncertainty inherent in estimating our reserves;

•	risks associated with drilling and operating wells;

•	discovery, acquisition, development and replacement of oil and natural gas reserves;

•	cash flows and liquidity;

•	timing and amount of future production of oil and natural gas;

•	availability of drilling and production equipment;

•	marketing of oil and natural gas;

•	developments in oil and natural gas producing countries;

•	competition;

•	general economic conditions;

•	governmental regulations;

•	receipt of amounts owed to us by purchasers of our production and counterparties to our derivative financial instrument contracts;

•	hedging decisions, including whether or not to enter into derivative financial instruments;

•	events similar to those of September 11, 2001;

•	actions of third party co-owners of interest in properties in which we also own an interest;

•	fluctuations in interest rates and the value of the U.S. dollar in international currency markets; and

•	our ability to effectively integrate companies and properties that we acquire.

You should consider these risks and those we set out or incorporate into the “Risk Factors” section of this prospectus before you purchase our securities.

Events may occur in the future that we are unable to accurately predict, or over which we have no control that cause our forward-looking statements to become inaccurate. When considering our forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and in the documents incorporated by reference. The risk factors and other factors noted in this prospectus and in the documents incorporated by reference provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those contained in any forward-looking statement.

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These events or factors could cause our results or performance to differ materially from those expressed in, or implied by, our forward-looking statements. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and, therefore, also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements that are included in this prospectus, our inclusion of this information is not a representation by us or any other person that our objectives and plans will be achieved.

Our forward-looking statements speak only at the date made, and we are under no obligation to update these forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated herein by reference. It does not contain all of the information that you should consider before making an investment decision. You should read the entire prospectus, together with the related prospectus supplement and the information incorporated therein and herein, for a more complete understanding of this offering. Please read “Risk Factors” beginning on page 8 of this prospectus for more information about important risks that you should consider before buying the notes.

EV Energy Partners, L.P.

We are an independent oil and natural gas partnership focused on the acquisition, production and development of oil and natural gas properties in the United States. Our primary business objective is to provide stability and growth in our cash distributions per unit over time. Our assets consist primarily of interests in producing and non-producing oil and natural gas properties located primarily in the following areas of operation:

•	the Barnett Shale;

•	the Appalachian Basin;

•	the Mid-Continent area;

•	the San Juan Basin;

•	the Monroe Field;

•	the Permian Basin;

•	Central and East Texas; and

•	Michigan.

Our properties are characterized by long-lived reserves with predictable decline rates, and as of December 31, 2011, have an average proved reserve life of 19 years. Our fields generally have long production histories, with some fields having produced hydrocarbons for over 90 years.

At December 31, 2011, our estimated net proved oil and gas reserves were 1,144.4 billion cubic feet of natural gas equivalents (Bcfe), consisting of 808.6 billion cubic feet (Bcf) of natural gas, 40.9 million barrels (MMBbls) of natural gas liquids and 15.1 MMBbls of oil. Approximately 68% of our proved reserves were classified as proved developed as of December 31, 2011, and the total standardized measure of discounted future net cash flows was $1,406.1 million.

Principal Executive Offices

Our principal executive offices are located at 1001 Fannin, Suite 800, Houston, Texas 77002. Our telephone number is 713-651-1144. Our web site address is www.evenergypartners.com. The information on our web site is not part of this prospectus.

Our Organizational Structure

As a limited partnership, we are managed by our general partner, EV Energy GP, L.P., which in turn is managed by its general partner, EV Management, LLC. EV Management is ultimately responsible for the business and operations of our general partner and conducts our business and operations, and the board of directors and officers of EV Management make decisions on our behalf. EV Management is owned by EnerVest. The limited partners of EV Energy GP, L.P. are EnerVest, EV Investors, L.P., a limited partnership formed by EnerVest and members of our senior management, and institutional partnerships managed by EnCap Investments, L.P.

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The diagram below depicts our organizational structure and ownership as of March 7, 2012:

(1)	Investment funds formed by EnCap Investments, L.P. (“EnCap”).

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RISK FACTORS

Investing in our securities involves risk. Please see the risk factors described in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks, as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

Limited partner interests are inherently different from capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in similar businesses. If any of the risks were actually to occur, our business, financial condition or results of operations or cash flows could be materially adversely affected.

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USE OF PROCEEDS

Unless otherwise indicated to the contrary in an accompanying prospectus supplement, we will use the net proceeds from the sale of securities covered by this prospectus for general partnership purposes, which may include repayment of indebtedness, capital expenditures and additions to working capital.

The actual application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

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RATIO OF EARNINGS TO FIXED CHARGES

The following table presents our ratios of earnings to fixed charges for the years ended December 31, 2011, 2010, 2009, 2008 and 2007. For purposes of computing the ratios of earnings to fixed charges, earnings consist of pre-tax income from continuing operations before adjustment for equity income from equity method investees plus fixed charges, amortization of capitalized interest and distributed income from investees, and our share of pre-tax losses of investees for which charges arising from guarantees are included in fixed charges, each as accounted for under the equity method, less capitalized interest, preference security dividend requirements of consolidated subsidiaries, and the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of the sum of interest expensed and capitalized, plus amortized premiums, discounts and capitalized expenses related to indebtedness, an estimated interest component of rental expense, and preference security dividend requirements of consolidated subsidiaries.

	Year Ended December 31,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	4.37	11.18	1.13	15.00	2.40

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DESCRIPTION OF OUR COMMON UNITS

The Units

The common units represent limited partnership interests in EV Energy Partners, L.P. The holders of units are entitled to participate in partnership distributions and exercise the rights or privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of common units and our general partner in partnership distributions, see “How We Will Make Cash Distributions”. For a description of the rights and privileges of limited partners under our partnership agreement, including voting rights, please read “The Partnership Agreement”.

Transfer Agent and Registrar

Duties. Computershare Shareholder Services, Inc. will serve as registrar and transfer agent for the common units. We will pay all fees charged by the transfer agent for transfers of common units except the following that must be paid by unitholders:

•	surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

•	special charges for services requested by a common unitholder; and

•	other similar fees or charges.

There will be no charge to unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Resignation or Removal. The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and has accepted the appointment within 30 days after notice of the resignation or removal, our general partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

By transfer of common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Each transferee:

•	represents that the transferee has the capacity, power and authority to become bound by our partnership agreement;

•	automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, our partnership agreement; and

•	gives the consents and approvals contained in our partnership agreement.

A transferee will become a substituted limited partner of our partnership for the transferred common units automatically upon the recording of the transfer on our books and records. Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.

We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

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Common units are securities and are transferable according to the laws governing transfers of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership for the transferred common units.

Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

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DESCRIPTION OF OUR DEBT SECURITIES

We will issue our debt securities under an indenture among us, as issuer, the Trustee and any possible subsidiary guarantors. The debt securities will be governed by the provisions of the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. We, the Trustee and any possible subsidiary guarantors may enter into supplements to the Indenture from time to time. If we decide to issue subordinated debt securities, we will issue them under a separate Indenture containing subordination provisions.

This description is a summary of the material provisions of the debt securities and the Indentures. We urge you to read the forms of senior indenture and subordinated indenture filed as exhibits to the registration statement of which this prospectus is a part because those Indentures, and not this description, govern your rights as a holder of debt securities. References in this prospectus to an “Indenture” refer to the particular Indenture under which we issue a series of debt securities. References in this prospectus to “Trustee” refer to the trustee that we appoint for any series of debt, as further described in “—The Trustee”.

EV Energy Partners, L.P. may issue debt securities in one or more series, and EV Energy Finance Corp. may be a co-issuer of one or more series of debt securities. EV Energy Finance Corp. was incorporated under the laws of the State of Delaware in 2007, is wholly-owned by EV Energy Partners, L.P., and has no material assets or any liabilities other than as a co-issuer of debt securities. Its activities will be limited to co-issuing debt securities and engaging in other activities incidental thereto. When used in this section “Description of the Debt Securities,” the terms “we,” “us,” “our” and “issuers” refer jointly to EV Energy Partners, L.P. and EV Energy Finance Corp., and the terms “EV Energy” and “EV Finance Corp.” refer strictly to EV Energy Partners, L.P. and EV Energy Finance Corp., respectively.

General

The Debt Securities

Any series of debt securities that we issue:

•	will be our general obligations;

•	will be general obligations of any of our subsidiaries that guarantee that series; and

•	may be subordinated to our senior indebtedness, with any guarantees also being subordinated to any senior indebtedness.

The Indenture does not limit the total amount of debt securities that we may issue. We may issue debt securities under the Indenture from time to time in separate series, up to the aggregate amount authorized for each such series.

We will prepare a prospectus supplement and either an indenture supplement or a resolution of the board of directors of the general partner of our general partner and accompanying officers’ certificate relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

•	whether EV Finance Corp. will be a co-issuer of the debt securities;

•	whether the debt securities are entitled to the benefits of any guarantees by our subsidiaries;

•	the form and title of the debt securities;

•	the total principal amount of the debt securities;

•	the date or dates on which the debt securities may be issued;

•	the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

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•	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable;

•	the dates on which the principal and premium, if any, of the debt securities will be payable;

•	the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	whether the debt securities may be issued in amounts other than $1,000 each or multiples thereof;

•	any changes to or additional Events of Default or covenants;

•	the subordination, if any, of the debt securities and any changes to the subordination provisions of the Indenture; and

•	any other terms of the debt securities.

This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

The prospectus supplement will also describe any material United States federal income tax consequences or other special considerations regarding the applicable series of debt securities, including those relating to:

•

debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies or commodities;

•	debt securities with respect to which principal, premium or interest is payable in a foreign or composite currency;

•	debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

•	variable rate debt securities that are exchangeable for fixed rate debt securities.

At our option, we may make interest payments by check mailed to the registered holders of any debt securities not in global form or, if so stated in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by the holder.

Unless otherwise provided in the applicable prospectus supplement, fully registered securities may be transferred or exchanged at the office of the Trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any applicable tax or governmental charge.

Any funds we pay to a paying agent for the payment of amounts due on any debt securities that remain unclaimed for two years will be returned to us, and the holders of the debt securities must look only to us for payment after that time.

Guarantees by our Subsidiaries

Our payment obligations under any series of debt securities may be jointly and severally, fully and unconditionally guaranteed by one or more of our subsidiaries, the “Subsidiary Guarantors.” If a series of debt securities is so guaranteed, the Subsidiary Guarantors will execute a notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by the Subsidiary Guarantors.

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The obligations of each Subsidiary Guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the Subsidiary Guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

•	all other contingent and fixed liabilities of the Subsidiary Guarantor; and

•	any collections from or payments made by or on behalf of any other Subsidiary Guarantors in respect of the obligations of the Subsidiary Guarantor under its guarantee.

The guarantee of any Subsidiary Guarantor may be released under certain circumstances. If no default has occurred and is continuing under the Indenture and to the extent not otherwise prohibited by the Indenture, a Subsidiary Guarantor will be unconditionally released and discharged from the guarantee:

•	automatically upon any sale, exchange or transfer, to any person that is not our affiliate, of all of our direct or indirect limited partnership or other equity interests in the Subsidiary Guarantor;

•	automatically upon the merger of the Subsidiary Guarantor into us or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

•

upon our delivery of a written notice to the Trustee of the release of all guarantees by the Subsidiary Guarantor of any debt of ours for borrowed money (or a guarantee of such debt), except for any series of debt securities, other than a release resulting from a payment of such guarantees.

If a series of debt securities is guaranteed by the Subsidiary Guarantors and is designated as subordinate to our senior indebtedness, then the guarantees by the Subsidiary Guarantors will be subordinated to the senior indebtedness of the Subsidiary Guarantors to substantially the same extent as the series is subordinated to our senior indebtedness. See “—Subordination.”

Covenants

Reports

The Indenture contains the following covenant for the benefit of the holders of all series of debt securities:

So long as any debt securities are outstanding, we will:

•

for as long as we are required to file information with the SEC pursuant to the Securities Exchange Act of 1934, which we call the Exchange Act, file with the Trustee, within 30 days after we file with the SEC, copies of the annual reports and of the information, documents and other reports that we are required to file with the SEC pursuant to the Exchange Act; and

•

if we are not required to file information with the SEC pursuant to the Exchange Act, file with the Trustee, within 30 days after we would have been required to file with the SEC, financial statements and a Management’s Discussion and Analysis of Financial Condition and Results of Operations, both comparable to what we would have been required to file with the SEC had we been subject to the reporting requirements of the Exchange Act.

Other Covenants

A series of debt securities may contain additional financial and other covenants applicable to us and our subsidiaries. The applicable prospectus supplement will contain a description of any such covenants that are added to the Indenture specifically for the benefit of holders of a particular series.

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Events of Default, Remedies and Notice

Events of Default

Each of the following events will be an “Event of Default” under the Indenture with respect to a series of debt securities:

•	default in any payment of interest on any debt securities of that series when due that continues for 30 days;

•	default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;

•	default in the payment of any sinking fund payment on any debt securities of that series when due;

•

failure by us or, if the series of debt securities is guaranteed by the Subsidiary Guarantors, by a Subsidiary Guarantor, to comply for 60 days after notice with the other agreements contained in the Indenture, any supplement to the Indenture or any board resolution authorizing the issuance of that series;

•	certain events of bankruptcy, insolvency or reorganization of us or, if the series of debt securities is guaranteed by the Subsidiary Guarantors, of the Subsidiary Guarantors; or

•	if the series of debt securities is guaranteed by the Subsidiary Guarantors:

•	any of the guarantees by the Subsidiary Guarantors ceases to be in full force and effect, except as otherwise provided in the Indenture;

•	any of the guarantees by the Subsidiary Guarantors is declared null and void in a judicial proceeding; or

•	any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its guarantee.

Exercise of Remedies

If an Event of Default, other than an Event of Default with respect to us described in the fifth bullet point above, occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately.

A default under the fourth bullet point above will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding debt securities of that series notify us and, if the series of debt securities is guaranteed by the Subsidiary Guarantors, the Subsidiary Guarantors, of the default and such default is not cured within 60 days after receipt of notice.

If an Event of Default with respect to us described in the fifth bullet point above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the Trustee or any holders.

The holders of a majority in principal amount of the outstanding debt securities of a series may rescind any declaration of acceleration by the Trustee or the holders with respect to the debt securities of that series, but only if:

•	rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

•

all existing Events of Default with respect to that series have been cured or waived, other than the nonpayment of principal, premium, if any, or interest on the debt securities of that series that have become due solely by the declaration of acceleration.

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If an Event of Default occurs and is continuing, the Trustee will be under no obligation, except as otherwise provided in the Indenture, to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any costs, liability or expense. No holder may pursue any remedy with respect to the Indenture or the debt securities of any series, except to enforce the right to receive payment of principal, premium, if any, or interest when due with respect to its own debt securities, unless:

•	such holder has previously given the Trustee notice that an Event of Default with respect to that series is continuing;

•	holders of at least 25% in principal amount of the outstanding debt securities of that series have requested that the Trustee pursue the remedy;

•	such holders have offered the Trustee reasonable indemnity or security against any cost, liability or expense;

•	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

•	the holders of a majority in principal amount of the outstanding debt securities of that series have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

The holders of a majority in principal amount of the outstanding debt securities of a series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any right or power conferred on the Trustee with respect to that series of debt securities. The Trustee, however, may refuse to follow any direction that:

•	conflicts with law;

•	is inconsistent with any provision of the Indenture;

•	the Trustee determines is unduly prejudicial to the rights of any other holder; or

•	would involve the Trustee in personal liability.

Notice of Event of Default

Within 30 days after the occurrence of an Event of Default, we are required to give written notice to the Trustee and indicate the status of the default and what action we are taking or propose to take to cure the default. In addition, we and any Subsidiary Guarantors are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a compliance certificate indicating that we and any Subsidiary Guarantors have complied with all covenants contained in the Indenture or whether any default or Event of Default has occurred during the previous year.

If an Event of Default occurs and is continuing, the Trustee must mail to each holder a notice of the Event of Default by the later of 90 days after the Event of Default occurs or 30 days after the Trustee knows of the Event of Default. Except in the case of a default in the payment of principal, premium, if any, or interest with respect to any debt securities, the Trustee may withhold such notice, but only if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the Trustee in good faith determines that withholding such notice is in the interests of the holders.

Amendments and Waivers

We may amend the Indenture without the consent of any holder of debt securities to:

•	provide for the assumption by a successor of our obligations under the Indenture;

•	add covenants for the benefit of the holders or surrender any right or power conferred upon us or any Subsidiary Guarantor;

•	cure any ambiguity, omission, defect or inconsistency;

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•	convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

•	comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

•	add Subsidiary Guarantors with respect to the debt securities;

•	secure the debt securities or any guarantee;

•	make any change that does not adversely affect the rights under the Indenture of any holder;

•	add or appoint a successor or separate Trustee;

•	change or eliminate any restriction on the payment of principal of, or premium, if any, on any subordinated debt securities; or

•	establish the form or terms of any new series of debt securities.

In addition, we may amend the Indenture if the holders of a majority in principal amount of all debt securities of each series that would be affected under the Indenture consent to it. We may not, however, without the consent of each holder of outstanding debt securities that would be affected, amend the Indenture to:

•	reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

•	reduce the rate of or extend the time for payment of interest on any debt securities;

•	reduce the principal of or extend the stated maturity of any debt securities;

•	reduce any premium payable upon the redemption of any debt securities or change the time at which any debt securities may or shall be redeemed;

•	make any debt securities payable in other than U.S. dollars;

•	impair the right of any holder to receive payment of premium, if any, principal or interest with respect to such holder’s debt securities on or after the applicable due date;

•	impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder’s debt securities;

•	release any security that has been granted in respect of the debt securities, other than in accordance with the Indenture;

•	make any change in the amendment provisions that require each holder’s consent;

•	make any change in the waiver provisions; or

•	release a Subsidiary Guarantor other than as provided in the Indenture or modify such Subsidiary Guarantor’s guarantee in any manner adverse to the holders.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture requiring the consent of the holders of any series of debt securities becomes effective, we are required to mail to all holders a notice briefly describing the amendment with respect to other holders. The failure to give, or any defect in, such notice to any holder, however, will not impair or affect the validity of the amendment with respect to other holders.

The holders of a majority in principal amount of the outstanding debt securities of each affected series, on behalf of all such holders, may waive:

•	compliance by us or a Subsidiary Guarantor with certain restrictive provisions of the Indenture; and

•	any past default under the Indenture; except that such majority of holders may not waive a default:

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•	in the payment of principal, premium, if any, or interest; or

•	in respect of a provision that under the Indenture cannot be amended without the consent of all holders of the series of debt securities that is affected.

Defeasance

At any time, we may terminate, with respect to debt securities of a particular series, all our obligations under such series of debt securities and the Indenture, which we call a “legal defeasance.” If we decide to make a legal defeasance, however, we may not terminate certain of our obligations, including those:

•	relating to the defeasance trust;

•	to register the transfer or exchange of the debt securities of that series;

•	to replace mutilated, destroyed, lost or stolen debt securities of that series; or

•	to maintain a registrar and paying agent in respect of the debt securities of that series.

At any time we may also affect a “covenant defeasance,” which means we have elected to terminate our obligations under or the operation of:

•	covenants applicable to a series of debt securities and described in the prospectus supplement applicable to such series, other than as described in such prospectus supplement;

•	the bankruptcy provisions with respect to the Subsidiary Guarantors, if any; and

•	the guarantee provision described under “—Events of Default, Remedies and Notice—Events of Default” above with respect to that series of debt securities.

If we exercise either our legal defeasance option or our covenant defeasance option, any subsidiary guarantee will terminate with respect to that series of debt securities.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the affected series of debt securities may not be accelerated because of an Event of Default with respect to that series. If we exercise our covenant defeasance option, payment of the affected series of debt securities may not be accelerated because of an Event of Default specified in the fourth, fifth (with respect only to a Subsidiary Guarantor, if any) or sixth bullet points under “—Events of Default, Remedies and Notice—Events of Default” above or an Event of Default that is added specifically for such series and described in a prospectus supplement.

If we exercise either our legal defeasance option or our covenant defeasance option, any subsidiary guarantee will terminate with respect to that series of debt securities. In order to exercise either defeasance option, we must:

•

irrevocably deposit in trust with the Trustee money or certain U.S. government obligations for the payment of principal, premium, if any, and interest on the series of debt securities to redemption or final maturity, as the case may be;

•	comply with certain other conditions, including that no default has occurred and is continuing after the deposit in trust; and

•

deliver to the Trustee an opinion of counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

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No Personal Liability of General Partner

Our general partner, and its directors, officers, employees and partners, as such, will not be liable for:

•	any of our obligations or the obligations of any Subsidiary Guarantors under the debt securities, the Indenture or the guarantees; or

•	any claim based on, in respect of, or by reason of, such obligations or their creation.

By accepting a debt security, each holder will be deemed to have waived and released all such liability. This waiver and release are part of the consideration for our issuance of the debt securities. This waiver may not be effective, however, to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Subordination

Debt securities of a series may be subordinated to our “Senior Indebtedness,” which we define generally to include any obligation created or assumed by us (or, if the series is guaranteed, the Subsidiary Guarantors) for the repayment of borrowed money and any guarantee therefor, whether outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such obligation, it is provided that such obligation is subordinate or not superior in right of payment to the debt securities (or, if the series is guaranteed, the guarantee of the Subsidiary Guarantors), or to other obligations that are pari passu with or subordinated to the debt securities (or, if the series is guaranteed, the guarantee of the Subsidiary Guarantors). Subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the Indenture and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness and that of any Subsidiary Guarantor that is designated as “Senior Indebtedness” with respect to the series.

The holders of our Senior Indebtedness or, if applicable, of a Subsidiary Guarantor, will receive payment in full of the Senior Indebtedness before holders of subordinated debt securities will receive any payment of principal, premium, if any, or interest with respect to the subordinated debt securities upon any payment or distribution of our assets or, if applicable to any series of outstanding debt securities, the Subsidiary Guarantors’ assets, to creditors:

•	upon a liquidation or dissolution of us or, if applicable to any series of outstanding debt securities, the Subsidiary Guarantors; or

•	in a bankruptcy, receivership or similar proceeding relating to us or, if applicable to any series of outstanding debt securities, to the Subsidiary Guarantors.

Until the Senior Indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of Senior Indebtedness, except that the holders of subordinated debt securities may receive units representing limited partner interests in us and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the subordinated debt securities.

If we do not pay any principal, premium, if any, or interest with respect to Senior Indebtedness within any applicable grace period (including at maturity), or any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, we may not:

•	make any payments of principal, premium, if any, or interest with respect to subordinated debt securities;

•	make any deposit for the purpose of defeasance of the subordinated debt securities; or

•

repurchase, redeem or otherwise retire any subordinated debt securities, except that in the case of subordinated debt securities that provide for a mandatory sinking fund, we may deliver subordinated debt securities to the Trustee in satisfaction of our sinking fund obligation,

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unless, and until,

•	the default has been cured or waived and any declaration of acceleration has been rescinded;

•	the Senior Indebtedness has been paid in full in cash; or

•	we and the Trustee receive written notice approving the payment from the representatives of each issue of “Designated Senior Indebtedness.”

Generally, “Designated Senior Indebtedness” will include:

•	any specified issue of Senior Indebtedness of at least $100 million; and

•	any other Senior Indebtedness that we may designate in respect of any series of subordinated debt securities.

During the continuance of any default, other than a default described in the immediately preceding paragraph, that may cause the maturity of any Designated Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for a period called the “Payment Blockage Period.” A Payment Blockage Period will commence on the receipt by us and the Trustee of written notice of the default, called a “Blockage Notice,” from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and will end 179 days thereafter.

The Payment Blockage Period may be terminated before its expiration:

•	by written notice from the person or persons who gave the Blockage Notice;

•	by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given; or

•	if the default giving rise to the Payment Blockage Period is no longer continuing.

Unless the holders of the Designated Senior Indebtedness have accelerated the maturity of the Designated Senior Indebtedness, we may resume payments on the subordinated debt securities after the expiration of the Payment Blockage Period.

Generally, not more than one Blockage Notice may be given in any period of 360 consecutive days. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days.

After all Senior Indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

As a result of the subordination provisions described above, in the event of insolvency, the holders of Senior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

Book Entry, Delivery and Form

We may issue debt securities of a series in the form of one or more global certificates deposited with a depositary. We expect that The Depository Trust Company, New York, New York, or “DTC,” will act as depositary. If we issue debt securities of a series in book-entry form, we will issue one or more global certificates that will be deposited with or on behalf of DTC and will not issue physical certificates to each holder. A global security may not be transferred unless it is exchanged in whole or in part for a certificated security, except that DTC, its nominees and their successors may transfer a global security as a whole to one another.

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DTC will keep a computerized record of its participants, such as brokers, whose clients have purchased the debt securities. The participants will then keep records of their clients who purchased the debt securities. Beneficial interests in global securities will be shown on, and transfers of beneficial interests in global securities will be made only through, records maintained by DTC and its participants.

DTC advises us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the United States Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC is owned by a number of its participants and by The Nasdaq Stock Market LLC, The American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The rules that apply to DTC and its participants are on file with the SEC.

DTC holds securities that its participants deposit with DTC. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants’ accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

We will wire principal, premium, if any, and interest payments due on the global securities to DTC’s nominee. We, any Subsidiary Guarantors, the Trustee and any paying agent will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we, any Subsidiary Guarantors, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

It is DTC’s current practice, upon receipt of any payment of principal, premium, if any, or interest, to credit participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to participants, whose accounts are credited with debt securities on a record date, by using an omnibus proxy.

Payments by participants to owners of beneficial interests in the global securities, as well as voting by participants, will be governed by the customary practices between the participants and the owners of beneficial interests, as is the case with debt securities held for the account of customers registered in “street name.” Payments to holders of beneficial interests are the responsibility of the participants and not of DTC, the Trustee, any Subsidiary Guarantors or us.

Beneficial interests in global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and, in either event, a successor depositary is not appointed by us within 90 days; or

•	an Event of Default occurs and DTC notifies the Trustee of its decision to require that all of the debt securities of a series be represented by certificated securities.

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The Trustee

We may appoint a separate trustee for any series of debt securities. We use the term “Trustee” to refer to the trustee appointed with respect to any such series of debt securities. We may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business, and the Trustee may own debt securities.

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

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HOW WE WILL MAKE CASH DISTRIBUTIONS

Set forth below is a summary of the significant provisions of our partnership agreement that relate to cash distributions.

Distributions of Available Cash

Definition of Available Cash. Available cash generally means all cash on hand at the end of that quarter:

•	less the amount of cash reserves established by our general partner to:

•	provide for the proper conduct of our business;

•	comply with applicable law, any of our debt instruments or other agreements; or

•	provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters;

•

plus, if our general partner so determines, all or a portion of cash on hand on the date of determination of available cash for the quarter including cash from working capital borrowings. Working capital borrowings are borrowings used solely for working capital purposes or to pay distributions to unitholders.

General Partner Interest. Initially, our general partner will be entitled to 2% of all quarterly distributions that we make prior to our liquidation. The general partner’s initial 2% interest in these distributions will be reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its 2% general partner interest. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its current general partner interest.

Incentive Distribution Rights. Our general partner also holds incentive distribution rights that entitle it to receive increasing percentages, up to a maximum of 25%, of the cash we distribute from operating surplus (as defined below) in excess of $0.7615 per unit per quarter. The maximum distribution percentage of 25% includes distributions paid to our general partner on its 2% general partner interest and assumes that our general partner maintains its general partner interest at 2%. The maximum distribution percentage of 25% does not include any distributions that our general partner may receive on common units that it owns. Please read “—Incentive Distribution Rights” for additional information.

Operating Surplus and Capital Surplus

General. All cash we distribute to unitholders will be characterized as either “operating surplus” or “capital surplus.” Our partnership agreement requires that we distribute available cash from operating surplus differently than available cash from capital surplus.

Operating Surplus. Operating surplus generally means:

•

an amount equal to two times the amount needed for any one quarter for us to pay a distribution on all of our units, the general partner’s 2% interest and the incentive distribution rights at the same per-unit amount as was distributed in the immediately preceding quarter; plus

•	all of our cash receipts after the closing of our initial public offering, excluding cash from interim capital transactions; plus

•	working capital borrowings made after the end of a quarter but before the date of determination of operating surplus for the quarter; less

•	our operating expenditures after the closing of our initial public offering; less

•	the amount of cash reserves established by our general partner to provide funds for future operating and capital expenditures.

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Part of our business strategy is to limit our exposure to volatility in commodity prices by entering into hedging agreements. In general, all of the payments we make or receive under hedging agreements, including periodic settlement payments, the purchase price of put contracts and payments made or received in connection with the termination of hedging agreements, will be added or deducted in the determination of operating surplus on the date the payment is received or made. Our partnership agreement allows our general partner, with the approval of the conflicts committee of our board of directors, to allocate payments made or received under hedging agreements over multiple periods, or to exclude such payments or receipts from the calculation of operating surplus if it determines such treatment to be appropriate.

Interim Capital Transactions. Amounts we receive from interim capital transactions are not added to the amount we receive from operating sources in calculating operating surplus. Interim capital transactions generally means the following:

•	borrowings (other than working capital borrowings);

•	sales of our equity and debt securities;

•	the termination of interest rate and commodity swap agreements; and

•

sales or other dispositions of assets for cash, other than sales of oil and gas production, disposition of assets made in connection with plugging and abandoning wells and site reclamation, sales of inventory, accounts receivable and other current assets sold in the ordinary course of business or as part of normal retirement or replacement of assets.

Working capital borrowings are short-term borrowings that we make in order to finance our operations or pay distributions to our partners. Working capital borrowings increase operating surplus and repayment of these borrowings decreases operating surplus.

If a working capital borrowing is not repaid during the twelve-month period following the borrowing, it will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital is in fact repaid, it will not be treated as a reduction in operating surplus because operating surplus will have been previously reduced by the deemed repayment.

Because of fluctuations in our working capital, we may make short term working capital borrowings in order to level out our distributions from quarter to quarter.

Operating Expenditures. Operating expenditures generally means all of our expenditures, including lease operating expenses, taxes, reimbursements of expenses to our general partner, repayment of working capital borrowings, debt service payments. Operating expenditures will not include:

•	payments (including prepayments) of principal of and premium on indebtedness, other than working capital borrowings;

•	maintenance capital expenditures, but will include estimated maintenance capital expenditures;

•	expansion capital expenditures;

•	payment of transaction expenses relating to interim capital transactions; or

•	distributions to partners.

Maintenance capital expenditures are those capital expenditures required to maintain the current production levels over the long term of our oil and gas properties or maintain the current operating capacity of our other capital assets. Examples of maintenance capital expenditures include capital expenditures to bring our non-producing reserves into production, such as drilling and completion costs, enhanced recovery costs and other construction costs, and costs to acquire reserves that replace the reserves we expect to produce in the future. Well plugging and abandonment, site restoration and similar costs will also be considered maintenance capital expenditures.

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Expansion capital expenditures are those capital expenditures that we expect will increase our production of our oil and gas properties over the long term or increase the current operating capacity of our other capital assets over the long term. Examples of expansion capital expenditures include the acquisition of oil and gas properties or equipment or new exploration or development prospects, to the extent we expect that such expenditures will increase current production of our oil and gas properties over the long term. Expansion capital expenditures will also include interest (and related fees) on debt incurred to finance all of any portion of such capital improvement during the period from such financing until the earlier to occur of the date any such capital improvement is put into service or the date that it is disposed of or abandoned.

Estimated Average Maintenance Capital Expenditures. Our general partner will be required to estimate the average maintenance capital expenditures we will make over the long-term, and deduct that estimate in calculating operating surplus. Because our maintenance capital expenditures can be very large and irregular, the amount of our actual maintenance capital expenditures may differ substantially from period to period, which could cause similar fluctuations in the amounts of operating surplus and adjusted operating surplus (as described below) if we subtracted our actual maintenance capital expenditures when we calculate operating surplus. Accordingly, to eliminate the effect of these fluctuations on operating surplus, our partnership agreement will require that an estimate of the average quarterly maintenance capital expenditures necessary to maintain the current production levels of our oil and gas properties over the long term or current operating capacity of our other capital assets over the long term be subtracted in calculating operating surplus each quarter as opposed to the actual amounts we spend. The amount of estimated maintenance capital expenditures deducted from operating surplus is subject to review and change by the board of directors of EV Management at least once a year, provided that any change is approved by our conflicts committee. The estimate will be made at least annually and whenever an event occurs that is likely to result in a material adjustment to the amount of our maintenance capital expenditures, such as a major acquisition or the introduction of new governmental regulations that will impact our business. For purposes of calculating operating surplus, any adjustment to this estimate will be prospective only.

The deduction of estimated maintenance capital expenditures in calculating operating surplus will have the following effects:

•

it will reduce the risk that maintenance capital expenditures in any one quarter will be large enough to render operating surplus less than the minimum quarterly distribution to be paid on all the units for that quarter and subsequent quarters;

•	it will reduce the need to borrow under our credit facility to pay distributions; and

•	it will be more difficult for us to raise our distribution above the minimum quarterly distribution and pay incentive distributions to our general partner.

Miscellaneous. Amounts that we invest in certificates of deposit or securities or other temporary investments pending use in our business will not be deducted in calculating operating surplus.

As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders. For example, it includes a provision that will enable us, if we choose, to distribute as operating surplus up to two times the amount needed for any one quarter for us to pay a distribution on all of our units we receive in the future from non-operating sources such as asset sales, issuances of securities and long-term borrowings that would otherwise be distributed as capital surplus. As a result, we may also distribute as operating surplus up to the amount of any such cash distribution or interest payments of cash we receive from non-operating sources.

Characterization of Cash Distributions. Our partnership agreement requires that we treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since the closing of our initial public offering equals the operating surplus as of the most recent date of determination of available cash. Our partnership agreement requires that we treat any amount distributed in excess of operating surplus,

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regardless of its source, as capital surplus. As reflected above, operating surplus includes an amount equal to two times the amount needed for any one quarter for us to pay a distribution on all of our units and the incentive distribution rights at the same per-unit amount as was distributed in the immediately preceding quarter. This amount does not reflect actual cash on hand that is available for distribution to our unitholders. Rather, it is a provision that will enable us, if we choose, to distribute as operating surplus up to this amount of cash we receive in the future from non-operating sources, such as asset sales, issuances of securities, and borrowings, that would otherwise be distributed as capital surplus. We do not anticipate that we will make any distributions from capital surplus.

Distributions of Available Cash from Operating Surplus

Our partnership agreement requires that we make distributions of available cash from operating surplus for any quarter in the following manner:

•	first, 98% to all unitholders, pro rata, and 2% to the general partner, until we distribute for each outstanding unit an amount equal to the minimum quarterly distribution for that quarter; and

•	thereafter, in the manner described in “General Partner Interest and Incentive Distribution Rights” below.

The preceding discussion is based on the assumptions that our general partner maintains its 2% general partner interest and that we do not issue additional classes of equity securities.

Incentive Distribution Rights

Incentive distribution rights represent the right to receive an increasing percentage (13% and 23%) of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Our general partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in our partnership agreement.

As discussed below under “—General Partner’s Right to Reset Incentive Distribution Levels,” our general partner, as the holder of the incentive distribution rights, has the right to reset the minimum quarterly distribution and the first and second target distribution levels if certain conditions are satisfied. In December 2011, our general partner elected to reset the minimum quarterly distribution and the target distribution levels. In accordance with the partnership agreement, the minimum quarterly distribution was reset to $0.7615 (the average distribution per common unit for the two quarters preceding the election to reset) and the first target distribution level and second target distribution level were reset to $0.875725 and $0.951875, respectively. Information in this prospectus gives effect to the reset of the minimum quarterly distribution and the first and second distribution levels.

In connection with the reset, the general partner was issued 3,873,357 Class B units. The holders of Class B units have the right to convert them into common units on a one-for-one basis after December12, 2012. Prior to conversion, the Class B units have the same distribution and voting rights as the common units.

If for any quarter:

•	we have distributed available cash from operating surplus to the common units in an amount equal to the minimum quarterly distribution; and

•	we have distributed available cash from operating surplus on outstanding common units in an amount necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution;

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then, our partnership agreement requires that we distribute any additional available cash from operating surplus for that quarter among the unitholders and the general partner in the following manner:

•	first, 98% to all unitholders, pro rata, and 2% to the general partner, until each unitholder receives a total of $0.875725 per unit for that quarter (the “first target distribution”);

•	second, 85% to all unitholders, pro rata, and 15% to the general partner, until each unitholder receives a total of $0.951875 per unit for that quarter (the “second target distribution”); and

•	thereafter, 75% to all unitholders, pro rata, and 25% to the general partner.

General Partner’s Right to Reset Incentive Distribution Levels

Our general partner, as the holder of our incentive distribution rights, has the right under our partnership agreement to elect to relinquish the right to receive incentive distribution payments based on the initial cash target distribution levels and to reset, at higher levels, the minimum quarterly distribution amount and cash target distribution levels upon which the incentive distribution payments to our general partner would be set. Our general partner’s right to reset the minimum quarterly distribution amount and the target distribution levels upon which the incentive distributions payable to our general partner are based may be exercised, without approval of our unitholders or the conflicts committee of our general partner, at any time when we have made cash distributions to the holders of the incentive distribution rights at the highest level of incentive distribution for each of the prior four consecutive fiscal quarters. The reset minimum quarterly distribution amount and target distribution levels will be higher than the minimum quarterly distribution amount and the target distribution levels prior to the reset such that our general partner will not receive any incentive distributions under the reset target distribution levels until cash distributions per unit following this event increase as described below. We anticipate that our general partner would exercise this reset right in order to facilitate acquisitions or internal growth projects that would otherwise not be sufficiently accretive to cash distributions per common unit, taking into account the existing levels of incentive distribution payments being made to our general partner.

In connection with the resetting of the minimum quarterly distribution amount and the target distribution levels and the corresponding relinquishment by our general partner of incentive distribution payments based on the target cash distributions prior to the reset, our general partner will be entitled to receive a number of newly issued Class B units based on a predetermined formula described below that takes into account the “cash parity” value of the average cash distributions related to the incentive distribution rights received by our general partner for the two quarters prior to the reset event as compared to the average cash distributions per common unit during this period.

The number of Class B units that our general partner would be entitled to receive from us in connection with a resetting of the minimum quarterly distribution amount and the target distribution levels then in effect would be equal to (x) the average amount of cash distributions received by our general partner in respect of its incentive distribution rights during the two consecutive fiscal quarters ended immediately prior to the date of such reset election divided by (y) the average of the amount of cash distributed per common unit during each of these two quarters. Each Class B unit will be convertible into one common unit at the election of the holder of the Class B unit at any time following the first anniversary of the issuance of these Class B units.

Following a reset election by our general partner, the minimum quarterly distribution amount will be reset to an amount equal to the average cash distribution amount per common unit for the two fiscal quarters immediately preceding the reset election (such amount is referred to as the “reset minimum quarterly distribution”) and the target distribution levels will be reset to be correspondingly higher such that we would distribute all of our available cash from operating surplus for each quarter thereafter as follows:

•	first, 98% to all unitholders, pro rata, and 2% to the general partner, until each unitholder receives an amount equal to 115% of the reset minimum quarter distribution for that quarter;

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•	second, 85% to all unitholders, pro rata, and 15% to the general partner, until each unitholder receives an amount per unit equal to 125% of the reset minimum quarterly distribution for that quarter; and

•	thereafter, 75% to all unitholders, pro rata, and 25% to the general partner.

The following table illustrates the percentage allocation of available cash from operating surplus between the unitholders and our general partner at various levels of cash distribution levels pursuant to the cash distribution provision of our partnership agreement in effect at the date of this prospectus as well as following a hypothetical reset of the minimum quarterly distribution and target distribution levels based on the assumption that the average quarterly cash distribution amount per common unit during the two fiscal quarters immediately preceding the reset election was $1.00.

	Quarterly Distribution per Unit Prior to Reset	Marginal Percentage Interest in Distribution		Quarterly Distribution per Unit following Hypothetical Reset

		Unitholders	General Partner
Minimum Quarterly Distribution	$ 0.7615	98%	2%	$1.00
First Target Distribution	up to $0.875725	98%	2%	up to $1.15	(1)
Second Target Distribution	above $0.875725			above $1.15
	up to $0.951875	85%	15%	up to $1.25	(2)
Thereafter	above $0.951875	75%	25%	above $1.25

(1)	This amount is 115% of the hypothetical reset minimum quarterly distribution.
(2)	This amount is 125% of the hypothetical reset minimum quarterly distribution.

The following table illustrates the total amount of available cash from operating surplus that would be distributed to the unitholders and the general partner, including in respect of incentive distribution rights, or IDRs, based on an average of the amounts distributed for a quarter for the two quarters immediately prior to the reset. The table assumes that there are 42,320,707 common units outstanding, (includes 3,873,357 Class B Units currently outstanding that can convert to common units on December 12, 2012), that our general partner has a 2% interest as a general partner, and that the average distribution to each common unit is $1.00 for the two quarters prior to the reset.

	Quarterly Distribution per Unit Prior to Reset	Common Unitholders Cash Distribution Prior to Reset	General Partner Cash Distributions Prior to Reset				Total Distributions
			Class B Units	2% General Partner Interest	IDRs	Total
Minimum Quarterly Distribution	$ 0.7615	$32,227,218	$—	$657,698	$—	$657,698	$32,884,916
First Target Distribution	up to $0.875725	37,061,301	—	756,353	—	756,353	37,817,654
Second Target Distribution	Above $0.875725
	up to $0.951875	3,222,722	—	75,829	492,887	568,716	3,791,438
Thereafter	above $0.951875	2,036,684	—	54,312	624,583	678,895	2,715,579
		$42,320,707	$—	$886,494	$1,117,470	$2,003,964	$44,324,671

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The following table illustrates the total amount of available cash from operating surplus that would be distributed to the unitholders and the general partner with respect to the quarter in which the reset occurs. The table reflects that as a result of the reset there are 42,320,707 common units, 1,117,470 Class B Units outstanding, that our general partner maintains its 2% general partner interest and that the average distribution to each common unit is $1.00. The number of Class B Units was calculated by dividing (x) the $ 1,117,470 received by the general partner in respect of its incentive distribution rights, or IDRs, as the average of the amounts received by the general partner in respect of its incentive distribution rights for the two quarters prior to the reset as shown in the table above by (y) the $1.00 of available cash from operating surplus distributed to each common unit as the average distributed per common unit for the two quarters prior to the reset.

	Quarterly Distribution per Unit After Reset	Common Unitholders Cash Distribution After Reset	General Partner Cash Distributions After Reset				Total Distributions
			Class B Units	2% General Partner Interest	IDRs	Total
Minimum Quarterly Distribution	$1.00	$42,320,707	$1,117,470	$886,494	$—	$2,003,964	$44,324,671
First Target Distribution	up to $1.15	—	—	—	—	—	—
Second Target Distribution	above $1.15 up to $1.25	—	—	—	—	—	—
Thereafter	above $1.25	—	—	—	—	—	—
		$42,320,707	$1,117,470	$886,494	$—	$2,003,964	$44,324,671

Our general partner will be entitled to cause the minimum quarterly distribution amount and the target distribution levels to be reset on more than one occasion, provided that it may not make a reset election except at a time when it has received incentive distributions for the prior four consecutive fiscal quarters based on the highest level of incentive distributions that it is entitled to receive under our partnership agreement.

Percentage Allocations of Available Cash from Operating Surplus

The following table illustrates the percentage allocations of available cash from operating surplus between the unitholders and our general partner based on the specified target distribution levels. The amounts set forth under “Marginal Percentage Interest in Distributions” are the percentage interests of our general partner and the unitholders in any available cash from operating surplus we distribute up to and including the corresponding amount in the column “Total Quarterly Distribution Per Unit,” until available cash from operating surplus we distribute reaches the next target distribution level, if any. The percentage interests shown for the unitholders and the general partner for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests set forth below for our general partner include its 2% general partner interest and assume our general partner has contributed any additional capital to maintain its 2% general partner interest and has not transferred its incentive distribution rights.

	Total Quarterly Distribution per Unit	Marginal Percentage Interest in Distributions
	Target Amount	Unitholders	General Partner
Minimum Quarterly Distribution	$ 0.7615	98%	2%
First Target Distribution	up to $0.875725 above $0.875725	98%	2%
Second Target Distribution	up to $0.951875	85%	15%
Thereafter	above $0.951875	75%	25%

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Distributions from Capital Surplus

How Distributions from Capital Surplus Will Be Made. Our partnership agreement requires that we make distributions of available cash from capital surplus, if any, in the following manner:

•

first, 98% to all unitholders, pro rata, and 2% to the general partner, until we distribute for each common unit, an amount of available cash from capital surplus equal to the initial public offering price;

•

second, 98% to the common unitholders, pro rata, and 2% to the general partner, until we distribute for each common unit, an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the common units; and

•	thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

The preceding discussion is based on the assumption that our general partner maintains its 2% general partner interest and that we do not issue additional classes of equity securities.

Effect of a Distribution from Capital Surplus. Our partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from our initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit is referred to as the “unrecovered initial unit price.” Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the corresponding reduction in the unrecovered initial unit price. Because distributions of capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made, it may be easier for the general partner to receive incentive distributions. Any distribution of capital surplus before the unrecovered initial unit price is reduced to zero cannot be applied to the payment of the minimum quarterly distribution or any arrearages.

Once we distribute capital surplus on a common unit issued in our initial public offering in an amount equal to the initial unit price, our partnership agreement specifies that the minimum quarterly distribution and the target distribution levels will be reduced to zero. Our partnership agreement specifies that we then make all future distributions from operating surplus, with 75% being paid to the holders of units and 25% to the general partner. The percentage interests shown for our general partner include its 2% general partner interest and assume the general partner has not transferred the incentive distribution rights and that we do not issue additional classes of equity securities.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, our partnership agreement specifies that the following items will be proportionately adjusted:

•	the minimum quarterly distribution;

•	target distribution levels; and

•	the unrecovered initial unit price.

For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, the target distribution levels and the unrecovered initial unit price would each be reduced to 50% of its initial level. Our partnership agreement provides that we not make any adjustment by reason of the issuance of additional units for cash or property.

In addition, if legislation is enacted or if existing law is modified or interpreted by a governmental taxing authority, so that we become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, our partnership agreement specifies that the minimum quarterly distribution

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and the target distribution levels for each quarter will be reduced by multiplying each distribution level by a fraction, the numerator of which is available cash for that quarter and the denominator of which is the sum of available cash for that quarter plus the general partner’s estimate of our aggregate liability for the quarter for such income taxes payable by reason of such legislation or interpretation. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in subsequent quarters.

Distributions of Cash Upon Liquidation

General. If we dissolve in accordance with our partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders and the general partner in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

The allocations of gain and loss upon liquidation are intended, to the extent possible, to permit common unitholders to receive their unrecovered initial unit price plus the minimum quarterly distribution for the quarter during which liquidation occurs plus any unpaid arrearages in payment of the minimum quarterly distribution on the common units. However, there may not be sufficient gain upon our liquidation to enable the holders of common units to fully recover all of these amounts. Any further net gain recognized upon liquidation will be allocated in a manner that takes into account the incentive distribution rights of the general partner.

Manner of Adjustments for Gain. The manner of the adjustment for gain is set forth in our partnership agreement. We will allocate any gain to the partners in the following manner:

•	first, to our general partner and the holders of units who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

•

second, 98% to the common unitholders, pro rata, and 2% to our general partner, until the capital account for each common unit is equal to the sum of: (1) the unrecovered initial unit price; (2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs; and (3) any unpaid arrearages in payment of the minimum quarterly distribution;

•

third, 98% to all unitholders, pro rata, and 2% to our general partner, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed 98% to the unitholders, pro rata, and 2% to our general partner, for each quarter of our existence;

•

fourth, 85% to all unitholders, pro rata, and 15% to our general partner, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the second target distribution per unit over the first target distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit that we distributed 85% to the unitholders, pro rata, and 15% to our general partner for each quarter of our existence; and

•	thereafter, 75% to all unitholders, pro rata, and 25% to our general partner.

The percentage interests set forth above for our general partner assume that our general partner maintains its 2% general partner interest, that our general partner has not transferred the incentive distribution rights and that we did not issue additional classes of equity securities.

Adjustments to Capital Accounts. Our partnership agreement requires that we make adjustments to capital accounts upon the issuance of additional units. In this regard, our partnership agreement specifies that we allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders

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and our general partner in the same manner as we allocate gain or loss upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, our partnership agreement requires that we allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner which results, to the extent possible, in our general partner’s capital account balances equaling the amount they would have been if no earlier positive adjustments to the capital accounts had been made.

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OUR CASH DISTRIBUTION POLICY AND RESTRICTIONS ON DISTRIBUTIONS

Rationale for Our Cash Distribution Policy

Our cash distribution policy reflects a basic judgment that our unitholders will be better served by distributing our cash available after expenses and reserves rather than retaining it. Because we are not subject to an entity-level federal income tax, we have more cash to distribute to you than would be the case were we subject to tax. Our cash distribution policy is consistent with the terms of our partnership agreement, which requires that we distribute all of our available cash on a quarterly basis. Available cash generally means our cash receipts from our operating activities less our costs of operations and reserves established by our general partner. Please see “How We Will Make Cash Distributions—Distributions of Available Cash”.

Limitations on Cash Distributions and Our Ability to Change Our Cash Distribution Policy

There is no guarantee that our unitholders will receive quarterly distributions from us. Our distribution policy may be changed at any time and is subject to certain restrictions, including the following:

•

The prices at which we sell our future production will be volatile and could decrease substantially. While our hedging program will reduce the effect of this volatility for several years, any prolonged decrease in commodity prices will reduce our cash available for distribution.

•

If we fail to make acquisitions on economically attractive terms, we will not be able to maintain our production levels over the long-term, which will adversely effect our ability to make cash distributions.

•

Our business requires a significant amount of capital expenditures to maintain our production levels over the long term. The amount of these capital expenditures could increase materially in the future, reducing the amounts that would otherwise be distributed to our unitholders. In addition, we may need to borrow to finance our capital expenditures, and our credit facility for these borrowings may contain restrictions on our ability to make distributions.

•

Our general partner will have broad discretion to establish reserves, which may be material, for the prudent conduct of our business, for capital expenditures to maintain our production levels over the long term, and for future cash distributions to our unitholders. The establishment of these reserves may result in a reduction in cash distributions to you from levels we currently anticipate pursuant to our distribution policy.

•

While our partnership agreement requires us to distribute all of our available cash, our partnership agreement, including the provisions requiring us to make cash distributions, may be amended. Our partnership agreement can be amended with the approval of a majority of the outstanding common units and any Class B units issued upon the reset of incentive distribution rights, if any, voting as a single class (including common units held by EnerVest and the EnCap Partnership and their respective affiliates).

•

Under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, we may not make a distribution to you if the distribution would cause our liabilities to exceed the fair value of our assets.

Effect of Making Distributions on Our Ability to Grow Our Reserves and Production

Because we will distribute our available cash quarterly, we may not have cash available to finance the growth of our reserves and production. If we pursue growth opportunities or other opportunities that require capital expenditures, we may have to borrow or issue common units or other partnership securities to finance the acquisitions or capital expenditures. General economic and market conditions, oil and gas prices, the results of our operations and other factors may limit our ability to obtain such financing or make such financing more expensive than would be the case if we retained our cash. This may limit our ability to compete for acquisition opportunities as effectively as companies that retain their cash and therefore limit our ability to grow our reserves and production.

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THE PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of our partnership agreement. Our partnership agreement is available as described under “Where You Can Find More Information”. We will provide prospective investors with a copy of our partnership agreement upon request at no charge.

We summarize the following provisions of our partnership agreement elsewhere in this prospectus:

•	with regard to distributions of available cash, please read “How We Will Make Cash Distributions”;

•	with regard to the transfer of common units, please read “Description of the Common Units—Transfer of Common Units”; and

•	with regard to allocations of taxable income and taxable loss, please read “Material Tax Consequences”.

Organization and Duration

Our partnership was organized in April 2006 and will have a perpetual existence.

Purpose

Our purpose under the partnership agreement is limited to any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law; provided, that our general partner shall not cause us to engage, directly or indirectly, in any business activity that the general partner determines would cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

Although our general partner has the ability to cause us and our subsidiaries to engage in activities other than the business of acquiring, developing, producing, marketing and transporting oil and gas properties, our general partner has no current plans to do so and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. Our general partner is authorized in general to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Power of Attorney

Each limited partner, and each person who acquires a unit from a unitholder, by accepting the common unit, automatically grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our general partner the authority to amend, and to make consents and waivers under, our partnership agreement.

Cash Distributions

Our partnership agreement specifies the manner in which we will make cash distributions to holders of our common units and other partnership securities as well as to our general partner in respect of its general partner interest and its incentive distribution rights. For a description of these cash distribution provisions, please read “How We Will Make Cash Distributions.”

Capital Contributions

Unitholders are not obligated to make additional capital contributions, except as described below under “—Limited Liability.”

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Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its 2% general partner interest if we issue additional units. Our general partner’s 2% interest, and the percentage of our cash distributions to which it is entitled, will be proportionately reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its 2% general partner interest. Our general partner will be entitled to make a capital contribution in order to maintain its 2% general partner interest in the form of the contribution to us of common units based on the current market value of the contributed common units.

Voting Rights

The following is a summary of the unitholder vote required for the matters specified below. Matters requiring the approval of a “unit majority” require:

•	the approval of a majority of the common units, excluding those common units held by our general partner and its affiliates, voting as a class; and

•	the approval of a majority of the Class B units, if any, voting as a separate class.

In voting their common, and Class B units, our general partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners.

Issuance of additional units	No approval right.

Amendment of the partnership agreement	Certain amendments may be made by the general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority. Please read “—Amendment of the Partnership Agreement.”

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority in certain circumstances. Please read “—Merger, Consolidation, Conversion, Sale or Other Disposition of Assets.”

Dissolution of our partnership	Unit majority. Please read “—Termination and Dissolution.”

Continuation of our business upon dissolution	Unit majority. Please read “—Termination and Dissolution.”

Withdrawal of the general partner	Under most circumstances, the approval of a majority of the common units, excluding common units held by our general partner and their affiliates, is required for the withdrawal of our general partner prior to December 31, 2016 in a manner that would cause a dissolution of our partnership. Please read “—Withdrawal or Removal of the General Partner.”

Removal of the general partner	Not less than 66 2/3% of the outstanding units, voting as a single class, including units held by our general partner and its affiliates. Please read “—Withdrawal or Removal of the General Partner.”

Transfer of the general partner interest

Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets, to such person. The approval of a majority of the common

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units, excluding common units held by the general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to December 31, 2016. See “—Transfer of General Partner Interest.”

Transfer of incentive distribution rights	Except for transfers to an affiliate or another person as part of our general partner’s merger or consolidation, sale of all or substantially all of its assets or the sale of all of the ownership interests in such holder, the approval of a majority of the common units, excluding common units held by the general partner and its affiliates, is required in most circumstances for a transfer of the incentive distribution rights to a third party prior to December 31, 2016. Please read “—Transfer of Incentive Distribution Rights.”

Transfer of ownership interests in our general partner	No approval required at any time. Please read “—Transfer of Ownership Interests in the General Partner.”

Limited Liability

Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that he otherwise acts in conformity with the provisions of the partnership agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by the limited partners as a group:

•	to remove or replace the general partner;

•	to approve some amendments to the partnership agreement; or

•	to take other action under the partnership agreement;

constituted “participation in the control” of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as the general partner. This liability would extend to persons who transact business with us who reasonably believe that the limited partner is a general partner. Neither the partnership agreement nor the Delaware Act specifically provides for legal recourse against the general partner if a limited partner were to lose limited liability through any fault of the general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the partnership agreement.

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Our subsidiaries conduct business in ten states and we may have subsidiaries that conduct business in other states in the future. Maintenance of our limited liability as a limited partner of the operating partnership may require compliance with legal requirements in the jurisdictions in which the operating partnership conducts business, including qualifying our subsidiaries to do business there.

Limitations on the liability of limited partners for the obligations of a limited partner have not been clearly established in many jurisdictions. If, by virtue of our partnership interest in our operating partnership or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace the general partner, to approve some amendments to the partnership agreement, or to take other action under the partnership agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as the general partner under the circumstances. We will operate in a manner that the general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Securities

Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities for the consideration and on the terms and conditions determined by our general partner without the approval of the unitholders.

It is possible that we will fund acquisitions through the issuance of additional common units or other partnership securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional common units or other partnership securities may dilute the value of the interests of the then-existing holders of common units in our net assets.

In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership securities that, as determined by our general partner, may have special voting rights to which the common units are not entitled. In addition, our partnership agreement does not prohibit the issuance by our subsidiaries of equity securities, which may effectively rank senior to the common units.

Upon issuance of additional partnership securities (other than the issuance of partnership securities issued in connection with a reset of the incentive distribution target levels relating to our general partner’s incentive distribution rights or the issuance of partnership securities upon conversion of outstanding partnership securities), our general partner will be entitled, but not required, to make additional capital contributions to the extent necessary to maintain its 2% general partner interest in us. Our general partner’s 2% interest in us will be reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its 2% general partner interest. Moreover, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other partnership securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain the percentage interest of the general partner and its affiliates, including such interest represented by common units, that existed immediately prior to each issuance. The holders of common units will not have preemptive rights to acquire additional common units or other partnership securities.

Amendment of the Partnership Agreement

General. Amendments to our partnership agreement may be proposed only by or with the consent of our general partner. However, our general partner will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including

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any duty to act in good faith or in the best interests of us or the limited partners. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

Prohibited Amendments. No amendment may be made that would:

•	enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

•

enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which consent may be given or withheld at its option.

The provision of our partnership agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding units voting together as a single class (including units owned by our general partner and its affiliates).

No Unitholder Approval. Our general partner may generally make amendments to our partnership agreement without the approval of any limited partner or assignee to reflect:

•	a change in our name, the location of our principal place of our business, our registered agent or our registered office;

•	the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

•

a change that our general partner determines to be necessary or appropriate to qualify or continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we nor the operating partnership nor any of its subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

•

an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•

an amendment that our general partner determines to be necessary or appropriate for the authorization of additional partnership securities or rights to acquire partnership securities, including any amendment that our general partner determines is necessary or appropriate in connection with:

•

the adjustments of the minimum quarterly distribution, first target distribution and second target distribution in connection with the reset of our general partner’s incentive distribution rights as described under “How We Will Make Cash Distributions—General Partner’s Right to Reset Incentive Distribution Levels;” or

•	the implementation of the provisions relating to our general partner’s right to reset its incentive distribution rights in exchange for Class B units; and

•

any modification of the incentive distribution rights made in connection with the issuance of additional partnership securities or rights to acquire partnership securities, provided that, any such modifications and related issuance of partnership securities have received approval by a majority of the members of the conflicts committee of our general partner;

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•	any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our partnership agreement;

•

any amendment that our general partner determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our partnership agreement;

•	a change in our fiscal year or taxable year and related changes;

•

conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance; or

•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our general partner may make amendments to our partnership agreement without the approval of any limited partner if our general partner determines that those amendments:

•	do not adversely affect the limited partners (or any particular class of limited partners) in any material respect;

•

are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•

are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

•	are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement; or

•	are required to effect the intent expressed in this prospectus or the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

Opinion of Counsel and Unitholder Approval. Our general partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners or result in our being treated as an entity for federal income tax purposes in connection with any of the amendments. No other amendments to our partnership agreement will become effective without the approval of holders of at least 90% of the outstanding units voting as a single class unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners.

In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action is required to be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

A merger, consolidation or conversion of us requires the prior consent of our general partner. However, our general partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interest of us or the limited partners.

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In addition, the partnership agreement generally prohibits our general partner without the prior approval of the holders of a unit majority, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approving on our behalf the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries. Our general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without that approval. Our general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without that approval. Finally, our general partner may consummate any merger without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in a material amendment to the partnership agreement, each of our units will be an identical unit of our partnership following the transaction, and the partnership securities to be issued do not exceed 20% of our outstanding partnership securities immediately prior to the transaction.

If the conditions specified in the partnership agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, our general partner has received an opinion of counsel regarding limited liability and tax matters, and the governing instruments of the new entity provide the limited partners and the general partner with the same rights and obligations as contained in the partnership agreement. The unitholders are not entitled to dissenters’ rights of appraisal under the partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.

Termination and Dissolution

We will continue as a limited partnership until terminated under our partnership agreement. We will dissolve upon:

•	the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;

•	there being no limited partners, unless we are continued without dissolution in accordance with applicable Delaware law;

•	the entry of a decree of judicial dissolution of our partnership; or

•

the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with our partnership agreement or withdrawal or removal following approval and admission of a successor.

Upon a dissolution under the last clause above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by appointing as a successor general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:

•	the action would not result in the loss of limited liability of any limited partner; and

•

neither our partnership, our operating partnership nor any of our other subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

Upon our dissolution, unless we are continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate to

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liquidate our assets and apply the proceeds of the liquidation as described in “How We Will Make Cash Distributions—Distributions of Cash Upon Liquidation”. The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

Withdrawal or Removal of the General Partner

Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to December 31, 2016 without obtaining the approval of the holders of at least a majority of the outstanding common units, excluding common units held by the general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after December 31, 2016, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of our partnership agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days’ notice to the limited partners if at least 50% of the outstanding common units are held or controlled by one person and its affiliates other than the general partner and its affiliates. In addition, the partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders. Please read “—Transfer of General Partner Interest” and “—Transfer of Incentive Distribution Rights”.

Upon withdrawal of our general partner under any circumstances, other than as a result of a transfer by our general partner of all or a part of its general partner interest in us, the holders of a unit majority, voting as separate classes, may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree in writing to continue our business and to appoint a successor general partner. Please read “—Termination and Dissolution”.

Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding units, voting together as a single class, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding common units and Class B units, if any, voting as a separate class. The ownership of more than 33 1/3% of the outstanding units by our general partner and its affiliates would give them the practical ability to prevent our general partner’s removal.

Our partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by the general partner and its affiliates are not voted in favor of that removal:

•	any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

•

our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of those interests at that time.

In the event of removal of a general partner under circumstances where cause exists or withdrawal of a general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the general partner interest and incentive distribution rights of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where a general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and its incentive distribution rights for fair market value. In each case, this fair market value will be

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determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner’s general partner interest and its incentive distribution rights will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Interest

Except for transfer by our general partner of all, but not less than all, of its general partner interest to:

•	an affiliate of our general partner (other than an individual); or

•

another entity as part of the merger or consolidation of our general partner with or into another entity or the transfer by our general partner of all or substantially all of its assets to another entity, our general partner may not transfer all or any of its general partner interest to another person prior to December 31, 2016 without the approval of the holders of at least a majority of the outstanding common units, excluding common units held by our general partner and its affiliates. As a condition of this transfer, the transferee must assume, among other things, the rights and duties of our general partner, agree to be bound by the provisions of our partnership agreement, and furnish an opinion of counsel regarding limited liability and tax matters.

Our general partner and its affiliates may at any time, transfer units to one or more persons, without unitholder approval.

Transfer of Ownership Interests in the General Partner

At any time, EnerVest, the EnCap partnerships and their respective affiliates may sell or transfer all or part of their partnership interests in our general partner, or their membership interest in EV Management, the general partner of our general partner, to an affiliate or third party without the approval of our unitholders.

Transfer of Incentive Distribution Rights

Our general partner or its affiliates or a subsequent holder may transfer its incentive distribution rights to an affiliate of the holder (other than an individual) or another entity as part of the merger or consolidation of such holder with or into another entity, the sale of all of the ownership interest in the holder or the sale of all or substantially all of its assets to, that entity without the prior approval of the unitholders. Prior to December 31, 2016, other transfers of incentive distribution rights will require the affirmative vote of holders of a majority of the outstanding common units, excluding common units held by our general partner and its affiliates. On or after December 31, 2016, the incentive distribution rights will be freely transferable.

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Change of Management Provisions

Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove our general partner or otherwise change our management. If any person or group other than our general partner, EnerVest, the EnCap partnerships and their affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group approved by our general partner or to any person or group who acquires the units with the prior approval of the board of directors of our general partner.

Our partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal:

•	any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

•

our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of those interests at that time.

Limited Call Right

If at any time our general partner and its affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the limited partner interests of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10 but not more than 60 days notice. The purchase price in the event of this purchase is the greater of:

•	the average offering price of common units for the 20 trading days preceding the purchase; and

•	the highest cash price paid by either of our general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the purchase.

As a result of our general partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market. Please read “Material Tax Consequences—Disposition of Units”.

The general partner’s right to purchase common units pursuant to this limited call right will be subject to the general partner’s compliance with applicable securities and other laws.

Meetings; Voting

Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

Our general partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority

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of the outstanding units of the class or classes for which a meeting has been called represented in person or by proxy will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

Each record holder of a unit has a vote according to his percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read “—Issuance of Additional Securities”. However, if at any time any person or group, other than our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Status as Limited Partner

By transfer of common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Except as described under “—Limited Liability”, the common units will be fully paid, and unitholders will not be required to make additional contributions.

Non-Citizen Assignees; Redemption

If we are or become subject to federal, state or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship or other related status of any limited partner, we may redeem the units held by the limited partner at their current market price. In order to avoid any cancellation or forfeiture, our general partner may require each limited partner to furnish information about his nationality, citizenship or related status. If a limited partner fails to furnish information about his nationality, citizenship or other related status within 30 days after a request for the information or our general partner determines after receipt of the information that the limited partner is not an eligible citizen, the limited partner may be treated as a non-citizen assignee. A non-citizen assignee is entitled to an interest equivalent to that of a limited partner for the right to share in allocations and distributions from us, including liquidating distributions. A non-citizen assignee does not have the right to direct the voting of his units and may not receive distributions in-kind upon our liquidation.

Indemnification

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	our general partner;

•	our general partner’s general partner;

•	any departing general partner;

•	any person who is or was an affiliate of or owner of an equity interest in a general partner or any departing general partner;

•	any person who is or was a director, officer, member, partner, fiduciary or trustee of any entity set forth in the preceding four bullet points;

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•	any person who is or was serving as director, officer, member, partner, fiduciary or trustee of another person at the request of our general partner or any departing general partner; and

•	any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

Reimbursement of Expenses

Our partnership agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. The general partner is entitled to determine in good faith the expenses that are allocable to us.

Books and Reports

Our general partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our fiscal year is the calendar year.

We will furnish or make available to record holders of common units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent registered public accounting firms. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter.

We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Right to Inspect Our Books and Records

Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at his own expense, have furnished to him:

•	a current list of the name and last known address of each partner;

•	a copy of our tax returns;

•

information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each partner became a partner;

•	copies of our partnership agreement, our certificate of limited partnership, related amendments and powers of attorney under which they have been executed;

•	information regarding the status of our business and financial condition; and

•	any other information regarding our affairs as is just and reasonable.

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Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes in good faith is not in our best interests or that we are required by law or by agreements with third parties to keep confidential.

Registration Rights

Under our partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units or other partnership securities proposed to be sold by our general partner, EnerVest, the EnCap partnerships, our officers and directors or any of their respective affiliates or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of EV Energy GP, L.P. as general partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and a structuring fee.

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MATERIAL TAX CONSEQUENCES

This section is a discussion of the material tax consequences that may be relevant to prospective unitholders who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Haynes and Boone, LLP, counsel to us, insofar as it relates to matters of U.S. federal income tax law and legal conclusions with respect to those matters. This section is based on current provisions of the Internal Revenue Code, existing and proposed Treasury regulations and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “us” or “we” are references to EV Energy Partners, L.P. and our operating subsidiaries.

This section does not address all U.S. federal income tax matters that affect us or the unitholders. Furthermore, this section focuses on unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts, foreign persons, or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, individual retirement accounts (IRAs), employee benefit plans, real estate investment trusts (REITs), or mutual funds. Accordingly, we urge each prospective unitholder to consult, and depend on, his own tax advisor in analyzing the federal, state, local, and foreign tax consequences particular to him of the ownership or disposition of our units.

No ruling has been or will be requested from the IRS regarding any matter that affects us or prospective unitholders. Instead, we will rely on opinions and advice of Haynes and Boone, LLP. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made in this discussion may not be sustained by a court if contested by the IRS. Any contest with the IRS may materially and adversely impact the market for our units and the prices at which our units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our unitholders and thus will be borne directly by our unitholders. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any such modifications may or may not be retroactively applied.

All statements regarding matters of law and legal conclusions set forth below, unless otherwise noted, are the opinion of Haynes and Boone, LLP and are based on the accuracy of the representations made by us. Statements of fact do not represent opinions of Haynes and Boone, LLP.

For the reasons described below, Haynes and Boone, LLP has not rendered an opinion with respect to the following specific U.S. federal income tax issues:

(1) the treatment of a unitholder whose units are loaned to a short seller to cover a short sale of units (please read “—Tax Consequences of Unit Ownership—Treatment of Short Sales”);

(2) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury regulations (please read “—Disposition of Units—Tax Allocations Between Transferors and Transferees”);

(3) whether percentage depletion will be available to a unitholder or the extent of the percentage depletion deduction available to any unitholder (please read “—Tax Treatment of Operations—Depletion Deductions”);

(4) whether the deduction related to U.S. production activities will be available to a unitholder or the extent of any such deduction to any unitholder (please read “—Tax Treatment of Operations—Deduction for U.S. Production Activities”); and

(5) whether our method for depreciating Section 743 adjustments is sustainable in certain cases (please read “—Tax Consequences of Unit Ownership—Section 754 Election” and “—Uniformity of Units”).

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Partnership Status

A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner in a partnership is required to take into account his share of items of income, gain, loss, and deduction of the partnership in computing his federal income tax liability, even if no cash distributions are made to him. Distributions by a partnership to a partner are generally not taxable to the partner, unless the amount of cash distributed to him is in excess of his tax basis in his partnership interest.

Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to in this discussion as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships 90% or more of the gross income of which for every taxable year consists of “qualifying income.” In general, qualifying income includes income and gains derived from the exploration, development, mining or production, processing, refining transportation, and marketing of minerals and natural resources, including oil, natural gas, and products thereof. Other types of qualifying income include interest (other than from a financial or insurance business), dividends, real property rents, gains from the sale of real property, and gains from the sale or other disposition of capital assets (or certain assets used in a trade or business) held for the production of income that otherwise constitutes qualifying income. We estimate that more than 98% of our current income constitutes qualifying income, and we expect that our mix of income in the future will be similar, but in any event more than 90% of our gross income will continue to consist of qualifying income. Based on and subject to this estimate and our expectation about future activities, the factual representations made by us, and a review of the applicable legal authorities, Haynes and Boone, LLP is of the opinion that more than 90% of our current gross income constitutes qualifying income. The portion of our income that is qualifying income can change from time to time.

No ruling has been or will be sought from the IRS, and the IRS has made no determination as to our status or the status of our operating subsidiaries for U.S. federal income tax purposes or whether our operations generate “qualifying income” under Section 7704 of the Internal Revenue Code. Instead, we will rely on the opinion of Haynes and Boone, LLP. Haynes and Boone, LLP is of the opinion, based upon the Internal Revenue Code, Treasury regulations, published revenue rulings, court decisions, and the representations described below, that we will be classified as a partnership, and each of our operating subsidiaries will be disregarded as an entity separate from us, for U.S. federal income tax purposes.

In rendering its opinion, Haynes and Boone, LLP has relied on factual representations made by us. The representations made by us upon which Haynes and Boone, LLP has relied include:

(1) No election has ever been made nor will be made by or for the Partnership or any of the Partnership’s directly and/or indirectly owned subsidiaries to be treated as a corporation for U.S. federal income tax purposes; and

(2) More than 90% of the Partnership’s gross income has always consisted of and will continue to consist of “qualifying income,” within the meaning of Code Section 7704(d), including: (i) interest, (ii) dividends, (iii) real property rents, (iv) gain from the sale or other disposition of real property, (v) income or gains derived from the exploration, development, mining or production, processing, refining, transportation or marketing of minerals or other natural resources, (vi) gain from the sale or disposition of a capital asset or a Section 1231(b) asset held for the production of income of the nature described in (i)—(v) above and (vii) income and gains from commodities and “hedging transactions” under Treasury regulation Section 1.1221-2 relating to commodities, including income and gains from futures, forwards and options with respect to commodities.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation and then distributed that stock to

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the unitholders in liquidation of their interests in us. In general, this deemed contribution and liquidation would be tax- free to unitholders and us, so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for U.S. federal income tax purposes.

If we were taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss, and deduction would be reflected only on our tax return rather than being passed through to the unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as taxable dividend income to the extent of our current or accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital to the extent of the unitholder’s tax basis in his units, and generally taxable capital gain to the extent of the excess over the unitholder’s tax basis in his units. Accordingly, taxation as a corporation would result in a material reduction in a unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction in the value of the units.

The remainder of this section is based on the position that we will be classified as a partnership for U.S. federal income tax purposes.

Limited Partner Status

Unitholders who have become limited partners of EV Energy Partners, L.P. will be treated as partners of EV Energy Partners, L.P. for U.S. federal income tax purposes. Also, assignees who have executed and delivered transfer applications, and are awaiting admission as partners, and unitholders whose units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their units will be treated as partners of EV Energy Partners, L.P. for U.S. federal income tax purposes.

Because there is no direct authority addressing the federal tax treatment of assignees of units who are entitled to execute and deliver transfer applications and thereby become entitled to direct the exercise of attendant rights, but who fail to execute and deliver transfer applications, the opinion of Haynes and Boone, LLP does not extend to these persons. Furthermore, a purchaser or other transferee of units who does not execute and deliver a transfer application may not receive some federal income tax information or reports furnished to record holders of units unless the units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those units.

A beneficial owner of units whose units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those units for federal income tax purposes. Please read “—Tax Consequences of Unit Ownership—Treatment of Short Sales.”

Items of our income, gain, loss, or deduction are not reportable by a unitholder who is not a partner for U.S. federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for U.S. federal income tax purposes would therefore generally be fully taxable as ordinary income. These unitholders are urged to consult their own tax advisors with respect to their status as partners for U.S. federal income tax purposes.

Tax Consequences of Unit Ownership

Flow-Through of Taxable Income

We will not pay any federal income tax. Instead, each unitholder will be required to report on his income tax return his share of our income, gains, losses, and deductions without regard to whether corresponding cash distributions are received by him. Consequently, we may allocate income to a unitholder even if he has not received a cash distribution. Each unitholder will be required to include in income his share of our income, gain, loss, and deduction for our taxable year or years ending with or within his taxable year. Our taxable year ends on December 31.

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Treatment of Distributions

Distributions made by us to a unitholder generally will not be taxable to him for U.S. federal income tax purposes to the extent of his tax basis in his units immediately before the distribution. Cash distributions made by us to a unitholder in an amount in excess of his tax basis in his units generally will be considered to be gain from the sale or exchange of those units, taxable in accordance with the rules described under “—Disposition of Units” below. To the extent that cash distributions made by us cause a unitholder’s “at risk” amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please read “—Tax Consequences of Unit Ownership—Limitations on Deductibility of Tax Losses.”

Any reduction in a unitholder’s share of our liabilities for which no partner bears the economic risk of loss, known as “non-recourse liabilities,” will be treated as a distribution of cash to that unitholder. A decrease in a unitholder’s percentage interest in us because of our issuance of additional units will decrease his share of our nonrecourse liabilities and thus will result in a corresponding deemed distribution of cash, which may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of his tax basis in his units, if the distribution reduces the unitholder’s share of our “unrealized receivables,” including recapture of intangible drilling costs, depletion and depreciation recapture, and/or substantially appreciated “inventory items,” both as defined in Section 751 of the Internal Revenue Code, and collectively, “Section 751 Assets.” To that extent, he will be treated as having received his proportionate share of the Section 751 Assets and having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder’s realization of ordinary income. That income will equal the excess of (1) the non-pro rata portion of that distribution over (2) the unitholder’s tax basis for the share of Section 751 Assets deemed relinquished in the exchange.

Ratio of Taxable Income to Distributions

We estimate that from the date hereof through the record date for distributions for the period ending December 31, 2014, unitholders will be allocated, on a cumulative basis, an amount of federal taxable income for that period that will be less than 25% of the cash distributed to such unitholder with respect to that period. Thereafter, we anticipate that the ratio of allocable taxable income to cash distributions to the unitholders will increase. These estimates are based upon the assumption that gross income from our operations will approximate the amount required to make distributions on all our units and other assumptions with respect to our capital expenditures, cash flow, net working capital and anticipated cash distributions. These estimates and assumptions are subject to, among other things, numerous business, economic, regulatory, competitive and political uncertainties beyond our control. Further, the estimates are based on current tax law, which is subject to change, and tax reporting positions that we have adopted with which the IRS could disagree. Accordingly, we cannot assure you that these estimates will prove to be correct. The actual ratio of taxable income to distributions could be higher or lower than expected, and any differences could be material and could materially affect the value of the common units. For example, the ratio of taxable income to cash distributions to a purchaser of units in this offering will be greater, and perhaps substantially greater, than our estimate with respect to the period described above if:

•	gross income from operations exceeds the amount required to make the current quarterly distribution on all units, yet we only distribute the current quarterly distribution on all units;

•	we drill fewer well locations than we anticipate or spend less than we anticipate in connection with our drilling and completion activities contemplated in our capital budget;

•

we make a future offering of units and use the proceeds of such offering in a manner that does not produce substantial additional deductions during the period described above, such as to repay indebtedness outstanding at the time of such offering or to acquire property that is not eligible for depletion, depreciation or amortization for U.S. federal income tax purposes or that is depletable, depreciable, or amortizable at a rate significantly slower than the rate applicable to our assets at the time of such offering, or

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•

legislation is passed in response to President Obama’s budget proposal for fiscal year 2013 that would limits or repeals certain U.S. federal income tax preferences currently available to oil and gas exploration and production companies.

Basis of Units

A unitholder’s tax basis for his units generally will equal to the amount he paid for the units, increased by his share of our income (including tax-exempt income) and by any increases in his share of our nonrecourse liabilities, and decreased, but not below zero, by distributions to him from us, by his share of our losses, by depletion deductions taken by him to the extent such deductions do not exceed his proportionate share of the tax basis of the underlying producing properties, by any decreases in his share of our nonrecourse liabilities and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder’s share of our nonrecourse liabilities will generally be based on his share of our profits. Please read “—Disposition of Units—Recognition of Taxable Gain or Loss.”

Limitations on Deductibility of Tax Losses

The deduction by a unitholder of his share of our taxable losses will be limited to his tax basis in his units and, in the case of an individual unitholder, an estate, a trust or a corporate unitholder, if more than 50% of the value of its stock is owned directly or indirectly by or for five or fewer individuals or certain tax-exempt organizations, to the amount for which the unitholder is considered to be “at risk” with respect to our activities, if that amount is less than his tax basis. A unitholder must recapture losses deducted in previous years to the extent that distributions cause his at risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction in a later year to the extent that the unitholder’s tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon the taxable disposition of a unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but may not be offset by losses suspended by the basis limitation. Any excess loss above that gain previously suspended by the at risk or basis limitations is no longer utilizable.

In general, a unitholder will be at risk to the extent of his tax basis in his units, excluding any portion of that tax basis attributable to his share of our nonrecourse liabilities, reduced by any amount of money he borrows to acquire or hold his units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the units for repayment. A unitholder’s at risk amount will increase or decrease as the tax basis of the unitholder’s units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our nonrecourse liabilities.

The at risk limitation applies on an activity-by-activity basis, and in the case of oil and natural gas properties, each property is treated as a separate activity. Thus, a taxpayer’s interest in each oil or gas property is generally required to be treated separately so that a loss from any one property would be limited to the at risk amount for that property and not the at risk amount for all the taxpayer’s oil and natural gas properties. It is uncertain how this rule is implemented in the case of multiple oil and natural gas properties owned by a single entity treated as a partnership for U.S. federal income tax purposes. However, for taxable years ending on or before the date on which further guidance is published, the IRS will permit aggregation of oil or gas properties we own in computing a unitholder’s at risk limitation with respect to us. If a unitholder must compute his at risk amount separately with respect to each oil or gas property we own, he may not be allowed to utilize his share of losses or deductions attributable to a particular property even though he has a positive at risk amount with respect to his units as a whole.

The passive loss limitation generally provides that individuals, estates, trusts, and some closely held corporations and personal service corporations are permitted to deduct losses from passive activities, which are generally defined as trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. The passive loss limitation is applied separately

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with respect to each publicly traded partnership. Consequently, any losses we generate will be available to offset only our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments, a unitholder’s investments in other publicly traded partnerships, or a unitholder’s salary or active business income. If we dispose of all or only a part of our interest in an oil or gas property, unitholders will be able to utilize their suspended passive activity losses from our activities to offset the gain, if any, on the disposition. Any previously suspended losses in excess of the amount of gain recognized will remain suspended. Passive losses that are not deductible because they exceed a unitholder’s share of income we generate may be deducted by the unitholder in full when he disposes of his entire investment in us in a fully taxable transaction to an unrelated party. The passive activity loss rules are applied after certain other applicable limitations on deductions, including the at risk rules and the tax basis limitation.

Limitation on Interest Deductions

The deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense means interest on indebtedness properly allocable to property held for investment. In general, property held for investment is property that produces passive income, such as interest, dividends, annuities, royalties, and/or capital gain or loss that is not derived in the ordinary course of a trade or business.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit.

Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or qualified dividend income. The IRS has indicated that net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders for purposes of the investment interest expense deduction limitation. In addition, the unitholder’s share of our portfolio income will be treated as investment income.

Entity-Level Collections

If we are required or elect under applicable law to pay any federal, state or local income tax on behalf of any unitholder or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. We are authorized to amend the partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under the partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of a unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

Allocation of Taxable Income, Gain, Loss and Deduction

In general, if we have a net profit, our items of taxable income, gain, loss, and deduction will be allocated among the unitholders in accordance with their percentage interests in us. At any time that distributions are made on the units, gross income will be allocated to the recipients to the extent of those distributions. If we have a net loss for an entire year, the loss will be allocated to our unitholders according to their percentage interests in us to the extent of their positive capital account balances.

In the event we issue additional units or engage in certain other transactions in the future, specified items of our income, gain, loss, and deduction will be allocated under Section 704(c) of the Internal Revenue Code to

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account for the difference between the tax basis and fair market value of our assets at such time(s), which assets are referred to in this discussion as “Contributed Property.” These allocations are required to eliminate the difference between a partner’s “book” capital account, credited with the fair market value of Contributed Property, and the “tax” capital account, credited with the tax basis of Contributed Property, referred to in this discussion as the “book-tax disparity.” In addition, items of recapture income will be allocated to the extent possible to the unitholder(s) who were allocated the deductions giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by other unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate the negative balance as quickly as possible.

An allocation of items of our income, gain, loss, or deduction, other than an allocation required by Section 704(c), will generally be given effect for U.S. federal income tax purposes in determining a unitholder’s share of an item of income, gain, loss, or deduction only if the allocation has substantial economic effect. In any other case, a unitholder’s share of an item will be determined on the basis of his interest in us, which will be determined by taking into account all the facts and circumstances, including: (1) his relative contributions to us; (2) the interests of all the unitholders in economic profits and losses; (3) the interest of all the unitholders in cash flow and other non-liquidating distributions; and (4) the rights of all the unitholders to distributions of capital upon liquidation.

Haynes and Boone, LLP is of the opinion that, with the exception of the issues described in “—Tax Consequences of Unit Ownership—Section 754 Election,” “—Uniformity of Units” and “—Disposition of Units—Tax Allocations Between Transferors and Transferees,” allocations under our partnership agreement will be given effect for U.S. federal income tax purposes in determining a unitholder’s share of an item of income, gain, loss, or deduction.

Treatment of Short Sales

A unitholder whose units are loaned to a “short seller” to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be a partner for tax purposes with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period: (1) none of our income, gain, loss, or deduction with respect to those units would be reportable by the unitholder; (2) any cash distributions received by the unitholder with respect to those units would be fully taxable; and (3) all of these distributions would appear to be ordinary income.

Haynes and Boone, LLP has not rendered an opinion regarding the treatment of a unitholder whose units are loaned to a short seller. Therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition are urged to modify any applicable brokerage account agreements to prohibit their brokers from loaning their units. The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read “—Disposition of Units—Recognition of Taxable Gain or Loss.”

Alternative Minimum Tax

Each unitholder will be required to take into account his distributive share of any items of our income, gain, loss, or deduction for purposes of the alternative minimum tax. The current minimum tax rate for non-corporate taxpayers is 26% on the first $175,000 of alternative minimum taxable income in excess of the exemption amount and 28% on any additional alternative minimum taxable income. Prospective unitholders are urged to consult their tax advisors with respect to the impact of an investment in our units on their liability for the alternative minimum tax.

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Tax Rates

Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 35% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than 12 months) of individuals is 15%. However, absent new legislation extending the current rates, beginning January 1, 2013, the highest marginal U.S. federal income tax rate applicable to ordinary income and long-term capital gains of individuals will increase to 39.6% and 20%, respectively. Moreover, these rates are subject to change by new legislation at any time.

A new 3.8% Medicare tax is scheduled to be imposed on net investment income earned by certain individuals, estates and trusts for taxable years beginning after December 31, 2012. For these purposes, net investment income generally includes a unitholder’s allocable share of our income and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (1) the unitholder’s net investment income or (2) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (1) undistributed net investment income, or (2) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

Section 754 Election

We will make the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS. That election will generally permit us to adjust a unit purchaser’s tax basis in our assets (“inside basis”) under Section 743(b) of the Internal Revenue Code to reflect his purchase price. The Section 743(b) adjustment does not apply to a person who purchases units directly from us, and it affects only the purchaser and not the other unitholders. Please also read, however, “—Allocation of Taxable Income, Gain, Loss and Deduction” above. For purposes of this discussion, a unitholder’s inside basis in our assets has two components: (1) his share of our tax basis in our assets (“common basis”) and (2) his Section 743(b) adjustment to that tax basis.

Where the remedial allocation method is adopted, the Treasury regulations under Section 743 of the Internal Revenue Code require a portion of the Section 743(b) adjustment that is attributable to recovery property to be depreciated over the remaining cost recovery period for the Section 704(c) built-in gain. Under Treasury regulation Section 1.167(c)-l(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Internal Revenue Code rather than cost recovery deductions under Section 168 is generally required to be depreciated using either the straight-line method or the 150% declining balance method. Under our partnership agreement, we are authorized to take a position to preserve the uniformity of units even if that position is not consistent with these Treasury regulations. Please read “—Tax Treatment of Operations” and “—Uniformity of Units.”

Although Haynes and Boone, LLP is unable to opine on the validity of this approach because there is no clear authority on this issue, we intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized book-tax disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the common basis of the property, or treat that portion as non-amortizable to the extent attributable to property the common basis of which is not amortizable. This method is consistent with the Treasury regulations under Section 743 of the Internal Revenue Code but is arguably inconsistent with Treasury regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. To the extent a Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized book-tax disparity, we will apply the rules described in the Treasury regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring units in the same month would receive depreciation or amortization, whether attributable

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to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please read “—Tax Treatment of Operations” and “—Uniformity of Units.”

A Section 754 election is advantageous if the transferee’s tax basis in his units is higher than the units’ share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, as a result of the election, the transferee would have, among other items, a greater amount of depletion and depreciation deductions and his share of any gain on a sale of our assets would be less. Conversely, a Section 754 election is disadvantageous if the transferee’s tax basis in his units is lower than those units’ share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the units may be affected either favorably or unfavorably by the election. A tax basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in us if we have a substantial built-in loss immediately after the transfer, or if we distribute property and have a substantial tax basis reduction. Generally a built-in loss or a tax basis reduction is substantial if it exceeds $250,000.

The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code and the Treasury regulations. The IRS could seek to reallocate some or all of any Section 743(b) adjustment we allocated to our tangible assets to goodwill instead. Goodwill, an intangible asset, is generally either nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS or that the resulting deductions will not be reduced or disallowed altogether. Should the IRS require a different tax basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year

We will use the year ending December 31 as our taxable year and the accrual method of accounting for U.S. federal income tax purposes. Each unitholder will be required to include in his taxable income his share of our taxable income, gain, loss, and deduction for our taxable year ending within or with his taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his units following the close of our taxable year but before the close of his taxable year must include his share of our income, gain, loss, and deduction in income for his taxable year, with the result that he will be required to include in his taxable income for his taxable year his share of more than twelve months of our income, gain, loss, and deduction. Please read “—Disposition of Units—Tax Allocations Between Transferors and Transferees.”

Depletion Deductions

Subject to the limitations on deductibility of taxable losses discussed above, unitholders will be entitled to deductions for the greater of either cost depletion or (if otherwise allowable) percentage depletion with respect to our oil and natural gas interests. Although the Internal Revenue Code requires each unitholder to compute his own depletion allowance and maintain records of his share of the tax basis of the underlying property for depletion and other purposes, we intend to furnish each of our unitholders with information relating to this computation for U.S. federal income tax purposes.

Percentage depletion is generally available with respect to unitholders who qualify under the independent producer exemption contained in Section 613A(c) of the Internal Revenue Code. For this purpose, an independent producer is a person not directly or indirectly involved in the retail sale of oil, natural gas, or

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derivative products or the operation of a major refinery. Percentage depletion is calculated as an amount generally equal to 15% (and, in the case of marginal production, potentially a higher percentage) of the unitholder’s gross income from the depletable property for the taxable year. The percentage depletion deduction with respect to any oil and gas property generally is limited to 100% of the taxable income of the unitholder from the property for each taxable year, computed without the depletion allowance and without the deduction under Internal Revenue Code Section 199. A unitholder that qualifies as an independent producer may deduct percentage depletion only to the extent the unitholder’s average daily production of domestic crude oil, or the natural gas equivalent, does not exceed 1,000 barrels. This depletable amount may be allocated between natural gas and oil production, with 6,000 cubic feet of domestic natural gas production regarded as equivalent to one barrel of crude oil. The 1,000-barrel limitation must be allocated among the independent producer and controlled or related persons and family members in proportion to the respective production by such persons during the period in question.

In addition to the foregoing limitations, the percentage depletion deduction otherwise available is limited to 65% of a unitholder’s total taxable income from all sources for the year, computed without the depletion allowance, any deduction allowable under Internal Revenue Code Section 199, net operating loss carrybacks, or capital loss carrybacks. Any percentage depletion deduction disallowed because of the 65% limitation may be deducted in the following taxable year if the percentage depletion deduction for such year plus the deduction carryover does not exceed 65% of the unitholder’s total taxable income for that year. The carryover period resulting from the 65% net income limitation is indefinite.

Unitholders that do not qualify under the independent producer exemption are generally restricted to depletion deductions based on cost depletion. Cost depletion deductions are calculated by (1) dividing the unitholder’s share of the tax basis in the underlying mineral property by the number of mineral units (barrels of oil and thousand cubic feet, or Mcf, of natural gas) remaining as of the beginning of the taxable year and (2) multiplying the result by the number of mineral units sold within the taxable year. The total amount of deductions based on cost depletion cannot exceed the unitholder’s share of the total tax basis in the property.

All or a portion of any gain recognized by a unitholder as a result of either the disposition by us of some or all of our oil and natural gas interests or the disposition by the unitholder of some or all of his units may be taxed as ordinary income to the extent of recapture of depletion and certain other deductions, except for percentage depletion deductions in excess of the tax basis of the property. The amount of the recapture is generally limited to the amount of gain recognized on the disposition.

The foregoing discussion of depletion deductions does not purport to be a complete analysis of the complex legislation and Treasury regulations relating to the availability and calculation of depletion deductions by the unitholders. Further, because depletion is required to be computed separately by each unitholder and not by us, no assurance can be given, and counsel is unable to express any opinion, with respect to the availability or extent of percentage depletion deductions to the unitholders for any taxable year. We encourage each prospective unitholder to consult his tax advisor to determine whether percentage depletion would be available to him.

Deductions for Intangible Drilling and Development Costs

We will elect to currently deduct intangible drilling and development costs (IDCs) associated with wells located in the United States. IDCs generally include our expenses for wages, fuel, repairs, hauling, supplies, and other items that are incidental to, and necessary for, the drilling and preparation of wells for the production of oil, natural gas, or geothermal energy. The option to currently deduct IDCs applies only to those items that do not have a salvage value.

Although we will elect to currently deduct IDCs, each unitholder will have the option of either currently deducting IDCs or capitalizing all or part of the IDCs and amortizing them on a straight-line basis over a

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60-month period, beginning with the taxable month in which the expenditure is made or incurred. If a unitholder makes the election to amortize the IDCs over a 60-month period, no IDC preference amount will result for alternative minimum tax purposes.

Integrated oil companies must capitalize 30% of all their IDCs and amortize these IDCs over 60 months beginning in the month in which those costs are paid or incurred. If the taxpayer ceases to be an integrated oil company, it must continue to amortize those costs as long as it continues to own the property to which the IDCs relate. An “integrated oil company” is a taxpayer that has economic interests in crude oil deposits and also carries on substantial retailing or refining operations. An oil or gas producer is deemed to be a substantial retailer or refiner if it is subject to the rules disqualifying retailers and refiners from taking percentage depletion. In order to qualify as an “independent producer” that is not subject to these IDC deduction limits, a unitholder, either directly or indirectly through certain related parties, may not be involved in the refining of more than 75,000 barrels of oil (or the equivalent amount of natural gas) on average for any day during the taxable year or in the retail marketing of oil and natural gas products exceeding $5 million per year in the aggregate.

IDCs previously deducted that are allocable to property (held directly or through ownership of an interest in a partnership) and that would have been included in the tax basis of the property had the IDC deduction not been taken are recaptured to the extent of any gain realized upon the disposition of the property or upon the disposition by a unitholder of interests in us. Recapture is generally determined at the unitholder level. Where only a portion of the recapture property is sold, any IDCs related to the entire property are recaptured to the extent of the gain realized on the portion of the property sold. In the case of a disposition of an undivided interest in a property, a proportionate amount of the IDCs with respect to the property is treated as allocable to the transferred undivided interest to the extent of any gain recognized. See “—Disposition of Units—Recognition of Taxable Gain or Loss.”

Deduction for U.S. Production Activities

Subject to the limitations on the deductibility of losses discussed above and the limitation discussed below, unitholders will be entitled to a deduction, herein referred to as the Section 199 deduction, equal to 9% of our qualified production activities income that is allocated to such unitholder.

Qualified production activities income is generally equal to gross receipts from domestic production activities reduced by cost of goods sold allocable to those receipts and other expenses, losses or deductions properly allocable to those receipts. The products produced must be manufactured, produced, grown, or extracted in whole or in significant part by the taxpayer in the United States.

For a partnership, the Section 199 deduction is determined at the partner level. To determine his Section 199 deduction, each unitholder will aggregate his share of the qualified production activities income allocated to him from us with the unitholder’s qualified production activities income from other sources. Each unitholder must take into account his distributive share of the expenses allocated to him from our qualified production activities regardless of whether we otherwise have taxable income. However, our expenses that otherwise would be taken into account for purposes of computing the Section 199 deduction are taken into account only if and to the extent the unitholder’s share of losses and deductions from all of our activities is not disallowed by the tax basis rules, the at-risk rules or the passive activity loss rules. Please read “—Tax Consequences of Unit Ownership—Limitations on Deductibility of Tax Losses.”

The amount of a unitholder’s Section 199 deduction for each year is limited to 50% of the IRS Form W-2 wages actually or deemed paid by the unitholder during the calendar year that are deducted in arriving at qualified production activities income. Each unitholder is treated as having been allocated IRS Form W-2 wages from us equal to the unitholder’s allocable share of our wages that are deducted in arriving at qualified production activities income for that taxable year. It is not anticipated that we or our subsidiaries will pay material wages that will be allocated to our unitholders.

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A unitholder’s otherwise allowable Section 199 deduction for each taxable year is reduced by 3% of the least of (i) the oil related qualified production activities income of the taxpayer for the taxable year, (ii) the qualified production activities income of the taxpayer for the taxable year, or (iii) the taxpayer’s taxable income for the taxable year (determined without regard to any Section 199 deduction). For this purpose, the term “oil related qualified production activities income” means the qualified production activities income attributable to the production, refining, processing, transportation, or distribution of oil, gas, or any primary production thereof. We expect that most or all of our qualified production activities income will consist of oil related qualified production activities income.

This discussion of the Section 199 deduction does not purport to be a complete analysis of the complex legislation and Treasury authority relating to the calculation of domestic production gross receipts, qualified production activities income, or IRS Form W-2 wages, or how such items are allocated by us to unitholders. Further, because the Section 199 deduction is required to be computed separately by each unitholder, no assurance can be given, and counsel is unable to express any opinion, as to the availability or extent of the Section 199 deduction to the unitholders. Each prospective unitholder is encouraged to consult his tax advisor to determine whether the Section 199 deduction would be available to him.

Lease Acquisition Costs

The cost of acquiring natural gas and oil leaseholder or similar property interests is a capital expenditure that must be recovered through depletion deductions if the lease is productive. If a lease is proved worthless and abandoned, the cost of acquisition less any depletion claimed may be deducted as an ordinary loss in the year the lease becomes worthless. Please read “—Tax Treatment of Operations—Depletion Deductions.”

Geophysical Costs

The costs of geophysical exploration incurred in connection with the exploration and development of oil and gas properties in the United States are deducted ratably over a 24-month period beginning on the date that such expenses are paid or incurred; provided that, for this purpose any payments paid or incurred during the tax year are treated as paid or incurred at the mid-point of that year. This 24-month period is extended to 7 years in the case of major integrated oil companies.

Operating and Administrative Costs

Amounts paid for operating a producing well are deductible as ordinary business expenses, as are administrative costs to the extent they constitute ordinary and necessary business expenses that are reasonable in amount.

Tax Basis, Depreciation and Amortization

The tax basis of our assets, such as casing, tubing, tanks, pumping units and other similar property, will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to any future offering of units will be borne by our unitholders as of that time. Please read “—Tax Consequences of Unit Ownership—Allocation of Taxable Income, Gain, Loss and Deduction.”

To the extent allowable, we may elect to use the depreciation and cost recovery methods that will result in the largest deductions being taken in the early years after assets are placed in service. Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Internal Revenue Code.

If we dispose of depreciable property by sale, foreclosure, or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may

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be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in us. Please read “—Tax Consequences of Unit Ownership—Allocation of Taxable Income, Gain, Loss and Deduction” and “—Disposition of Units—Recognition of Taxable Gain or Loss.”

Valuation and Tax Basis of Our Properties

The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values and the tax bases of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of tax basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or tax basis are later found to be incorrect, the character and amount of items of income, gain, loss, or deduction previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Units

Recognition of Taxable Gain or Loss

Gain or loss will be recognized on a sale of units equal to the difference between the unitholder’s amount realized and the unitholder’s tax basis for the units sold. A unitholder’s amount realized will equal the sum of the cash and/or the fair market value of other property he receives plus his share of our nonrecourse liabilities, for which he is deemed to be relieved. Because the amount realized includes a unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

Prior distributions from us in excess of cumulative net taxable income for a unit that decreased a unitholder’s tax basis in that unit will, in effect, become taxable income if the unit is sold at a price greater than the unitholder’s tax basis in that unit, even if the price received is less than his original cost.

Except as noted below, gain or loss recognized by a unitholder, other than a “dealer” in units, on the sale or exchange of a unit will generally be taxable as capital gain or loss, which will be long-term capital gain or loss if the unit is held by the unitholder for more than one year. As discussed above, beginning January 1, 2013, long-term capital gains recognized by noncorporate unitholders are scheduled to be taxed at a rate of 20%. A portion of this gain or loss, which may be substantial, however, will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to “unrealized receivables” or “inventory items” that we own. The term “unrealized receivables” includes potential recapture items, including depreciation, depletion, and IDC recapture. Ordinary income attributable to unrealized receivables and inventory items may exceed net taxable gain realized on the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Net capital loss may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may be used to offset only capital gains in the case of corporations.

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method. Treasury regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify units transferred with an ascertainable holding period to elect to use the actual holding period of the units transferred. Thus, according to the ruling, a unitholder will be unable to select high or low tax basis units to sell as would be the case with corporate stock, but, according to the Treasury

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regulations, may designate specific units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of units transferred must consistently use that identification method for all subsequent sales or exchanges of units. A unitholder considering the purchase of additional units or a sale of units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and those Treasury regulations.

Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into: (1) a short sale; (2) an offsetting notional principal contract; or (3) a futures and/or certain forward contract with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue Treasury regulations that treat a taxpayer who enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Tax Allocations Between Transferors and Transferees

In general, each item of our income, gain, loss and deductions, for U.S. federal income tax purposes, shall be determined on an annual basis and prorated on a monthly basis and shall be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the New York Stock Exchange on the first business day of each month; provided, however, gain or loss on a sale or other disposition of any assets of the Partnership or any other extraordinary item of income or loss realized and recognized other than in the ordinary course of business, as determined by the general partner, shall be allocated to the unitholders as of the opening of the New York Stock Exchange on the first business day of the month in which such gain or loss is recognized for U.S. federal income tax purposes.

Although simplifying conventions are contemplated by the Internal Revenue Code and most publicly traded partnerships use similar simplifying conventions, the use of this method may not be permitted under existing Treasury regulations. Accordingly, Haynes and Boone, LLP is unable to opine on the validity of this method of allocating income and deductions between unitholders. If this method is not allowed under the Treasury regulations, or applies to only transfers of less than all of the unitholder’s interest, our taxable income or losses might be reallocated among the unitholders. We are authorized to revise our method of allocation between unitholders, as well as among unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury regulations.

A unitholder who owns units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss, and deductions attributable to that quarter but will not be entitled to receive that cash distribution.

Notification Requirements

A unitholder who sells any of his units, other than through a broker, generally is required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). We are required to notify the IRS of any such transfers of units and to furnish specified information to the transferor and transferee. Failure to notify us of a transfer of units may lead to the imposition of substantial penalties.

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Constructive Termination

We will be considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. A constructive termination results in the closing of our taxable year for all unitholders. The closing of our taxable year as a result of this rule may result in more than 12 months of our taxable income or loss being includable in the taxable income of unitholders for the year of termination. A constructive termination occurring on a date other than December 31 will result in our filing two U.S. federal income tax returns (and unitholders’ receiving two Schedule K-1s) for one fiscal year, and the cost of the preparation of these returns will be borne by all unitholders. We would be required to make new tax elections after a termination, including a new election under Section 754 of the Internal Revenue Code, and a termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Uniformity of Units

Because we cannot match transferors and transferees of units, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury regulation Section 1.167(c)-1(a)(6). Any non-uniformity could have a negative impact on the value of the units. Please read “—Tax Consequences of Unit Ownership—Section 754 Election.”

We intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized book-tax disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the common basis of that property, or treat that portion as nonamortizable, to the extent attributable to property the common basis of which is not amortizable, consistent with the Treasury regulations under Section 743 of the Internal Revenue Code. This method is consistent with the Treasury regulations applicable to property depreciable under the accelerated cost recovery system or the modified accelerated cost recovery system, which we expect will apply to substantially all, if not all, of our depreciable property. We also intend to use this method with respect to property that we own, if any, depreciable under Section 167 of the Internal Revenue Code, even though that position may be inconsistent with Treasury regulation Section 1.167(c)-1(a)(6). We do not expect Section 167 of the Internal Revenue Code to apply to a material portion, if any, of our assets. Please read “—Tax Consequences of Unit Ownership—Section 754 Election.” To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized book-tax disparity, we will apply the rules described in the Treasury regulations and legislative history. If we determine that this position cannot reasonably be taken, we may adopt a depreciation and amortization position under which all purchasers acquiring units in the same month would receive depreciation and amortization deductions, whether attributable to a common basis or Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our property. If we adopt this position, it may result in lower annual deductions than would otherwise be allowable to some unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. We will not adopt this position if we determine that the loss of depreciation and amortization deductions will have a material adverse effect on the unitholders. If we choose not to utilize this aggregate method, we may use any other reasonable depreciation and amortization method that would not have a material adverse effect on the unitholders to preserve the uniformity of the intrinsic tax characteristics of our units. Our counsel, Haynes and Boone, LLP, is unable to opine on the validity of any of these positions. The IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of units might be affected, and the gain from the sale of units might be increased without the benefit of additional deductions. Please read “—Disposition of Units—Recognition of Taxable Gain or Loss.

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Tax-Exempt Organizations and Other Investors

Ownership of units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations, and other foreign persons raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them.

Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to them.

A regulated investment company, or “mutual fund,” is required to derive at least 90% of its gross income from certain permitted sources. Income from the ownership of units in a “qualified publicly traded partnership” is generally treated as income from a permitted source. We expect that we will meet the definition of a qualified publicly traded partnership.

Non-resident aliens and foreign corporations, trusts, or estates that own units will be considered to be engaged in business in the United States because of the ownership of units. As a consequence they will be required to file U.S. federal tax returns to report their share of our income, gain, loss, or deduction and pay federal income tax at regular rates on their share of our net income or gain. Under rules applicable to publicly traded partnerships, we will withhold tax, at the highest effective applicable rate from cash distributions made quarterly to foreign unitholders. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8 BEN or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

In addition, because a foreign corporation that owns units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain, as adjusted for changes in the foreign corporation’s “U.S. net equity,” that is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, foreign corporations that hold units are subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

Under a ruling issued by the IRS, a foreign unitholder who sells or otherwise disposes of a unit will be subject to federal income tax on gain realized on the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the foreign unitholder. Apart from the ruling, a foreign unitholder will not be taxed or subject to withholding upon the sale or disposition of a unit if he has owned less than 5% in value of the units during the five-year period ending on the date of the disposition and if the units are regularly traded on an established securities market at the time of the sale or disposition.

Administrative Matters

Information Returns and Audit Procedures

We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss, and deductions for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss, and deductions.

We cannot assure you that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury regulations or administrative interpretations of the IRS. Neither we nor Haynes and Boone, LLP can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any such challenge by the IRS could negatively affect the value of the units.

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The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability and possibly may result in an audit of his own return. Any audit of a unitholder’s return could result in adjustments related to our returns and adjustments not related to our returns.

Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss, and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the “Tax Matters Partner” for these purposes. The partnership agreement appoints the General Partner as our Tax Matters Partner.

The Tax Matters Partner will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

Nominee Reporting

Persons who hold units as a nominee for another person are required to furnish to us: (1) the name, address, and taxpayer identification number of the beneficial owner and the nominee; (2) a statement regarding whether the beneficial owner is: a person that is not a U.S. person, a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, or a tax-exempt entity; (3) the amount and description of units held, acquired, or transferred for the beneficial owner; and (4) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1,500,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Accuracy-Related Penalties

An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Internal Revenue Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

For individuals, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000. The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return: (1) for which there is, or was, “substantial authority,” or (2) as to which there is a reasonable basis and the relevant facts of that position are disclosed on the return.

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If any item of income, gain, loss, or deduction included in the distributive share of unitholders could result in that kind of an “understatement” of income for which no “substantial authority” exists, we would be required to disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns to avoid liability for this penalty. More stringent rules would apply to an understatement of tax resulting from ownership of units if we were classified as a “tax shelter.”

A substantial valuation misstatement exists if (1) the value of any property, or the tax basis of any property, claimed on a tax return is 150% or more of the amount determined to be the correct amount of the valuation or tax basis; (2) the price for any property or services (or for the use of property) claimed on any such return with respect to any transaction between persons described in Internal Revenue Code Section 482 is 200% or more (or 50% or less) of the amount determined under Section 482 to be the correct amount of such price; or (3) the net Internal Revenue Code Section 482 transfer price adjustment for the taxable year exceeds the lesser of $5 million or 10% of the taxpayer’s gross receipts. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for a corporation other than an S Corporation or a personal holding company). The penalty is increased to 40% in the event of a gross valuation misstatement. We do not anticipate making any valuation misstatements.

Reportable Transactions

If we were to engage in a “reportable transaction,” we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses in excess of $2 million in any single taxable year or $4 million in any combination of taxable years. Our participation in a reportable transaction could increase the likelihood that our federal income tax information return (and possibly your tax return) is audited by the IRS. Please read “—Administrative Matters—Information Returns and Audit Procedures” above.

Moreover, if we were to participate in a listed transaction or a reportable transaction (other than a listed transaction) with a significant purpose to avoid or evade tax, you could be subject to the following provisions and/or limitations: accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at “—Administrative Matters—Accuracy-Related Penalties;” for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability; and in the case of a listed transaction, an extended statute of limitations.

We do not expect to engage in any reportable transactions.

State, Local and Other Tax Considerations

In addition to federal income taxes, you will be subject to other taxes, including state and local income taxes, unincorporated business taxes, and estate, inheritance, or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. We currently do business and own property in Texas, Louisiana, Oklahoma, Arkansas, New Mexico, Colorado, Kansas, Michigan, Ohio, West Virginia and Pennsylvania. We may also own property or do business in other states in the future. Although an analysis of the various taxes is not presented here, each prospective unitholder should consider their potential impact on his investment in us. You may not be required to file a return and pay taxes in some states because your income from that state falls below the filing and payment requirement. You will be required, however, to file state income tax returns and to pay state income taxes in many of the states in which we may do business or own property, and you may be subject to penalties for failure to comply with those requirements. In some states, tax losses may not produce a tax benefit in the year incurred and also may not be available to offset income in subsequent taxable years. Some of the states may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the state. Withholding, the amount of which

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may be greater or less than a particular unitholder’s income tax liability to the state, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld may be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read “—Tax Consequences of Unit Ownership —Entity-Level Collections.” Based on current law and our estimate of our future operations, we anticipate that any amounts required to be withheld will not be material.

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent states and localities, of his investment in us. Haynes and Boone, LLP has not rendered an opinion on the state, local, or foreign tax consequences of an investment in us. We strongly recommend that each prospective unitholder consult, and depend on, his own tax counsel or other advisor with regard to those matters. It is the responsibility of each unitholder to file all tax returns that may be required of him.

Recent Legislative Developments

Current law may change so as to cause us to be treated as a corporation for U.S. federal income tax purposes or otherwise subject us to entity-level taxation. For example, members of Congress have recently considered substantive changes to the existing federal income tax laws that could affect certain publicly traded partnerships. As previously proposed, we do not believe that such legislation would affect our tax treatment as a partnership. However, future legislation could be passed that may adversely impact us.

On February 13, 2012, the White House released President Obama’s budget proposal for the fiscal year 2013 (the “Budget Proposal”). Among the changes contained in the Budget Proposal is the elimination of certain key U.S. federal income tax preferences currently available to oil and gas exploration and production companies. These changes include, but are not limited to, (1) the repeal of the percentage depletion allowance for oil and gas properties; (2) the elimination of current deductions for intangible drilling and development costs; (3) the elimination of the deduction for certain U.S. production activities; (4) the repeal of the exception to the passive loss rules for working interests in oil and gas properties; and (5) an increase of the amortization period for geological and geophysical expenditures.

The passage of any legislation as a result of these proposals or any other similar changes in U.S. federal income tax laws could increase the amount of our taxable income allocable to you. We are unable to predict whether any of these changes, or other proposals, will ultimately be enacted. Any modifications to the federal income tax laws or interpretations thereof may or may not be applied retroactively. Any such changes could negatively impact the value of an investment in our common units.

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INVESTMENT IN US BY EMPLOYEE BENEFIT PLANS

The following is a summary of certain considerations associated with an investment in us by the following (each, a “Plan”): (i) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement annuities or accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Internal Revenue Code or other ERISA (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plans, accounts or arrangements.

This summary describes certain of these issues under ERISA and the Internal Revenue Code as currently in effect and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that may make the statements contained herein incorrect or incomplete. Moreover, no attempt is made in this summary to describe issues that may arise under federal, state or local laws that are not preempted by ERISA or the Internal Revenue Code. In addition, this summary does not discuss the laws of any country other than the United States.

General fiduciary matters

ERISA and the Internal Revenue Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Internal Revenue Code, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of the assets of a Plan, or who renders investment advice for a fee or other compensation to a Plan, is generally considered to be a fiduciary of the Plan.

In considering an investment in us of a portion of the assets of any Plan, a fiduciary should consider, among other things:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

•	whether in making the investment, the Plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

•

whether the investment will result in recognition of unrelated business taxable income by the Plan and, if so, the potential after-tax investment return. Please read “Material Tax Consequences — Tax-Exempt Organizations and Other Investors.”

In addition, the fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Internal Revenue Code or any Similar Law relating to a fiduciary’s duties to the Plan and whether it is a proper investment for the Plan.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit Plans from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of Section 4975 of the Internal Revenue Code) with respect to such Plans, unless an exemption is available. Such transactions are referred to as “prohibited transactions” and include, without limitation, (1) a direct or indirect extension of credit to or from a party in interest or disqualified person, (2) the sale or exchange of any property between a Plan and a party in interest or disqualified person, or (3) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any plan assets.

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A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code. In addition, the fiduciary of the Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Internal Revenue Code.

The investment in us by a Plan with respect to which we, the General Partner, EnerVest, or an affiliate of the foregoing is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Internal Revenue Code, unless the investment is acquired with an applicable statutory, class, or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the investment in us. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition to the class exemptions above, there is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code for prohibited transactions between a Plan and a person or entity that is a party in interest to such Plan solely by reason of providing services to the Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan involved in such transaction), provided that there is adequate consideration for the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Similar Laws governing the investment and management of the assets of governmental plans and other plans which are not subject to ERISA or the Internal Revenue Code may contain fiduciary and prohibited transaction requirements similar to those under Title I of ERISA and Section 4975 of the Internal Revenue Code. Accordingly, fiduciaries of such Plans, in consultation with their counsel, should consider the impact of their respective laws on investments in us and the considerations discussed above, to the extent applicable.

Because of the foregoing, any person investing “plan assets” of any Plan should not invest in us, unless (i) we, the General Partner, EnerVest, and all of our affiliates are not parties in interest or disqualified persons with respect to the Plan; or (ii) such investment will not constitute a non-exempt prohibited transaction under ERISA and the Internal Revenue Code or a similar violation of any applicable Similar Laws.

Plan assets

In addition to considering whether the investment in us is a prohibited transaction, a fiduciary of a Plan should consider whether the Plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Internal Revenue Code.

Fiduciary responsibilities generally apply with respect to the assets of a Plan covered by ERISA, as well as any entity whose assets include such Plan’s assets, and prohibited transaction restrictions generally apply with respect to the assets of a Plan covered by ERISA and/or the Code, as well as any entity whose assets include such Plan’s assets. The U.S. Department of Labor’s regulations promulgated under ERISA at 29 C.F.R. Section 2510.3-101, et seq., as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), identify a Plan’s assets when a Plan invests in an entity. Under the Plan Assets Regulation, if a Plan invests in us, unless an exception applies, the Plan’s assets will include its interest in us and will also include our underlying assets (i.e., our assets would constitute “plan assets”). For purposes of the Plan Assets Regulation, the term “Plan” is limited to (i) any employee benefit plan subject to Title I, Part 4 of ERISA, (ii) a plan described in Section 4975(e) of the Internal Revenue Code, other than a governmental plan and certain church plans, and (iii) any other entity whose underlying assets constitute “plan assets” by virtue of investments in such entity by the foregoing employee benefit plans or plans.

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There are four exceptions to the rule treating an entity’s underlying assets as assets of a Plan investor. Under the Plan Assets Regulation, an entity’s assets would not be considered to be “plan assets” if, among other things:

•

the equity interests acquired by Plans are publicly offered securities—i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

•	the equity interests acquired by Plans are registered under the Investment Company Act of 1940;

•

the entity is an “operating company” (including a “venture capital operating company”)—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

•

there is not “significant” investment by Plans, which is defined to mean that, immediately after the most recent acquisition of any equity interest, less than 25% of the value of each class of equity interest in the entity is held by Plans.

Because our common units should constitute publicly offered securities, we believe our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Representation

By investing in us, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee constitutes assets of any Plan; (ii) we, the General Partner, EnerVest, and all of our affiliates are not parties in interest or disqualified persons with respect to the Plan(s) under ERISA, the Internal Revenue Code, or applicable Similar Laws; or (iii) the investment in us by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be comprehensive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering investing in us on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Internal Revenue Code and any Similar Laws to such investment.

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PLAN OF DISTRIBUTION

Under this prospectus, we intend to offer our securities to the public:

•	through one or more broker-dealers;

•	through underwriters; or

•	directly to investors.

We will fix a price or prices of our securities at:

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices; or

•	negotiated prices.

We may change the price of the securities offered from time to time.

We will pay or allow distributors’ or sellers’ commissions that will not exceed those customary in the types of transactions involved. Broker-dealers may act as agent or may purchase securities as principal and thereafter resell the securities from time to time:

•	in or through one or more transactions (which may involve crosses and block transactions) or distributions;

•	on The NASDAQ Global Select Market;

•	in the over-the-counter market; or

•	in private transactions.

Broker-dealers or underwriters may receive compensation in the form of underwriting discounts or commissions and may receive commissions from purchasers of the securities for whom they may act as agents. If any broker-dealer purchases the securities as principal, it may effect resales of the securities from time to time to or through other broker-dealers, and other broker-dealers may receive compensation in the form of concessions or commissions from the purchasers of securities for whom they may act as agents.

To the extent required, the names of the specific managing underwriter or underwriters, if any, as well as other important information, will be set forth in prospectus supplements. In that event, the discounts and commissions we will allow or pay to the underwriters, if any, and the discounts and commissions the underwriters may allow or pay to dealers or agents, if any, will be set forth in, or may be calculated from, the prospectus supplements. Any underwriters, brokers, dealers and agents who participate in any sale of the securities may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses. We may indemnify underwriters, brokers, dealers and agents against specific liabilities, including liabilities under the Securities Act.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

In connection with offerings under this shelf registration and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate

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members or other brokers or dealers for distribution the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

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LEGAL MATTERS

The validity of the common units offered hereby has been passed upon for us by Haynes and Boone, LLP, Houston, Texas.

EXPERTS

Information about our estimated net proved reserves as of December 31, 2011 and the future net cash flows attributable to these reserves was prepared by Cawley, Gillespie & Associates, Inc., an independent petroleum and geological engineering firm and are included herein in reliance upon their authority as experts in reserves and present values.

The consolidated financial statements incorporated in this prospectus by reference from EV Energy Partners, L.P.’s Annual Report on Form 10-K, and the effectiveness of EV Energy Partners, L.P. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report (1) expresses an unqualified opinion on the financial statements and includes an explanatory paragraph relating to accounting changes during 2009 for oil and natural gas reserves and disclosures and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited historical statement of revenues and direct operating expenses of the Barnett Shale Properties, as defined in the purchase and sale agreement dated November 2, 2011 between Encana Oil & Gas (USA) Inc. and EV Properties, L.P. along with certain institutional partnerships managed by EnerVest, Ltd., is included in Exhibit 99.1 of EV Energy Partners, L.P.’s Current Report on Form 8-K/A dated February 9, 2012 and has been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read these SEC filings, and this registration statement, over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Unless specifically listed under “Incorporation by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

Our home page is located at www.evenergypartners.com. Our annual reports on Form 10-K, our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available free of charge through our web site as soon as reasonably practicable after those reports or filings are electronically filed or furnished to the SEC. Information on our web site or any other web site is not incorporated by reference in this prospectus and does not constitute a part of this prospectus. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the cover page of this prospectus or any supplement. Our business, financial condition, results of operations and prospectus may have changed since that date.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information in those documents that is deemed by the rules of the SEC to be furnished not filed, until we close this offering:

•	our annual report on Form 10-K for the year ended December 31, 2011; and

•	our current reports on Forms 8-K and 8-K/A, as filed with the SEC on February 9, 2012 (Form 8-K and 8-K/A) and February 15, 2012.

•

our Registration Statement on Form 8-A12B (No. 001-33024) filed on September 15, 2006 as amended by Amendment No. 1 to our Registration Statement on Form 8-A12B/A (No. 001-33024) filed on September 20, 2006.

You may obtain copies of any of these filings by contacting us at the address and phone number indicated below or by contacting the SEC as described above in “Where You Can Find More Information.” Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the internet at:

EV Energy Partners, L.P.

1001 Fannin Street, Suite 800

Houston, Texas 77002

(713) 651-1144

Attn: Investor Relations

Internet Website: www.evenergypartners.com

The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

71

EV Energy Partners, L.P.

EV Energy Finance Corp.

Common Units

Debt Securities

PROSPECTUS

March 8, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses expected to be incurred by us in connection with the offering described in this registration statement. All amounts are estimates except the registration and filing fees.

Expenses	Amount
Securities and Exchange Commission registration fee	$	*
Printing and engraving expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**

Total	$	**

*	The registrant is deferring payment on the registration fee in reliance of Rule 456(b) and 457(r).
**	These fees are calculated based on the number of issuances and amount of securities afforded, and cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

As discussed in our partnership agreement, we will generally indemnify officers, directors and EnerVest to the fullest extent permitted by the law against all losses, claims, damages or similar events. Our partnership agreement is incorporated herein by this reference. Subject to any terms, conditions or restrictions set forth in our partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Item 16.	Exhibits

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated by reference herein.

Item 17.	Undertakings

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to the information in this registration statement;

provided, however, that paragraphs A(l)(a) and A(l)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each of the post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the

Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against any liability (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

D. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 8, 2012.

EV Energy Partners, L.P.
(Registrant)
By:	EV Energy GP, L.P., its general partner
By:	EV Management, LLC, its general partner

By:	/s/ Michael E. Mercer
Michael E. Mercer
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael E. Mercer and Mark A. Houser, each with full power to act alone, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, including, without limitation, additional registration statements filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully and to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title with EV Management, LLC	Date

/s/ John B. Walker John B. Walker	Executive Chairman	March 8, 2012

/s/ Mark A. Houser Mark A. Houser	President, Chief Executive Officer and Director (principal executive officer)	March 8, 2012

/s/ Michael E. Mercer Michael E. Mercer	Senior Vice President and Chief Financial Officer (principal financial officer)	March 8, 2012

/s/ Frederick Dwyer Frederick Dwyer	Chief Accounting Officer (principal accounting officer)	March 8, 2012

/s/ Victor Burk Victor Burk	Director	March 8, 2012

/s/ James R. Larson James R. Larson	Director	March 8, 2012

/s/ George Lindahl, III George Lindahl, III	Director	March 8, 2012

/s/ Gary R. Petersen Gary R. Petersen	Director	March 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 8, 2012.

EV Energy Finance Corp.
(Registrant)

By:	/s/ Michael E. Mercer
Michael E. Mercer
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael E. Mercer and Mark A. Houser, each with full power to act alone, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, including, without limitation, additional registration statements filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully and to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title with EV Energy Finance Corp.	Date
/s/ John B. Walker John B. Walker	Executive Chairman	March 8, 2012

/s/ Mark A. Houser Mark A. Houser	President, Chief Executive Officer and Director (principal executive officer)	March 8, 2012

/s/ Michael E. Mercer Michael E. Mercer	Senior Vice President, Chief Financial Officer and Director (principal financial officer)	March 8, 2012

/s/ Frederick Dwyer Frederick Dwyer	Chief Accounting Officer (principal accounting officer)	March 8, 2012

/s/ Ronald J. Gajdica Ronald J. Gajdica	Director	March 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 8, 2012.

EV Properties GP, LLC
(Registrant)

By:	/s/ Michael E. Mercer
Michael E. Mercer
Senior Vice President and Chief Financial Officer

EV Properties, L.P.
(Registrant)
By: EV Properties GP, LLC, its general partner

By:	/s/ Michael E. Mercer
Michael E. Mercer
Senior Vice President and Chief Financial Officer

EVPP GP, LLC
(Registrant)

By:	/s/ Michael E. Mercer
Michael E. Mercer
Senior Vice President and Chief Financial Officer

EnerVest-Cargas, Ltd.
EnerVest Production Partners, Ltd.
EnerVest Monroe Gathering, Ltd.
EnerVest Monroe Marketing, Ltd.
(Registrant)
By: EVPP GP, LLC, its general partner

By:	/s/ Michael E. Mercer
Michael E. Mercer
Senior Vice President and Chief Financial Officer

EVCG GP, LLC
(Registrant)

By:	/s/ Michael E. Mercer
Michael E. Mercer
Senior Vice President and Chief Financial Officer

CGAS Properties, L.P.
(Registrant)
By:	EVCG GP, LLC, its general partner

By:	/s/ Michael E. Mercer
Michael E. Mercer
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael E. Mercer and Mark A. Houser, each with full power to act alone, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, including, without limitation, additional registration statements filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully and to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title with EV Properties GP, LLC, EVPP GP, LLC and EVCG GP, LLC	Date

/s/ John B. Walker John B. Walker	Executive Chairman	March 8, 2012

/s/ Mark A. Houser Mark A. Houser	President, Chief Executive Officer and Director (principal executive officer)	March 8, 2012

/s/ Michael E. Mercer Michael E. Mercer	Senior Vice President and Chief Financial Officer (principal financial officer)	March 8, 2012

/s/ Frederick Dwyer Frederick Dwyer	Chief Accounting Officer (principal accounting officer)	March 8, 2012

/s/ Ronald J. Gajdica Ronald J. Gajdica	Director	March 8, 2012

EXHIBIT INDEX

Exhibit Number	Description Of Exhibit

1.1**	Form of Underwriting Agreement

1.2**	Form of Purchase Agreement

1.3	Underwriting Agreement dated as of February 10, 2012, among EV Energy Partners, L.P., EV Energy GP, L.P., EV Management, LLC, EV Properties, L.P., EV Properties GP, LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC as representatives of the several underwriters named therein (incorporated by reference from Exhibit 1.1 to EV Energy Partners, L.P.’s current report on Form 8–K filed with the SEC on February 15, 2011)

1.4	Underwriting Agreement, dated March 4, 2011, by and among EV Energy Partners, L.P., EV Energy GP, L.P., EV Management, LLC, EV Properties, L.P., EV Properties GP, LLC, RBC Capital Markets, LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Raymond James & Associates Inc., and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (incorporated by reference from Exhibit 1.1 to EV Energy Partners, L.P.’s current report on Form 8–K filed with the SEC on March 10, 2011).

1.5	Purchase Agreement, dated March 17, 2011, by and among EV Energy Partners, L.P., EV Energy Finance Corp., the Guarantors named therein and the representatives of the Initial Purchasers named therein (incorporated by reference from Exhibit 1.1 to EV Energy Partners, L.P.’s current report on Form 8–K filed with the SEC on March 22, 2011).

3.1	Certificate of Incorporation of EV Energy Finance Corp. (Incorporated by reference from Exhibit 3.1 to EV Energy Partners, L.P.’s registration statement on Form S-3 filed with the SEC on October 1, 2007).

3.2	Bylaws of Regency Finance Corp. (Incorporated by reference from Exhibit 3.2 to EV Energy Partners, L.P.’s registration statement on Form S-3 filed with the SEC on October 1, 2007).

3.3	First Amended and Restated Partnership Agreement EV Energy Partners, L.P. (Incorporated by reference from Exhibit 3.1 to EV Energy Partners, L.P.’s current report on Form 8-K filed with the SEC on October 5, 2006).

3.4	First Amended and Restated Partnership Agreement of EV Energy GP, L.P. (Incorporated by reference from Exhibit 3.2 to EV Energy Partners, L.P.’s current report on Form 8-K filed with the SEC on October 5, 2006).

3.5	Amended and Restated Limited Liability Company Agreement of EV Management, LLC. (Incorporated by reference from Exhibit 3.3 to EV Energy Partners, L.P.’s current report on Form 8-K filed with the SEC on October 5, 2006).

3.6	First Amendment dated April 15, 2008 to First Amended and Restated Partnership Agreement of EV Energy Partners, L.P., effective as of January 1, 2007 (Incorporated by reference from Exhibit 3.1 to EV Energy Partners, L.P.’s current report on Form 8-K filed with the SEC on April 18, 2008).

4.1	Form of Senior Indenture (Incorporated by reference from Exhibit 4.1 to EV Energy Partners, L.P.’s registration statement on Form S-3 filed with the SEC on October 1, 2007).

4.2	Form of Subordinated Indenture (Incorporated by reference from Exhibit 4.2 to EV Energy Partners, L.P.’s registration statement on Form S-3 filed with the SEC on October 1, 2007).

4.3	Indenture, dated March 22, 2011, by and among EV Energy Partners, L.P., EV Energy Finance Corp., the Guarantors named therein and U.S. National Bank Association, as trustee (incorporated by reference from Exhibit 4.1 to EV Energy Partners L.P.’s current report on Form 8–K filed with the SEC on March 22, 2011).

4.4	Registration Rights Agreement, dated March 22, 2011, by and among EV Energy Partners, L.P., EV Energy Finance Corp., the Guarantors named therein and the representatives of the Initial Purchasers named therein (incorporated by reference from Exhibit 4.2 to EV Energy Partners L.P.’s current report on Form 8–K filed with the SEC on March 22, 2011).

5.1†	Opinion of Haynes and Boone, LLP as to the legality of the securities being registered.

8.1†	Opinion of Haynes and Boone, LLP as to tax matters.

10.1	Omnibus Agreement, dated September 29, 2006, by and among EnerVest Management Partners, Ltd., EV Management, LLC, EV Energy GP, L.P., EV Energy Partners, L.P., and EV Properties, L.P. (Incorporated by reference from Exhibit 10.1 to EV Energy Partners, L.P.’s current report on Form 8-K filed with the SEC on October 5, 2006).

10.2	Contract Operating Agreement, dated September 29, 2006, by and among EnerVest Operating, L.L.C. and EnerVest Production Partners, L.P. (Incorporated by reference from Exhibit 10.2 to EV Energy Partners, L.P.’s current report on Form 8-K filed with the SEC on October 5, 2006).

10.3	Contract Operating Agreement, dated September 29, 2006, by and among EnerVest Operating, L.L.C. and CGAS Properties, L.P. (Incorporated by reference from Exhibit 10.3 to EV Energy Partners, L.P.’s current report on Form 8-K filed with the SEC on October 5, 2006).

10.4	EV Energy Partners, L.P. Long-Term Incentive Plan (Incorporated by reference from Exhibit 10.4 to EV Energy Partners, L.P.’s current report on Form 8-K filed with the SEC on October 5, 2006).

10.5	Employment Agreement, dated October 1, 2006, by and between EV Management, LLC and Michael E. Mercer. (Incorporated by reference from Exhibit 10.7 to EV Energy Partners, L.P.’s current report on Form 8-K filed with the SEC on October 5, 2006).

10.6	Omnibus Agreement Extension, dated December 20, 2011, by and between EnerVest, Ltd. and EV Energy GP, L.P. (Incorporated by reference from Exhibit 10.1 to EV Energy Partners, L.P.’s current report on Form 8-K filed with the SEC on December 20, 2011).

10.7	Form of EV Energy Partners, L.P. Incentive Unit Agreements (Incorporated by reference from Exhibit 10.1 to EV Energy Partners, L.P.’s current report on Form 8-K filed with the SEC on March 18, 2009).

10.8	Purchase and Sale Agreement by and between Range Resources-Appalachia, LLC and EnerVest Institutional Fund XI-A, L.P., EnerVest Institutional Fund XI-WI, L.P., CGAS Properties, L.P. and EnerVest Operating, L.L.C. dated February 5, 2010 (Incorporated by reference from Exhibit 2.1 to EV Energy Partners L.P.’s current report on Form 8-K filed with the SEC on February 8, 2010).

10.9	Purchase and Sale Agreement by and between Petrohawk Properties, LP, KCS Resources, LLC and Hawk Field Services, LLC and EV Properties, L.P. dated August 9, 2010 (Incorporated by reference from Exhibit 2.1 to EV Energy Partners L.P.’s current report on Form 8-K filed with the SEC on August 10, 2010).

10.10	Purchase and Sale Agreement by and between Talon Oil & Gas LLC and EnerVest Energy Institutional Fund XI-A, L.P., EnerVest Energy Institutional Fund XI-WI, L.P., EnerVest Energy Institutional Fund XII-A, L.P., EnerVest Energy Institutional Fund XII-WIB, L.P., EnerVest Energy Institutional Fund XII-WIC, L.P., EnerVest Holding, L.P. and EV Properties, L.P. dated October 25 (Incorporated by reference from Exhibit 2.1 to EV Energy Partners L.P.’s current report on Form 8-K filed with the SEC on October 29, 2010).

10.11	Second Amended and Restated Credit Agreement, dated April 26, 2011, by and among EV Energy Partners, L.P., EV Properties, L.P. and JPMorgan Chase Bank, N.A., as Administrative Agent for the lenders named therein (Incorporated by reference from Exhibit 10.1 to EV Energy Partners, L.P.’s current report on Form 8-K filed with the SEC on April 29, 2011).

10.12	First Amendment to Second Amended and Restated Credit Agreement, dated December 21, 2011 by and among EV Properties, L.P., the Guarantors named therein and JPMorganChase Bank, N.A., as Administrative Agent for the lenders named therein (Incorporated by reference from Exhibit 10.1 to EV Energy Partners, L.P.’s current report on Form 8-K filed with the SEC on December 27, 2011).

10.13	Purchase Agreement by and between Encana Oil & Gas (USA) Inc., as Seller, and EnerVest Energy Institutional Fund XII–A, L.P., EnerVest Energy Institutional Fund XII–WIB, L.P., EnerVest Energy Institutional Fund XII–WIC, L.P., EnerVest Holding, L.P. and EV Properties, L.P., collectively as Buyer, dated November 2, 2011 (Incorporated by reference from Exhibit 2.1 to EV Energy Partners, L.P.’s current report on Form 8-K filed with the SEC on February 9, 2012).

10.14	First Amendment to Purchase Agreement, dated December 20, 2011 (Incorporated by reference from Exhibit 2.1 to EV Energy Partners, L.P.’s current report on Form 8-K filed with the SEC on February 9, 2012).

12.1†	Computation of Ratio of Earnings to Fixed Charges.

23.1†	Consent of Cawley, Gillespie & Associates, Inc.

23.2†	Consent of Deloitte & Touche LLP

23.3†	Consent of PricewaterhouseCoopers LLP

23.4†	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1)

23.5†	Consent of Haynes and Boone, LLP (contained in Exhibit 8.1)

24.1	Powers of Attorney (contained on signature pages)

25.1†	Statement of Eligibility and Qualification on Form T-1 of Trustee.

25.2**	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture.

25.3**	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture.

99.1	Cawley, Gillespie & Associates, Inc. 2011 Reserve Report (Incorporated by reference from Exhibit 99.2 to EV Energy Partners, L.P.’s current report on Form 8-K filed with the SEC on February 9, 2012).

†	Filed herewith
**	To be filed as an exhibit to a current report on Form 8-K in connection with a specific offering.